      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 1999


                                                      REGISTRATION NO. 333-75139

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                     INTEGRATED ELECTRICAL SERVICES, INC.*
             (Exact name of Registrant as specified in its charter)

              DELAWARE                               1731                              76-0542208
  (State or other jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)        Classification Code Number)             Identification Number)

                             ---------------------

                       515 POST OAK BOULEVARD, SUITE 450
                              HOUSTON, TEXAS 77027
                                 (713) 860-1500
              (Address, including zip code, and telephone number,
       including area code, of Registrant's Principal Executive Offices)
                             ---------------------

                                JOHN F. WOMBWELL
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       515 POST OAK BOULEVARD, SUITE 450
                              HOUSTON, TEXAS 77027
                                 (713) 860-1500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                                DAVID P. OELMAN
                             ANDREWS & KURTH L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200
                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


    If this Form is a post-effective Amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

* The domestic subsidiaries of Integrated Electrical Services, Inc. will guarantee the securities being registered hereby and therefore are also registrants. Information about such additional registrants appears on the following pages.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             ADDITIONAL REGISTRANTS

                               ACE ELECTRIC, INC.
             (Exact name of registrant as specified in its charter)

            GEORGIA                          1731                         58-1233590
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                       ALADDIN-WARD ELECTRIC & AIR, INC.
             (Exact name of registrant as specified in its charter)

            FLORIDA                          1731                         59-2137098
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                              AMBER ELECTRIC, INC.
             (Exact name of registrant as specified in its charter)

            FLORIDA                          1731                         59-1888807
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                           ARC ELECTRIC, INCORPORATED
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         76-0581695
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                            BACHOFNER ELECTRIC, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         76-0593514
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                          BEXAR ELECTRIC COMPANY, LTD.
             (Exact name of registrant as specified in its charter)

             TEXAS                           1731                         74-2767532
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                        BRINK ELECTRIC CONSTRUCTION CO.
             (Exact name of registrant as specified in its charter)

         SOUTH DAKOTA                        1731                         46-0322078
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                                  BW/BEC, INC.
             (Exact name of registrant as specified in its charter)

             TEXAS                           1731                         74-2835288
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                                 BW/BEC, L.L.C.
             (Exact name of registrant as specified in its charter)

            NEVADA                           1731                         86-0873929
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                                  BW/CEC, INC.
             (Exact name of registrant as specified in its charter)

             TEXAS                           1731                         74-2835289
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                                 BW/CEC, L.L.C.
             (Exact name of registrant as specified in its charter)

            NEVADA                           1731                         86-0873928
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                             BW CONSOLIDATED, INC.
             (Exact name of registrant as specified in its charter)

            NEVADA                           1731                         74-1769791
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                         CALHOUN ELECTRIC COMPANY, LTD.
             (Exact name of registrant as specified in its charter)

             TEXAS                           1731                         74-2835450
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------


                      CANOVA ELECTRICAL CONTRACTING, INC.


             (Exact name of registrant as specified in its charter)



           DELAWARE                          1731                         74-2913069
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)


                             ---------------------


                             CARROLL ACQUISITION LP

             (Exact name of registrant as specified in its charter)


             TEXAS                           1731                         76-0601730
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)


                             ---------------------


                              CARROLL HOLDINGS LLC

             (Exact name of registrant as specified in its charter)


            ARIZONA                          1731
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)


                             ---------------------


                             CARROLL MANAGEMENT LLC

             (Exact name of registrant as specified in its charter)


            ARIZONA                          1731
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)


                             ---------------------


                             CARROLL SYSTEMS, INC.

             (Exact name of registrant as specified in its charter)


           DELAWARE                          1731                          76-059783
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)


                             ---------------------

                           CHARLES P. BAGBY CO., INC.
             (Exact name of registrant as specified in its charter)

            ALABAMA                          1731                         63-0751092
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                    COMMERCIAL ELECTRICAL CONTRACTORS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         76-0587343
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                      CYPRESS ELECTRICAL CONTRACTORS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         72-1028256
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                   DANIEL ELECTRICAL OF TREASURE COAST, INC.
             (Exact name of registrant as specified in its charter)

            FLORIDA                          1731                         65-0548129
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                      DANIEL ELECTRICAL CONTRACTORS, INC.
             (Exact name of registrant as specified in its charter)

            FLORIDA                          1731                         59-2622624
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                      DAVIS ELECTRICAL CONSTRUCTORS, INC.
             (Exact name of registrant as specified in its charter)

        SOUTH CAROLINA                       1731                         57-0474303
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                            EAST COAST ELECTRIC CO.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         76-0588022
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                               ELECTRO-TECH, INC.
             (Exact name of registrant as specified in its charter)

            NEVADA                           1731                         88-0200302
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                       FLORIDA INDUSTRIAL ELECTRIC, INC.
             (Exact name of registrant as specified in its charter)

            FLORIDA                          1731                         59-03508913
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                             GENERAL PARTNER, INC.
             (Exact name of registrant as specified in its charter)

            ALABAMA                          1731                         63-1080687
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                          GOSS ELECTRIC COMPANY, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         76-0581878
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                            HATFIELD ELECTRIC, INC.
             (Exact name of registrant as specified in its charter)

            ARIZONA                          1731                         86-0565738
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                            HAYMAKER ELECTRIC, LTD.
             (Exact name of registrant as specified in its charter)

            ALABAMA                          1731                         63-1044169
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                        HOLLAND ELECTRICAL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         76-0576826
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                        HOUSTON-STAFFORD ELECTRIC, INC.
             (Exact name of registrant as specified in its charter)

             TEXAS                           1731                         74-1774028
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                   HOUSTON-STAFFORD ELECTRICAL CONTRACTORS LP
             (Exact name of registrant as specified in its charter)

             TEXAS                           1731                         52-2095983
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                         HOUSTON-STAFFORD HOLDINGS LLC
             (Exact name of registrant as specified in its charter)

            ARIZONA                          1731                         52-2097492
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                        HOUSTON-STAFFORD MANAGEMENT LLC
             (Exact name of registrant as specified in its charter)

            ARIZONA                          1731                         52-2095981
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                       HOWARD BROTHERS ELECTRIC CO., INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         76-0570227
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                               H. R. ALLEN, INC.
             (Exact name of registrant as specified in its charter)

        SOUTH CAROLINA                       1731                         57-0695117
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                                ICS HOLDINGS LLC
             (Exact name of registrant as specified in its charter)

            ARIZONA                          1731                         52-2097490
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                               ICS MANAGEMENT LLC
             (Exact name of registrant as specified in its charter)

            ARIZONA                          1731                         52-2114906
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                    ICS INTEGRATED COMMUNICATION SERVICES LP
             (Exact name of registrant as specified in its charter)

             TEXAS                           1731                         52-2114914
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                          IES CONTRACTORS HOLDINGS LLC
             (Exact name of registrant as specified in its charter)

            ARIZONA                          1731                         52-2131430
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                               IES CONTRACTORS LP
             (Exact name of registrant as specified in its charter)

             TEXAS                           1731                         52-2129299
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                         IES CONTRACTORS MANAGEMENT LLC
             (Exact name of registrant as specified in its charter)

            ARIZONA                          1731                         52-2129827
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                                IES HOLDINGS LLC
             (Exact name of registrant as specified in its charter)

            ARIZONA                          1731                         52-2097490
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                               IES MANAGEMENT LP
             (Exact name of registrant as specified in its charter)

             TEXAS                           1731                         76-0569183
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                    INTEGRATED COMMUNICATION SERVICES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         52-2110684
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                      INTEGRATED ELECTRICAL FINANCE, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         76-0559059
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                      INTELLIGENT BUILDING SOLUTIONS, INC.

             (Exact name of registrant as specified in its charter)


           DELAWARE                          1731                         74-2910189
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)


                             ---------------------

                          J.W. GRAY ELECTRIC CO., INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         76-0573295
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                      J.W. GRAY ELECTRICAL CONTRACTORS LP
             (Exact name of registrant as specified in its charter)

             TEXAS                           1731                         52-2097983
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                            J. W. GRAY HOLDINGS LLC
             (Exact name of registrant as specified in its charter)

            ARIZONA                          1731                         52-2097988
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                           J. W. GRAY MANAGEMENT LLC
             (Exact name of registrant as specified in its charter)

            ARIZONA                          1731                         52-2097977
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                             KAYTON ELECTRIC, INC.
             (Exact name of registrant as specified in its charter)

           NEBRASKA                          1731                         47-0623159
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                          KEY ELECTRICAL SUPPLY, INC.
             (Exact name of registrant as specified in its charter)

             TEXAS                           5063                         76-0285442
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------


                                 LINEMEN, INC.

             (Exact name of registrant as specified in its charter)


           DELAWARE                          1731                         74-2912738
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)


                             ---------------------

                          MARK HENDERSON, INCORPORATED
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         76-0576830
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                            MENNINGA ELECTRIC, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         76-0575872
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                       MID-STATES ELECTRIC COMPANY, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         62-1746956
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                       MILLS ELECTRICAL CONTRACTORS, INC.
             (Exact name of registrant as specified in its charter)

             TEXAS                           1731                         75-1394916
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                         MILLS ELECTRICAL HOLDINGS LLC
             (Exact name of registrant as specified in its charter)

            ARIZONA                          1731                         52-2097491
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                               MILLS ELECTRIC LP
             (Exact name of registrant as specified in its charter)

             TEXAS                           1731                         52-2095984
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                              MILLS MANAGEMENT LLC
             (Exact name of registrant as specified in its charter)

            ARIZONA                          1731                         52-2095982
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                              MUTH ELECTRIC, INC.
             (Exact name of registrant as specified in its charter)

         SOUTH DAKOTA                        1731                         46-0324448
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                         PAULIN ELECTRIC COMPANY, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         61-0608088
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                                PCX CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                          3629                         74-2905706
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                             POLLOCK ELECTRIC INC.
             (Exact name of registrant as specified in its charter)

             TEXAS                           1731                         76-0078839
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                           POLLOCK SUMMIT ELECTRIC LP
             (Exact name of registrant as specified in its charter)

             TEXAS                           1731                         76-0569180
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                          POLLOCK SUMMIT HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

            ARIZONA                          1731                         52-2097493
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------


                             PRIMO ELECTRIC COMPANY

             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         74-2902099
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------


                      PUTZEL ELECTRICAL CONTRACTORS, INC.

             (Exact name of registrant as specified in its charter)


           DELAWARE                          1731
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)


                             ---------------------

                           RAINES ELECTRIC CO., INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         76-0581935
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                               RAINES ELECTRIC LP
             (Exact name of registrant as specified in its charter)

             TEXAS                           1731                         52-2132532
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                              RAINES HOLDINGS LLC
             (Exact name of registrant as specified in its charter)

            ARIZONA                          1731                         52-2132528
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                             RAINES MANAGEMENT LLC
             (Exact name of registrant as specified in its charter)

            ARIZONA                          1731                         52-2132530
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                            REYNOLDS ELECTRIC CORP.
             (Exact name of registrant as specified in its charter)

            ARIZONA                          1731                         86-0300869
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                               RKT ELECTRIC, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         76-0585981
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                            ROCKWELL ELECTRIC, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         76-0593890
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                         RODGERS ELECTRIC COMPANY, INC.
             (Exact name of registrant as specified in its charter)

          WASHINGTON                         1731                         91-1004905
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                                 SPECTROL, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         76-0576823
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                              SPOOR ELECTRIC, INC.
             (Exact name of registrant as specified in its charter)

            FLORIDA                          1731                         74-2899568
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                     SUMMIT ELECTRIC OF TEXAS, INCORPORATED
             (Exact name of registrant as specified in its charter)

             TEXAS                           1731                         76-0214796
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------


                           TECH DATACOM SYSTEMS, INC.


             (Exact name of registrant as specified in its charter)



        NORTH CAROLINA                       1731                         56-1772447
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)


                             ---------------------

                            TECH ELECTRIC CO., INC.


             (Exact name of registrant as specified in its charter)



           DELAWARE                          1731                         74-2912739
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)


                             ---------------------


                         TEKNON ACQUISITION CORPORATION


             (Exact name of registrant as specified in its charter)



           DELAWARE                          1731                         74-2908855
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)


                             ---------------------


                              TEKNON HOLDINGS LLC


             (Exact name of registrant as specified in its charter)



            ARIZONA                          1731                         74-2912606
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)


                             ---------------------


                             TEKNON MANAGEMENT LLC


             (Exact name of registrant as specified in its charter)



            ARIZONA                          1731                         76-0598648
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)


                             ---------------------


                               TEKNON OF TEXAS LP


             (Exact name of registrant as specified in its charter)



             TEXAS                           1731                         52-2151804
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)


                             ---------------------


                          TESLA POWER & AUTOMATION, LP


             (Exact name of registrant as specified in its charter)



             TEXAS                           1731                         76-0592351
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)


                             ---------------------

                              TESLA POWER GP, INC.


             (Exact name of registrant as specified in its charter)



             TEXAS                           1731
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)


                             ---------------------


                           TESLA POWER (NEVADA), INC.


             (Exact name of registrant as specified in its charter)



            NEVADA                           1731
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)


                             ---------------------


                           TESLA POWER PROPERTIES, LP


             (Exact name of registrant as specified in its charter)



             TEXAS                           1731                         76-0592352
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)


                             ---------------------

                           T&H ELECTRICAL CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         76-0583746
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                             THOMAS POPP & COMPANY
             (Exact name of registrant as specified in its charter)

             OHIO                            1731                         31-1112666
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                        THURMAN & O'CONNELL CORPORATION
             (Exact name of registrant as specified in its charter)

           KENTUCKY                          1731                         61-1145474
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

                      WRIGHT ELECTRICAL CONTRACTING, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          1731                         63-1203022
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number          Identification No.)

                             ---------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SEC. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                   SUBJECT TO COMPLETION, DATED MAY   , 1999


                                   PROSPECTUS

                                   [IES LOGO]

                               OFFER TO EXCHANGE
           $1,000 PRINCIPAL AMOUNT OF 9 3/8% SERIES B NOTES DUE 2009

                  FOR EACH $1,000 PRINCIPAL AMOUNT OF EXISTING

                         9 3/8% SERIES A NOTES DUE 2009
                 ($150,000,000 IN PRINCIPAL AMOUNT OUTSTANDING)

                               THE EXCHANGE OFFER


- Expires 5:00 p.m., New York City time, June 28, 1999, unless extended.



- Subject to customary conditions, which we may waive, the exchange offer is not conditioned upon a minimum aggregate principal amount of existing notes being tendered.



- All existing notes validly tendered and not withdrawn will be exchanged.



- The exchange offer is not subject to any condition other than that it not violate applicable laws or any applicable interpretation of the staff of the SEC.


                               THE EXCHANGE NOTES


- The terms of the exchange notes to be issued in the exchange offer are substantially identical to the existing notes, except that we have registered the exchange notes with the SEC. In addition, the exchange notes will not be subject to the transfer restrictions the existing notes are subject to, and provisions relating to an increase in the stated interest rate on the existing notes will be eliminated.



- The exchange notes will be senior subordinated obligations of Integrated Electrical Services, Inc. They are subordinate to our senior debt. As of March 31, 1999, we had senior debt outstanding of approximately $2.1 million.



- Interest on the exchange notes will accrue from January 28, 1999 at the rate of 9 3/8% per year, payable semi-annually in arrears on each February 1 and August 1, beginning August 1, 1999.



- The exchange notes will be fully guaranteed by our guarantor subsidiaries.

                             ---------------------


     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 11 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

                             ---------------------


     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

           THE DATE OF THIS PROSPECTUS IS                     , 1999.

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                               TABLE OF CONTENTS


                                                               PAGE
                                                               ----
Summary.....................................................     2
Risk Factors................................................    12
Where You Can Find More Information.........................    18
Incorporation of Certain Documents by Reference.............    19
The Exchange Offer..........................................    20
Use of Proceeds.............................................    30
Capitalization..............................................    30
Selected Financial Data.....................................    31
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................    32
Business....................................................    41
Management..................................................    53
Principal Stockholders......................................    56
Description of Other Debt...................................    57
Description of the Notes....................................    59
Plan of Distribution........................................    90
Legal Matters...............................................    91
Experts.....................................................    91

                                    SUMMARY

     This summary highlights some information from this prospectus, but does not contain all material features of the exchange offer. Please read the detailed information appearing elsewhere in this prospectus.


     In this prospectus, the words "Company," "IES," "we," "our," "ours," and "us" refer to Integrated Electrical Services, Inc. and, except as otherwise specified herein, to our subsidiaries. Our fiscal year is not a calendar year and ends on September 30. The following summary contains basic information about this exchange offer. It may not contain all the information that is important to you. For a more complete understanding of this exchange offer, we encourage you to read this entire document and the documents we have referred you to as well as to consult with your own legal and tax advisors.


                               THE EXCHANGE OFFER


     On January 28, 1999, we completed a private offering of 9 3/8% Senior Subordinated Notes due 2009. The notes were sold for a total purchase price of $148,800,000.



     We entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed to deliver to you this prospectus and to use our best efforts to complete the exchange offer by June 28, 1999. This exchange offer entitles you to exchange your notes for notes with identical terms that are registered with the SEC. If the exchange offer is not completed by June 28, 1999, the interest rate on the notes will be increased by 0.25% per year for each 90-day period during which the exchange offer is not completed. The maximum amount by which the interest rate will be increased is 0.5% in total. You should read the discussion under the heading "The Exchange Offer" beginning on page 20 and "Description of the Notes" beginning on page 59 for further information about the exchange notes.



Registration Rights
Agreement..................  You are entitled to exchange your notes for exchange notes with substantially identical terms. The exchange offer is intended to satisfy these rights. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights for your notes.


The Exchange Offer.........  We are offering to exchange up to $150,000,000 of the exchange notes for up to $150,000,000 of the existing notes. Existing notes may be exchanged only in $1,000 increments.


                             The terms of the exchange notes are identical in all material respects to the existing notes except the exchange notes will not be subject to transfer restrictions and holders of exchange notes will have no registration rights. Also, the exchange notes will not contain provisions for an increase in their stated interest rate.



Resale.....................  We believe the notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that



                             - the notes received in the exchange offer are
                               acquired in the ordinary course of your business



                             - you are not participating and have no
                               understanding with any person to participate in the distribution of the notes issued to you in the exchange offer, and



                             - you are not an affiliate of ours.



                             Each broker-dealer issued notes in the exchange offer for its own account in exchange for notes acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the notes issued in the exchange offer. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the notes issued to it in the exchange offer.



Expiration Date............  5:00 p.m., New York City time, on June 28, 1999, unless we extend the exchange offer. It is possible that we will extend the exchange offer until all existing notes are tendered. You may withdraw existing notes you tendered at any time before June 28, 1999. See "The Exchange Offer -- Expiration Date; Extensions; Amendments."



Accrued Interest on the
  Exchange Notes and the
  Existing Notes...........  The exchange notes will bear interest at a rate of
                             9 3/8% per year, payable semi-annually on February 1 and August 1, commencing August 1, 1999. January 15 and July 15 are the record dates for determining holders entitled to interest payments.



Conditions to the Exchange
Offer......................  The exchange offer is subject only to the following conditions:



                             - the compliance of the exchange offer with
                               securities laws;



                             - the tender of the existing notes;



                             - the representation by the holders of the existing
                               notes that the exchange notes they will receive are being acquired by them in the ordinary course of their business and that at the time the exchange offer is consummated the holder had no plan to participate in the distribution of the exchange notes;



                             - No judicial or administrative proceeding shall
                               have been threatened that would limit us from proceeding with the exchange offer;



                             See "The Exchange Offer -- Conditions."



Procedures for Tendering
  Existing Notes Held in
  the Form of Book-Entry
  Interests................  The existing notes were issued as global securities and were deposited with State Street Bank and Trust Company when they were issued. State Street Bank and Trust Company issued a certificate-less depositary interest in each note, which represents a 100% interest in the note, to The Depository Trust Company. Beneficial interests in the notes held by participants in DTC which we will refer to as notes held in book-entry form, are shown on, and transfers of the notes can be made only through, records maintained in book-entry form by DTC and its participants.



                             If you are a holder of a note held in the form of a book-entry interest and you wish to tender your book-entry interest for exchange in the exchange offer, you must transmit to State Street Bank and Trust

                             Company, as exchange agent, before the expiration date of the exchange offer:



                             EITHER



                             - a properly completed and executed letter of
                               transmittal, which accompanies this prospectus, or a facsimile of the letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent at the address on the cover page of the letter of transmittal;



                             OR



                             - a computer-generated message transmitted by means
                               of DTC's Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal;



                             AND, EITHER



                             - a timely confirmation of book-entry transfer of
                               your outstanding notes into the exchange agent's account at DTC, according to the procedure for book-entry transfers described in this prospectus under the heading "The Exchange
                               Offer -- Book-Entry Transfer" beginning on page 24, must be received by the exchange agent on or prior to the expiration date;



                             OR



                             - the documents necessary for compliance with the
                               guaranteed delivery procedures described below.


Procedures for Tendering
  Existing Notes...........  If you wish to accept the exchange offer, sign and date the letter of transmittal in accordance with the instructions, and deliver the letter of transmittal, along with the existing notes and any other required documentation, to the exchange agent. By executing the letter of transmittal, you will represent to us that, among other things:

                             - the exchange notes you receive will be acquired
                               in the ordinary course of your business,

                             - you have no arrangement with any person to
                               participate in the distribution of the exchange notes, and

                             - you are not an affiliate of IES or, if you are an
                               affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.


Special Procedures for
Beneficial Owners..........  If you are a beneficial owner whose existing notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender such existing notes in the exchange offer, please contact the registered holder as soon as possible and instruct them to tender on your behalf and comply with the instructions in this prospectus.

Guaranteed Delivery
Procedures.................  If you wish to tender your existing notes, you may do so according to the guaranteed delivery procedures described in this prospectus under the heading "The Exchange Offer -- Guaranteed Delivery Procedures."



Withdrawal Rights..........  You may withdraw existing notes you tender by furnishing a notice of withdrawal to the exchange agent containing the information described under the heading "The Exchange Offer -- Withdrawal of Tenders" at any time before 5:00 p.m. New York City
                             time on             , 1999.



Acceptance of Existing
Notes and Delivery of
  Exchange Notes...........  We will accept for exchange any and all existing notes that are properly tendered before the expiration date. See "The Exchange
                             Offer -- Procedures for Tendering." The same conditions described under the heading "The Exchange Offer -- Conditions" will apply. The exchange notes will be delivered promptly following the expiration date.



Exchange Agent.............  State Street Bank and Trust Company is serving as exchange agent for the exchange offer.


See "The Exchange Offer" for more detailed information concerning the terms of the exchange offer.

                       SUMMARY OF TERMS OF EXCHANGE NOTES


     The form and terms of the notes to be issued in the exchange offer are the same as the form and terms of existing notes except that the notes to be issued in the exchange offer will be registered under the Securities Act and, accordingly, will not bear legends restricting their transfer. Also, the exchange notes will not contain the penalty interest provisions related to the registration of the existing notes that are in the existing notes. The notes issued in the exchange offer will evidence the same debt as the outstanding notes, and both the existing notes and the exchange notes are governed by the same indenture.


Issuer..................... Integrated Electrical Services, Inc.
                             515 Post Oak Boulevard, Suite 450
                             Houston, Texas 77027-9408
                             (713) 860-1500


Total Amount...............  $150,000,000 total principal amount of 9 3/8%
                             Senior Subordinated Notes due 2009.


Maturity...................  February 1, 2009.


Interest Payment Dates.....  February 1 and August 1, beginning August 1, 1999.



Guarantees.................  Each of our subsidiaries will jointly and severally guarantee the exchange notes. Future subsidiaries also may be required to guarantee the exchange notes. The guarantees are full and unconditional. If we cannot make payments on the notes when they are due, our guarantor subsidiaries must make them. See "Description of the Notes -- The Guarantees."



Ranking....................  The exchange notes and the subsidiary guarantees are referred to as senior subordinated debt because they are, by their terms, ranked behind our existing and future senior indebtedness and ranked ahead of our existing and future subordinated indebtedness in right of payment. Because the exchange notes are subordinated, in the event of bankruptcy, liquidation or dissolution, holders of the exchange notes will not receive any payment until holders of senior indebtedness and guarantor senior indebtedness have been paid in full. The exchange notes and the subsidiary guarantees:



                             - rank equally with our other senior subordinated
                               debt;



                             - rank ahead of all of our subordinated debt; and



                             - rank below our senior indebtedness.


                             The terms "senior indebtedness" and "senior guarantee indebtedness" are defined in the "Description of the Notes -- Certain Definitions" section of this prospectus.

                             On a pro forma basis, after giving effect to the issuance of the existing notes and our use of the proceeds, at December 31, 1998, we would have had $4.5 million of consolidated senior indebtedness outstanding.


Optional Redemption........  We may redeem some or all of the exchange notes at any time on or after February 1, 2004 at the redemption prices listed under the heading "Description of the Notes -- Optional Redemption."



Optional Redemption
Following Sales of
  Equity...................  Before February 1, 2002, we may redeem up to 35% of the total principal amount of the exchange notes with the net proceeds of sales of equity in our company at the price listed in the section "Description of the Notes" under the heading "Optional Redemption," if at least 65% of the total principal amount of the exchange notes originally issued remains outstanding after the redemption.



Change of Control..........  If we sell assets or if a change of control occurs, we may be required to offer to repurchase the exchange notes at the prices listed in the section "Description of the Notes," under the heading "Change of Control."



Basic Covenants of the
Indenture..................  The indenture governing the exchange notes contains covenants that, among other things, restrict our ability and the ability of our restricted subsidiaries to:


                             - borrow money;

                             - pay dividends on stock or purchase stock;

                             - make investments;


                             - use our assets as security in other transactions;



                             - sell material assets or merge with or into other
                               companies;


                             - sell stock in our subsidiaries; and

                             - restrict the ability of our subsidiaries to pay
                               dividends and make other payments.


                             These covenants are subject to important exceptions and qualifications, which are described in the section "Description of the Notes" under the heading "Material Covenants" in this prospectus.



Risk Factors...............  See "Risk Factors" for a discussion of factors you should carefully consider before deciding to invest in the notes.



                                  THE COMPANY



     We are the third largest provider of electrical contracting and maintenance services in the United States. In late 1997, we recognized a significant opportunity for a well-capitalized company with a nationwide presence to realize substantial competitive advantages by capitalizing on the fragmented nature of the electrical services industry. We began operations on January 30, 1998 with the acquisition of 16 electrical businesses, in order to create a nationwide provider of electrical services and to lead the consolidation of our industry. Since February 1998 and through December 31, 1998, we have acquired 26 additional electrical contracting and maintenance services businesses. On a pro forma basis for the year ended September 30, 1998 we generated revenues and earnings before interest, taxes, depreciation and amortization of $798.8 million and $81.7 million, respectively.



     According to the most recently available U.S. Census data, the electrical contracting industry generated annual revenues in excess of $40 billion in 1992. This data also indicates that the electrical contracting industry is highly fragmented with more than 54,000 companies, most of which are small, owner-operated businesses. We estimate that there are only five other U.S. electrical contractors with revenues in excess of $200 million. Government sources indicate that total construction industry revenues have grown at an average compound rate of approximately 6% from 1995 through 1998. Over the same period, our pro forma combined revenues have increased at a compound annual rate of approximately 13%.



We believe this growth in revenues is primarily because:



     - our companies have been in business an average of 21 years,

     - have strong relationships with customers,



     - have effectively employed industry best practices and



     - have focused on larger, higher margin projects.



     We serve a broad range of markets, including:



     - commercial,



     - industrial,



     - residential and



     - power line markets.



In addition, we have recently entered into the data communication market, which includes the installation of wiring for computer networks and fiber optic telecommunications systems. Our revenues are generated from a mix of:



     - new construction,



     - renovation,



     - maintenance and



     - specialized services.



We focus on higher margin, larger projects that require special expertise, such as



     - design-and-build projects that utilize the capabilities of our in-house engineers,



     - service,



     - maintenance and renovation and



     - upgrade work.



     We believe our service, maintenance and renovation and upgrade work tends to either be recurring, have lower sensitivity to economic cycles, or both.



COMPETITIVE STRENGTHS



     We believe several factors give us a competitive advantage in our industry, including our:



     - Size;



     - Geographically diverse operations;



     - Diverse business lines;



     - Strong customer relationships;



     - Expertise in specialized markets;



     - Substantial number of licensed electricians;



     - Design technology and expertise; and



     - Experienced management.



BUSINESS STRATEGY



     Our goal is to expand our position as a leading national provider of electrical contracting and maintenance services by:



     - continuing to realize operational efficiencies;



     - expanding our business and markets through internal growth; and



     - pursuing a targeted acquisition strategy.

OPERATING STRATEGY



     We believe there are significant opportunities to continue to increase our revenues and profitability. The key elements of our operating strategy are:



     - implementation of best practices;



     - focus on higher margin, high growth opportunities;



     - increase the number of national accounts;



     - operate on decentralized basis;



     - attract and retain quality employees; and



     - achieve additional operating efficiencies.



ACQUISITION STRATEGY



     Key elements of our acquisition strategy include:



     - enter new geographic markets;



     - expand within existing markets; and



     - diversify business operations.



RECENT DEVELOPMENTS



     As of May 6, 1999, we have entered into letters of intent to acquire eleven additional companies and executed a definitive agreement to acquire a twelfth company with combined annual revenues of approximately $203 million. Since February 4, 1999, we have acquired ten additional companies with combined annual revenues of approximately $95 million. We are continually considering possible acquisitions. We may from time to time negotiate and enter into letters of intent with potential acquisition candidates. The consideration related to these companies remains subject to negotiation until a definitive agreement is signed. The timing, size or success of any acquisition effort and the associated potential capital commitments cannot be predicted. The completion of each acquisition is subject to a satisfactory due diligence review, negotiation of definitive acquisition agreements, obtaining any necessary approvals and fulfilling all other conditions to closing.

                             SUMMARY FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)


     We acquired 16 electrical businesses concurrently with the consummation of the initial public offering of our common stock. We refer to these businesses as our Founding Companies. Accounting rules dictated that one of our Founding Companies, Houston-Stafford Electric, Inc., be considered, for accounting purposes, the entity which acquired the other Founding Companies and IES. Because of this, our consolidated historical financial statements represent the financial position and results of operations of:



     - Houston-Stafford;



     - the other Founding Companies and 25 of the other 26 businesses we have acquired from our IPO to September 30, 1998 beginning on their respective dates of acquisition; and



     - one business we have acquired since our IPO, the results of which are presented for the entire period because it was accounted for using the pooling of interests method of accounting.



     We refer to the businesses we have acquired from our IPO to September 30, 1998 as Acquired Companies.



     The following summary unaudited pro forma statement of operations data other financial data and ratios and balance sheet data present data for IES, as adjusted for:


     - the effects of the acquisitions of the Founding Companies and the Acquired Companies;


     - the effects of other pro forma adjustments to our historical financial statements; and



     - the consummation of our IPO.



     These data include the results of operations of the Company, the other Founding Companies and the Acquired Companies as if their acquisitions, our IPO and related transactions were closed on October 1, 1997.



     The as adjusted other financial data and ratios and balance sheet data reflect the same pro forma adjustment identified above. In addition, these data reflect the sale of the existing notes and the use of a portion of the net proceeds from the sale to repay outstanding indebtedness under our credit facility as if this had occurred on October 1, 1997.



     These data are not necessarily indicative of the results that we would have obtained had these events actually occurred at that date or of our future results. During various portions of the periods presented below, our companies were not under common control or management and, therefore, the data presented may not be comparable to or indicative of future performance. The unaudited pro forma statement of operations data are based on preliminary estimates, available information and certain assumptions that our management deems appropriate. Since the information in this table is only a summary and does not provide all of the information contained in our financial statements, including the related notes, you should read "Use of Proceeds," "Capitalization," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and pro forma financial statements and related notes included in or incorporated into this registration statement.

                                         YEAR ENDED          QUARTER ENDED        PRO FORMA       PRO FORMA
                                        SEPTEMBER 30,         DECEMBER 31,       YEAR ENDED     QUARTER ENDED
                                     -------------------   ------------------   SEPTEMBER 30,   DECEMBER 31,
                                       1997       1998      1997       1998         1998            1998
                                     --------   --------   -------   --------   -------------   -------------
                                                              (UNAUDITED)        (UNAUDITED)     (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Revenues.........................  $117,111   $386,721   $31,799   $197,712     $798,828        $203,116
  Cost of services (including
    depreciation)..................    95,937    306,052    25,262    156,745      640,482         161,530
                                     --------   --------   -------   --------     --------        --------
  Gross profit.....................    21,174     80,669     6,537     40,967      158,346          41,586
  Selling, general and
    administrative expenses........    14,261     47,390     7,718     21,841       82,831          22,698
  Non-cash, non-recurring
    compensation charge............        --     17,036        --         --           --              --
  Goodwill amortization............        --      3,212        --      1,848        7,757           1,899
                                     --------   --------   -------   --------     --------        --------
  Income from operations...........     6,913     13,031    (1,181)    17,278       67,758          16,989
  Interest and other income
    (expense), net.................       385       (393)        1     (1,486)      (3,668)         (1,452)
                                     --------   --------   -------   --------     --------        --------
  Income before income taxes.......     7,298     12,638    (1,180)    15,792       64,090          15,537
  Provision for income taxes.......     2,923     12,690      (499)     6,700       27,297           6,622
                                     --------   --------   -------   --------     --------        --------
  Net income (loss)................  $  4,375   $    (52)  $  (681)  $  9,092     $ 36,793        $  8,915
                                     ========   ========   =======   ========     ========        ========


                                                YEAR ENDED SEPTEMBER 30, 1998           QUARTER ENDED DECEMBER 31, 1998
                                           ----------------------------------------   ------------------------------------
                                           HISTORICAL   PRO FORMA     AS ADJUSTED     HISTORICAL   PRO FORMA   AS ADJUSTED
                                           ----------   ---------   ---------------   ----------   ---------   -----------
OTHER FINANCIAL DATA AND RATIOS:
  EBITDA(a)..............................   $35,427      $81,676        $80,726        $20,339      $20,189      $20,189
  Interest expense.......................     1,161        4,292         15,529          1,695        1,708        3,865
  Depreciation and amortization..........     5,360       12,968         12,968          3,061        3,200        3,200
  Ratio of earnings to fixed
    charges(b)...........................       6.1x        12.2x           4.1x           8.8x         8.2x         4.1x
  Ratio of EBITDA to interest expense....        --           --            5.2x            --           --          5.2x
  Ratio of total debt to EBITDA..........        --           --            1.9x            --           --           --
  Ratio of net debt to EBITDA............        --           --            1.2x            --           --           --



                                                              AS OF DECEMBER 31, 1998
                                                              ------------------------
                                                              HISTORICAL   AS ADJUSTED
                                                              ----------   -----------
                                                                    (UNAUDITED)
BALANCE SHEET DATA:
  Cash......................................................   $  4,044     $ 58,844
  Working capital...........................................     77,931      132,731
  Total assets..............................................    518,006      577,806
  Total debt, net of discount...............................     93,517      153,317
  Total stockholders' equity................................    321,528      321,538


---------------


(a) EBITDA is net income (calculated excluding other income, net) plus interest expense net of interest income, income taxes and depreciation and amortization. Our EBITDA excludes a $17 million non-cash, non-recurring compensation charge recognized in connection with our IPO. EBITDA is presented to provide additional information concerning our ability to meet future debt service obligations and capital expenditure and working capital requirements. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered as an alternative to either net income as an indicator of our operating performance or cash flows as an indicator of our liquidity. Other companies may not calculate EBITDA in a similar manner and, for that reason, these measures may not be comparable.



(b) The ratio of earnings to fixed charges is calculated by dividing our fixed charges into net income before taxes and minority interests plus fixed charges. Fixed charges consist of
     - interest expense,
     - amortization of debt issuance costs and
     - the estimated interest component of rent expense.

                                  RISK FACTORS

     You should carefully consider the following factors and other information in this registration statement before deciding to invest in the notes.


-- AS A RESULT OF OUR AGGRESSIVE ACQUISITION PROGRAM, WE HAVE GENERATED WHAT WE
   BELIEVE IS A SUBSTANTIAL AMOUNT OF DEBT. OUR CURRENT DEBT LEVEL COULD LIMIT OUR ABILITY TO FUND FUTURE WORKING CAPITAL NEEDS AND INCREASE OUR EXPOSURE DURING ADVERSE ECONOMIC CONDITIONS. ADDITIONALLY, OUR DEBT LEVEL COULD PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.


     We have now and, after the exchange offer, will continue to have a significant amount of debt. The following chart, with dollar amounts in thousands, shows certain important credit statistics and is presented assuming we had completed the offering of the existing notes as of December 31, 1998 or at the beginning of the period ended December 31, 1998 and applied a portion of the proceeds to repay indebtedness under our credit facility:


Total indebtedness..........................................  $153,317
Stockholders' equity........................................  $321,538
Debt to equity ratio........................................       0.5x
Ratio of earnings to fixed charges..........................       4.1


     Our substantial indebtedness could have important consequences to you. For example, it could:

     - make it more difficult for us to satisfy our obligations with respect to the exchange notes;

     - increase our vulnerability to general adverse economic and industry conditions;

     - limit our ability to fund future working capital, capital expenditures and other general corporate requirements;

     - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     - place us at a disadvantage compared to our competitors that have less debt; and

     - limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds. Additionally, failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on us.

     See "Description of the Notes -- Optional Redemption" and "-- Change of Control" and "Description of Other Debt."


-- YOUR RIGHT TO RECEIVE PAYMENTS ON THESE NOTES IS JUNIOR TO OUR EXISTING
   INDEBTEDNESS AND POSSIBLY ALL OF OUR FUTURE BORROWINGS. FURTHER, THE GUARANTEES OF THESE NOTES ARE JUNIOR TO ALL OUR GUARANTORS' EXISTING INDEBTEDNESS AND POSSIBLY TO ALL THEIR FUTURE BORROWINGS.



     These notes and the subsidiary guarantees rank behind all of our and the subsidiary guarantors' existing indebtedness and all of our and their future borrowings, except any future indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to, the notes and the guarantees. As a result, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or our or their property, the holders of senior debt of our Company and the guarantors will be entitled to be paid in full in cash before any payment may be made with respect to these notes or the subsidiary guarantees.


     In addition, all payments on the exchange notes and the guarantees will be blocked in the event of a payment default on certain senior indebtedness and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior indebtedness.

     In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to our company or the guarantors, holders of the exchange notes will participate with trade creditors and all other holders of subordinated indebtedness of our company and the guarantors in the assets remaining after we and the subsidiary guarantors have paid all of the senior indebtedness. However, because the indenture requires that amounts otherwise payable to holders of the exchange notes in a bankruptcy or similar proceeding be paid to holders of senior indebtedness instead, holders of the exchange notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and the subsidiary guarantors may not have sufficient funds to pay all of our creditors and holders of exchange notes may receive less, ratably, than the holders of senior indebtedness.

     Assuming we had completed the offering of the existing notes and applied the proceeds as of December 31, 1998, these exchange notes and the subsidiary guarantees would have been subordinated to approximately $4.5 million of senior indebtedness and approximately $172.6 million would have been available for borrowing as additional senior indebtedness under our credit facility, subject to customary borrowing conditions. We will be permitted to borrow substantial additional indebtedness, including senior indebtedness, in the future under the terms of the indenture.


-- TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH.
   OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.


     Our ability to make payments on and to refinance our indebtedness, including the exchange notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

     Based on our current level of operations and anticipated cost savings and operating improvements, we believe our cash flow from operations, available cash, proceeds from the sale of the existing notes and available borrowings under our credit facility, will be adequate to meet our currently expected liquidity needs. We cannot assure you, however, that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or that future borrowings will be available to us under our credit facility in an amount sufficient to enable us to pay our indebtedness, including the exchange notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our credit facility and the exchange notes, on commercially reasonable terms or at all.


-- DESPITE CURRENT INDEBTEDNESS LEVELS, WE AND OUR SUBSIDIARIES MAY STILL BE
   ABLE TO INCUR SUBSTANTIALLY MORE DEBT. THIS COULD FURTHER EXACERBATE THE RISKS DESCRIBED ABOVE.


     We may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not prohibit us or our subsidiaries from doing so, although the indenture does contain certain limitations on additional indebtedness. Our credit facility would permit additional borrowing of up to $172.6 million after completion of this exchange offer (subject to customary borrowing conditions) and all of this debt would be senior in rank to the notes and the subsidiary guarantees. The senior status of such debt means that if we were to dissolve, all senior indebtedness would be repaid in full before any amount would be paid to the holders of the exchange notes. If new debt is added to our current debt levels and the current debt levels of our subsidiaries, the related risks that we and they now face could intensify.


     If we consummate the acquisition of each of the eleven companies with which we have entered into letters of intent, we may need to borrow approximately $40 million under our credit facility.


     See "Capitalization," "Selected Financial Data," "Description of the Notes -- Optional Redemption" and "-- Change of Control" and "Description of Other Debt."

-- DOWNTURNS IN CONSTRUCTION COULD ADVERSELY AFFECT OUR BUSINESS BECAUSE MORE
   THAN HALF OF OUR BUSINESS IS DEPENDENT ON LEVELS OF CONSTRUCTION ACTIVITY.



     Presently, more than half of our business is the installation of electrical systems in newly constructed and renovated buildings, plants and residences. Additionally, a majority of our business is concentrated in the southeastern and southwestern portion of the United States. Downturns in levels of construction or housing starts could have a material adverse effect on our business, financial condition and results of operations. Our ability to maintain or increase revenues from new installation services will depend on the number of new construction starts and renovations. Our revenue growth from year to year is likely to reflect the cyclical nature of the construction industry. The number of new building starts will be affected by local economic conditions, changes in interest rates and other related factors. The housing industry is similarly affected by changes in general and local economic conditions, such as the following:



     - employment and income levels;



     - interest rates and other factors affecting the availability and cost of financing;



     - tax implications for home buyers;



     - consumer confidence; and



     - housing, demand.



-- OUR GROWTH COULD BE DIFFICULT TO MANAGE. AN ACTIVELY GROWING COMPANY SUCH AS
   OURS REQUIRES THE CONSTANT ATTENTION OF ITS MANAGEMENT. IF TOO MUCH OF OUR MANAGEMENT'S TIME IS SPENT ATTENDING TO THE GROWTH OF OUR COMPANY, OUR OPERATIONS COULD SUFFER.



     If we are unable to manage our growth, or if we are unable to attract and retain additional qualified management, there could be a material adverse effect on our financial condition and results of operations. As we continue to grow, there can be no assurance that our management group will be able to oversee the company and effectively implement our operating or growth strategies. We expect our management will expend time and effort in evaluating, completing and integrating acquisitions and opening new facilities. We cannot guarantee that our systems, procedures and controls will be adequate to support our expanding operations, including the timely receipt of financial information from acquired companies.



     A key point of our business strategy is to grow by acquiring other electrical contracting and data communication companies. We cannot guarantee that we will be able to acquire additional businesses or integrate and manage them successfully. We cannot assure you that the businesses we acquire will achieve sales and profitability that justify our investment.



     Acquisitions we make may involve additional issues, including:



     - adverse short-term effects on our financial results;



     - diversion of our management's attention;



     - dependence on retention, hiring and training of key personnel; and



     - risks associated with unanticipated problems or legal liabilities.



     In addition, if industry consolidation becomes more prevalent, the prices for acquisition candidates may increase and the number of available candidates may decrease. Our competitors may have greater financial resources to finance acquisition and internal growth opportunities and might be willing to pay higher prices than we are willing to pay for the same acquisition opportunities.



-- THERE IS CURRENTLY A SHORTAGE OF QUALIFIED ELECTRICIANS. SINCE THE MAJORITY
   OF OUR WORK IS PERFORMED BY ELECTRICIANS, THIS SHORTAGE COULD LIMIT OUR ABILITY TO GROW.



     We believe there is currently a shortage of qualified electricians in the United States. In order to conduct our business, it is necessary to employ electricians. Over the last few years, as the U.S. economy has continued to grow and the unemployment rate has decreased to all time lows, it has become more difficult for us to attract, hire and retain competent employees. Our ability to increase productivity and profitability has been limited by our ability to employ, train and retain skilled electricians who meet our requirements. There can be no assurance that, among other things:



     - we will be able to maintain the skilled labor force necessary to operate efficiently;



     - our labor expenses will not increase as a result of a shortage in the skilled labor supply; or



     - we will not have to curtail internal growth as a result of labor shortages.



-- IF OUR STOCK PRICE IS LOW AND OUR ABILITY TO OBTAIN CASH THROUGH THE DEBT OR
   EQUITY MARKETS IS LIMITED, OUR ACQUISITION PROGRAM, WHICH IS A KEY PART OF OUR BUSINESS STRATEGY, COULD BE HAMPERED.



     We use our common stock as at least part of the consideration paid for companies we acquire. If the common stock does not maintain a sufficient value or company owners will not accept common stock as consideration for their businesses, we may be required to use more of our cash to pursue our acquisition program. If we do not have sufficient cash or borrowing capacity, our growth could be limited unless we are able to obtain additional cash from the sale of debt or common stock in the public market.



-- OUR OPERATIONS ARE SUBJECT TO NUMEROUS PHYSICAL HAZARDS ASSOCIATED WITH THE
   CONSTRUCTION OF ELECTRICAL SYSTEMS. IF AN ACCIDENT OCCURS, IT COULD RESULT IN AN ADVERSE EFFECT ON OUR BUSINESS.



     Hazards related to our industry include, but are not limited to, electrocutions, fires, mechanical failures or transportation accidents. These hazards can cause personal injury and loss of life, severe damage to or destruction of property and equipment and may result in suspension of operations. We maintain insurance coverage in the amounts and against the risks we believe are in accordance with industry practice, but this insurance does not cover all types or amounts of liabilities. No assurance can be given either that
(1) this insurance will be adequate to cover all losses or liabilities we may incur in our operations or (2) we will be able to maintain insurance of the types or at levels that are adequate or at reasonable rates.



-- THE ESTIMATES WE USE IN PLACING BIDS COULD BE MATERIALLY INCORRECT. THE USE
   OF INCORRECT ESTIMATES COULD RESULT IN LOSSES ON A FIXED PRICE CONTRACT. THESE LOSSES COULD BE MATERIAL TO OUR BUSINESS.



     Variations from estimated contract costs along with other risks inherent in performing fixed price contracts may result in actual revenue and gross profits for a project differing from those we originally estimated and could result in losses on projects. Depending upon the size of a particular project, variations from estimated contract costs can have a significant impact on our operating results for any fiscal quarter or year. We currently generate, and expect to continue to generate, more than half of our revenues under fixed price contracts. We must estimate the costs of completing a particular project to bid for such fixed price contracts. The cost of labor and materials, however, may vary from the costs we originally estimated.



-- WHILE WE DO NOT HAVE ONE KEY EMPLOYEE, THE LOSS OF A GROUP OF KEY PERSONNEL,
   EITHER AT THE CORPORATE OR OPERATING LEVEL, COULD ADVERSELY AFFECT OUR BUSINESS.



     The loss of key personnel or the inability to hire and retain qualified employees could have an adverse effect on our business, financial condition and results of operations. Our operations depend on the continued efforts of our current and future executive officers and senior management and key management personnel at the companies we have acquired. A key criteria we use in evaluating acquisition candidates is the quality of their management. We cannot guarantee that any key member of management at the corporate or subsidiary level will continue in such capacity for any particular period of time. If we lose a group of key personnel, our operations as a public company could be adversely affected. We do not maintain key man life insurance.

-- THE HIGHLY COMPETITIVE NATURE OF OUR INDUSTRY COULD AFFECT OUR PROFITABILITY
   BY REDUCING OUR PROFIT MARGINS.



     Our industry is served by small, owner-operated private companies, public companies and several large regional companies. We could also face competition in the future from other competitors entering the market. Some of our competitors offer a greater range of services, such as mechanical construction, plumbing and heating, ventilation and air conditioning services. Competition in the electrical contracting industry depends on a number of factors, including price. Some of our competitors may have lower overhead cost structures and may, therefore, be able to provide their services at lower rates.



-- WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE
   CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE AND TO SIMULTANEOUSLY REPAY THE CREDIT FACILITY. ADDITIONALLY, WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO REPAY THE NOTES AND THE CREDIT FACILITY SIMULTANEOUSLY IF PAYMENT UNDER THE CREDIT FACILITY IS ACCELERATED FOLLOWING AN EVENT OF DEFAULT THAT IN TURN CAUSES AN EVENT OF DEFAULT UNDER THE INDENTURE.



     On the occurrence of certain specific kinds of change of control events we will be required to offer to repurchase all outstanding notes. Also, if we are in default under our credit facility, it could trigger a default under the notes, however, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our credit facility will not allow such repurchases. The same applies in the case of an event of default. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture. See "Description of the Notes -- Change of Control" and "-- Events of Default."



-- FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO
   VOID GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.


     Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

     - was insolvent or rendered insolvent by reason of such incurrence,

     - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital, or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

     In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

     - if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     - it could not pay its debts as they become due.

     On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of these exchange notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.


-- YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THESE
NOTES.



     Prior to this offering, there was no public market for these notes. We have been informed by each initial purchaser that it intends to make a market in these notes after this offering is completed. However, they may cease their market-making at any time. In addition, the liquidity of the trading market in these notes, and the market price quoted for these notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for these notes.



-- COMPUTER SYSTEMS WE RELY ON MAY FAIL TO RECOGNIZE YEAR 2000. SUCH A FAILURE
   COULD RESULT IN DISRUPTIONS OF OUR OPERATIONS AND OUR ACCOUNTING SYSTEMS.



     We are dependent on our computer software programs and operating systems in operating our business. We also depend on the proper functioning of computer systems of third parties, such as vendors and clients. The failure of any of these systems to appropriately interpret the upcoming calendar year 2000 could have a material adverse effect on our financial condition, results of operations, cash flow and business prospects. We are currently identifying our own applications that will not be Year 2000 compliant and taking steps to determine whether third parties are doing the same. In addition, we are implementing a plan to prepare our computer systems to be Year 2000 compliant by September 30, 1999.



     Our inability to remedy our own Year 2000 problems or the failure of third parties to do so may cause business interruptions or shutdown, financial loss, regulatory actions, reputational harm and/or legal liability. We can not assure you that our Year 2000 program will be effective or that our estimates about the timing and cost of completing our program will be accurate.



-- THE ESTIMATED LIFE OF GOODWILL MAY CHANGE. THIS COULD REDUCE OUR EARNINGS.



     Our balance sheet after we issued debt and acquired the companies described in our Form 8-K dated February 4, 1999 will have an amount called "goodwill" that represents 56% of assets and 102% of stockholders' equity. Goodwill is recorded when we pay more for a business than the fair value of the tangible and separately measurable intangible net assets. GAAP requires us to amortize this and all other intangible assets over the period benefited. We have determined that period to be no less than 40 years.



     If it turns out that the period should have been shorter, earnings reported in periods right after the acquisition would be overstated. Then in later years, we will be burdened by a continuing charge against earnings, without the benefit to income we thought we would get when we agreed on the purchase price. Earnings in later years might also be significantly worse if we determine then that the remaining balance of goodwill is impaired.



     We reviewed with our independent accountants all of the factors and related future cash flows which we considered in agreeing on a purchase price. We concluded that the future cash flows related to goodwill will continue indefinitely, and there is no persuasive evidence that any material portion will dissipate over a period shorter than 40 years.

FORWARD-LOOKING STATEMENTS


     This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us, including, among other things:

     - our ability to acquire companies;

     - the number and size of companies we are able to acquire;

     - the effect of seasonality on our operating results;

     - regional and national trends and conditions in our industry;

     - our ability to integrate acquired businesses;

     - regional and national economic conditions;

     - our ability to compete; and

     - our ability to grow our companies;

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.


                      WHERE YOU CAN FIND MORE INFORMATION



     We have filed with the SEC a registration statement under the Securities Act on Form S-4 with respect to the exchange notes offered by this prospectus. As allowed by SEC rules, this prospectus does not contain all the information set forth in the registration statement. With respect to any contract, agreement or other document filed as an exhibit to the registration statement, please see the exhibits for a more complete description of the matter involved.



     We are subject to the informational requirements of the Exchange Act and therefore file reports, proxy statements and other information with the SEC. Such information can be inspected and copied at the public reference facilities of the SEC, Judiciary Plaza 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices: 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 or may be obtained on the Internet at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on their Public Reference Room. Copies can be obtained by mail. Requests for copies should be sent to the SEC's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Our common stock is traded on the New York Stock Exchange and, as a result, the periodic reports, proxy statements and other information filed with the SEC can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



     The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our company and its financial condition.



     We hereby incorporate by reference our (a) Annual Report on Form 10-K for the year ended September 30, 1998, as amended on January 22, 1999 and March 17, 1999, (b) Quarterly Report on Form 10-Q for the quarter ended December 31, 1998, as amended on March 17, 1999, (c) Current Report on Form 8-K, as filed with the SEC on February 4, 1999 and as amended on March 17, 1999, (d) Current Report on Form 8-K, as filed with the SEC on April 29, 1999 and (e) two Current Reports on Form 8-K, as filed with the SEC on May 7, 1999.



     We also incorporate by reference into this prospectus additional documents that may be filed with the SEC from the date of this prospectus to the date of the termination of the exchange offer. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.



     Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:



                                Integrated Electrical Services, Inc.


                                515 Post Oak Boulevard


                                Suite 450


                                Houston, Texas 77027-9408


                                Attention: Corporate Secretary


                                (713) 860-1500

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER


     We sold the existing notes on January 28, 1999, to Merrill Lynch, Pierce, Fenner & Smith Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation under a purchase agreement. These initial purchasers then sold the existing notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act. As a condition to the purchase of the existing notes by the initial purchasers, IES and the guarantors entered into a registration rights agreement with the initial purchasers, which requires, among other things, that promptly following the sale of the existing notes, IES and the guarantors:



     - file with the Commission the registration statement with respect to the exchange notes;



     - use their reasonable best efforts to cause the registration statement to become effective under the Securities Act; and



     - offer to the holders of the existing notes the opportunity to exchange their existing notes for a like principal amount of exchange notes upon the effectiveness of the registration statement.



     The exchange notes will be issued without a restrictive legend and may be reoffered and resold without restrictions or limitations under the Securities Act. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The term "holder" with respect to the exchange offer means any person in whose name existing notes are registered on IES's books.



     Based on existing interpretations of the Securities Act by the staff of the SEC set forth in several no-action letters to third parties, and subject to the following sentence, we believe that the exchange notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by their holders, other than broker-dealers or "affiliates" of IES, without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of notes who is an affiliate of IES or who intends to participate in the exchange offer for the purpose of distributing the exchange notes, or any broker-dealer who purchased the notes from IES to resell pursuant to Rule 144A or any other available exemption under the Securities Act:



     - will not be able to rely on the interpretations by the staff of the Commission set forth in the above-mentioned no-action letters;



     - will not be able to tender its notes in the exchange offer; and



     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements.



     We do not intend to seek our own no-action letter, and there is no assurance that the staff of the Commission would make a similar determination with respect to the exchange notes as it has in such no-action letters to third parties. See "Plan of Distribution."



     As a result of the filing and effectiveness of the registration statement of which this prospectus is a part, IES and the guarantors will not be required to pay an increased interest rate on the existing notes. Following the consummation of the exchange offer, holders of existing notes not tendered will not have any further registration rights except in limited circumstances requiring the filing of a shelf registration statement, and the existing notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the existing notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER


     Upon the terms and subject to the conditions stated in this prospectus and in the letter of transmittal, we will accept all existing notes properly tendered and not withdrawn prior to 5:00 p.m. New York City time, on the expiration date. After authentication of the exchange notes by the trustee or an authenticating agent, we will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding existing notes accepted in the exchange offer. Holders may tender some or all of their existing notes in denominations of $1,000 or any integral multiple of $1,000.



     Each holder of the notes who wishes to exchange notes in the exchange offer will be required to represent that:



     - it is not an affiliate of IES or any guarantor,



     - any exchange notes to be received by it were acquired in the ordinary course of its business and



     - it has no arrangement with any person to participate in the distribution of the exchange notes.



     Each broker-dealer that receives exchange notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes with the prospectus contained in the exchange offer registration statement, other than a resale of an unsold allotment from the original sale of the notes. IES will be required to allow participating broker-dealers to use the prospectus contained in the exchange offer registration statement following the exchange offer, in connection with the resale of exchange notes received in exchange for notes acquired by participating broker-dealers for their own account as a result of market-making or other trading activities. We will not be required to allow participating broker-dealers to use this prospectus if we determine, after being advised by our attorneys, that the continued use of the prospectus would (1) require us to disclose material information that we have a legitimate business reason for keeping confidential or (2) interfere with a material transaction in which IES or our subsidiaries is involved. See "Plan of Distribution."



     The form and terms of the exchange notes are identical in all material respects to the form and terms of the existing notes except that



     - the exchange notes will be issued in a transaction registered under the Securities Act,



     - the exchange notes will not be subject to transfer restrictions and



     - certain provisions relating to an increase in the stated interest rate on the existing notes provided for in certain circumstances will be eliminated.


     The exchange notes will evidence the same debt as the existing notes. The exchange notes will be issued under and entitled to the benefits of the indenture.


     As of the date of this prospectus, $150,000,000 aggregate principal amount of the existing notes was outstanding. In connection with the issuance of the existing notes, we arranged for the existing notes, which were initially purchased by qualified institutional buyers as defined pursuant to Rule 144A under the Securities Act, to be issued and transferable in book-entry form through the facilities of the depositary, acting as depositary. The exchange notes will also be issuable and transferable in book-entry form through the depositary.



     This prospectus, together with the accompanying letter of transmittal, is initially being sent to all registered holders as of the close of business
on          , 1999. We intend to conduct the exchange offer
in accordance with the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, including Rule 14e-1, to the extent applicable.


     Rule 14e-1 describes unlawful tender practices under the Exchange Act. This section requires us, among other things



     - to hold our exchange offer open for twenty business days,



     - to give ten days notice of any change in the terms of such offer and



     - to issue a press release in the event of an extension of the exchange offer.



     The exchange offer is not conditioned upon any minimum aggregate principal amount of existing notes being tendered, and holders of the existing notes do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or under the indenture in connection with the exchange offer. We shall be deemed to have accepted validly tendered existing notes when, as and if we have given oral or written notice thereof to the exchange agent. See "-- Exchange Agent." The exchange agent will act as agent for the tendering holders for the purpose of receiving exchange notes from us and delivering exchange notes to those holders.



     If any tendered existing notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted existing notes will be returned, at our cost, to the tendering holder thereof as promptly as practicable after the expiration date.



     Holders who tender existing notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of existing notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "-- Solicitation of Tenders; Fees and Expenses."



     NEITHER THE BOARD OF DIRECTORS OF IES NOR IES MAKES ANY RECOMMENDATION TO HOLDERS OF EXISTING NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR EXISTING NOTES UNDER TO THE EXCHANGE OFFER. MOREOVER, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF EXISTING NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AMOUNT OF EXISTING NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISORS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.


EXPIRATION DATE; EXTENSIONS; AMENDMENTS


     The term "expiration date" shall mean 5:00 p.m., New York City time, on June 28, 1999, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date to which the exchange offer is extended.



     We expressly reserve the right, in our sole discretion:



          (1) to delay acceptance of any existing notes, to extend the exchange offer or to terminate the exchange offer and to refuse to accept existing notes not previously accepted, if any of the conditions set forth herein under "-- Conditions" shall have occurred and shall not have been waived by us (if permitted to be waived by us), by giving oral or written notice of such delay, extension or termination to the exchange agent and



          (2) to amend the terms of the exchange offer in any manner.



     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof by us to the registered holders of the existing notes. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of such amendment.

     Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we shall have no obligation to publish, advise, or otherwise communicate any public announcement, other than by making a timely release to the Dow Jones News Service.



     You are advised that IES may extend the exchange offer because some portion of the notes may not tender on a timely basis. In order to give these noteholders the ability to participate in the exchange, and to avoid the significant reduction in liquidity associated with holding an unexchanged note, IES may elect to extend the exchange offer.


INTEREST ON THE EXCHANGE NOTES


     The exchange notes will bear interest from the date of issuance of the existing notes that are tendered in exchange for the exchange notes (or the most recent date on which interest was paid or provided for on the existing notes surrendered for the exchange notes). Accordingly, holders of existing notes that are accepted for exchange will not receive interest that is accrued but unpaid on the existing notes at the time of tender. Interest on the exchange notes will be payable semi-annually on each February 1 and August 1, commencing on August 1, 1999.


PROCEDURES FOR TENDERING


     Only a holder may tender its existing notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal, have the signatures guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or the facsimile, together with the existing notes (unless the tender is being effected pursuant to the procedure for book-entry transfer described below) and any other required documents, to the exchange agent, prior to 5:00 p.m. New York City time, on the expiration date.



     Any financial institution that is a participant in the depositary's book-entry transfer facility system may make book-entry delivery of the existing notes by causing the depositary to transfer the existing notes into the exchange agent's account in accordance with the depositary's procedure for the transfer. Although delivery of existing notes may be effected through book-entry transfer into the exchange agent's account at the depositary, the letter of transmittal (or facsimile), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at its address set forth herein under "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. DELIVERY OF DOCUMENTS TO THE DEPOSITARY IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.



     The tender by a holder will constitute an agreement between the holder, IES and the exchange agent in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.



     In the case of a broker-dealer that receives exchange notes for its own account in exchange for existing notes which were acquired by it as a result of market-making or other trading activities, the letter of transmittal will also include an acknowledgment that the broker-dealer will deliver a copy of this prospectus in connection with the resale by it of exchange notes received pursuant to the exchange offer. See "Plan of Distribution."



     THE METHOD OF DELIVERY OF EXISTING NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDERS. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR EXISTING NOTES SHOULD BE SENT TO US. HOLDERS MAY ALSO REQUEST THAT THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES EFFECT THE TENDER FOR HOLDERS IN EACH CASE AS SET FORTH HEREIN AND IN THE LETTER OF TRANSMITTAL.


     Any beneficial owner whose existing notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering his existing notes, either make appropriate arrangements to register ownership of the existing notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.



     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act unless the existing notes tendered pursuant thereto are tendered (1) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" of the letter of transmittal or (2) for the account of an eligible institution. If the letter of transmittal is signed by a person other than the registered holder, the existing notes must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the existing notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the existing notes. If the letter of transmittal or any existing notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.



     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered existing notes will be determined by us in our sole discretion. This determination will be final and binding. We reserve the absolute right to reject any and all existing notes not properly tendered or any existing notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular existing notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of existing notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of existing notes, neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of existing notes nor shall any of them incur liability for failure to give notification. Tenders of existing notes will not be deemed to have been made until such irregularities have been cured or waived. Any existing notes received by the Exchange Agent that we determine are not properly tendered or the tender of which is otherwise rejected by us and as to which the defects or irregularities have not been cured or waived by us will be returned by the exchange agent to the tendering holder unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.



     In addition, we reserve the right in our sole discretion to (1) purchase or make offers for any existing notes that remain outstanding subsequent to the expiration date, or, as set forth under "-- Termination," to terminate the exchange offer and (2) to the extent permitted by applicable law, purchase existing notes in the open market, in privately negotiated transactions or otherwise. The terms of these purchases or offers may differ from the terms of the exchange offer.


BOOK-ENTRY TRANSFER


     We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the existing notes at the DTC for the purpose of facilitating the exchange offer, and subject to their establishment, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of existing notes by causing the book-entry transfer facility to transfer the existing notes into the exchange agent's account with respect to the existing notes in accordance with the book-entry transfer facility's procedures for transfer. Although delivery of existing notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, with the time period provided under the procedures. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.


GUARANTEED DELIVERY PROCEDURES


     Holders who wish to tender their existing notes and (1) whose existing notes are not immediately available, or (2) who cannot deliver their existing notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, or if the holder cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:



     - the tender is made through an eligible institution;



     - prior to the expiration date, the exchange agent receives from an eligible institution a properly completed and duly executed notice of guaranteed delivery (by facsimile transmittal, mail or hand delivery) setting forth the name and address of the holder, the certificate number or numbers of the holder's existing notes and the principal amount of the existing notes tendered, stating that the tender is being made, and guaranteeing that, within five business days after the expiration date, the letter of transmittal (or facsimile), together with the certificate(s) representing the existing notes to be tendered in proper form for transfer and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and



     - the properly completed and executed letter of transmittal (or a facsimile), together with the certificate(s) representing all tendered existing notes in proper form for transfer (or confirmation of a book-entry transfer into the exchange agent's account at the depositary of existing notes delivered electronically) and all other documents required by the letter of transmittal are received by the exchange agent within five business days after the expiration date.


     Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their existing notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of existing notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.


     To withdraw a tender of existing notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth below prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:



     - specify the name of the person having deposited the existing notes to be withdrawn (the "depositor"),



     - identify the existing notes to be withdrawn (including the certificate number or numbers and principal amount of the existing notes or, in the case of existing notes transferred by book-entry transfer, the name and number of the account at the depositary to be credited),



     - be signed by the depositor in the same manner as the original signature on the letter of transmittal by which the existing notes were tendered (including any required signature guarantee) or be accompanied by documents of transfer sufficient to permit the trustee with respect to the existing notes to register the transfer of such existing notes into the name of the depositor withdrawing the tender and



     - specify the name in which any such existing notes are to be registered, if different from that of the depositor.

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by us, whose determination shall be final and binding on all parties. Any existing notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued with respect thereto unless the existing notes so withdrawn are validly retendered. Any existing notes that have been tendered but are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn existing notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.



CONDITIONS



     The exchange offer is subject only to the following conditions:



     - the compliance of the exchange offer with securities laws;



     - the tender of the existing notes;



     - the representation by the holders of the existing notes that the exchange notes they will receive are being acquired by them in the ordinary course of their business and that at the time the exchange offer is consummated the holder had no plan to participate in the distribution of the exchange notes; and



     - no judicial or administrative proceeding shall have been threatened that would limit us from proceeding with the exchange offer.



EXCHANGE AGENT



     State Street Bank and Trust Company, the trustee under the indenture, has been appointed as exchange agent for the exchange offer. In this capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of our directions. Requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:


By Mail:                                  State Street Bank and Trust Company
                                          Two International Place
                                          P. O. Box 77802102
                                          Boston, Massachusetts 02110
By Hand Delivery or Overnight Courier:    State Street Bank and Trust Company
                                          Two International Place
                                          Boston, Massachusetts 02110
Facsimile Transmission:                   (617) 664-5290
Confirm by Telephone:                     (617) 664-5587

     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

SOLICITATION OF TENDERS; FEES AND EXPENSES


     We will bear the expenses of soliciting tenders pursuant to the exchange offer. The principal solicitation under the exchange offer is being made by mail. Additional solicitations may be made by our officers and regular employees and our affiliates in person, by telegraph, telephone or telecopier.



     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection therewith and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the existing notes and in handling or forwarding tenders for exchange.



     We will pay the expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees and printing costs.



     You will not be obligated to pay any transfer tax in connection with the exchange, except if you instruct us to register new notes in the name of, or request that notes not tendered or not accepted in the exchange offer be returned to, a person other than you, you will be responsible for the payment of any applicable transfer tax.


ACCOUNTING TREATMENT


     The exchange notes will be recorded at the same carrying value as the existing notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us upon the consummation of the exchange offer. We will amortize the expenses of the exchange offer over the term of the exchange notes.



FEDERAL INCOME TAX CONSEQUENCES



     This general discussion of certain United States federal income tax consequences applies to you if you are a United States holder, you acquired existing notes at original issue for cash and you exchange those existing notes for exchange notes in the exchange offer. This discussion only applies to you if you purchased existing notes in the exchange offer for an amount equal to the "issue price" of such notes and hold the exchange notes as a "capital asset," generally, for investment, under Section 1221 of the Code. This summary, however, does not consider state, local or foreign tax laws. In addition, it does not include all of the rules which may affect the United States tax treatment of your investment in the exchange notes. For example, special rules not discussed here may apply to you if you are, including without limitation:



     - a broker-dealer, a dealer in securities or a financial institution;



     - an insurance company;



     - a tax-exempt organization;



     - holding the exchange notes through partnerships or other pass-through entities; or



     - holding the exchange notes as part of a hedge, straddle or other risk reduction or constructive sale transaction.



     This discussion only represents our best attempt to describe certain federal income tax consequences that may apply to you based on current United States federal tax law. This discussion may in the end inaccurately describe the federal income tax consequences which are applicable to you because the law may change, possibly retroactively, and because the Internal Revenue Service or any court may disagree with this discussion.



     This summary may not cover your particular circumstances because it does not consider foreign, state or local tax rules, disregards certain federal tax rules, and does not describe future changes in federal tax rules. Please consult your tax advisor concerning the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdiction, to your particular situation rather than relying on this general description.

UNITED STATES HOLDER



     You are a United States holder if you hold notes and you are:



     - a citizen or resident of the United States;



     - a corporation or partnership created or organized in the United States or under the laws of the United States or of any political subdivision;



     - an estate the income of which is subject to United States federal income tax regardless of its source; or



     - a trust, if (i) a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial decisions of the trust, or (ii) the trust was in existence on August 20, 1996 and has properly elected to continue to be treated as a United States person.



RECEIPT OF EXCHANGE NOTES



     Because the economic terms of the exchange notes and the existing notes are identical, your exchange of existing notes for exchange notes under the exchange offer will not constitute a taxable exchange of the existing notes. As a result:



     - you will not recognize taxable gain or loss when you receive exchange notes in exchange for existing notes;



     - your holding period in the exchange notes will include your holding period in the existing notes; and



     - your basis in the exchange notes will equal your basis in the existing notes.



SALE OR OTHER TAXABLE DISPOSITION OF EXCHANGE NOTES



     You must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of an exchange note. The amount of your gain or loss equals the difference between the amount you receive for the exchange note in cash or other property, valued at fair market value, minus the amount attributable to accrued qualified stated interest on the exchange note, minus your adjusted tax basis in the exchange note. Your initial tax basis in an exchange note equals the price you paid for the existing note which you exchanged for the exchange note increased by amounts previously includable in income as original issue discount and reduced by any payments other than payments of qualified stated interest made on such notes.



     Your gain or loss will generally be a long-term capital gain or loss if your holding period in the exchange note is more than one year. Otherwise, it will be a short-term capital gain or loss. Payments attributable to accrued qualified stated interest which you have not yet included in income will be taxed as ordinary interest income.



BACKUP WITHHOLDING



     You may be subject to a 31% backup withholding tax with respect to payments of interest, principal and premium on, and any proceeds upon the sale or disposition of, an exchange note. Certain holders, including, among others, corporations and certain tax-exempt organizations, are generally not subject to backup withholding. In addition, the 31% backup withholding tax will not apply to you if you provide your taxpayer identification number ("TIN") in the prescribed manner unless:



     - the IRS notifies us or our agent that the TIN you provided is incorrect;



     - you fail to report interest and dividend payments that you receive on your tax return and the IRS notifies us or our agent that withholding is required; or



     - you fail to certify under penalties of perjury that you are not subject to backup withholding.

     You should consult your tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such an exemption. If the 31% backup withholding tax does apply to you, you may use the amounts withheld as a refund or credit against your federal income tax liability as long as you provide certain information to the IRS.



PARTICIPATION IN THE EXCHANGE OFFER; UNTENDERED NOTES


     Participation in the exchange offer is voluntary. Holders of the existing notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.


     As a result of the making of, and upon acceptance for exchange of all validly tendered existing notes pursuant to the terms of, this exchange offer, we will have fulfilled a covenant contained in the terms of the registration rights agreement. Holders of the existing notes who do not tender their certificates in the exchange offer will continue to hold the certificates and will be entitled to all the rights, and subject to the limitations applicable thereto, under the indenture, except for any such rights under the registration rights agreement that by their term terminate or cease to have further effect as a result of the making of this exchange offer. See "Description of the Notes." All untendered existing notes will continue to be subject to the restrictions on transfer set forth in the indenture. To the extent that existing notes are tendered and accepted in the exchange offer, the trading market for untendered existing notes could be adversely affected. This is because there will probably be many fewer remaining existing notes outstanding following the exchange, significantly reducing the liquidity of the untendered notes.



     We may in the future seek to acquire untendered existing notes in the open market or through privately negotiated transactions, through subsequent exchange offers or otherwise. We intend to make any such acquisitions of existing notes in accordance with the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, including Rule 14e-1, to the extent applicable. We have no present plan to acquire any existing notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any existing notes that are not tendered pursuant to the exchange offer.

                                USE OF PROCEEDS


     We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange existing notes in like principal amount. The existing notes surrendered in exchange for exchange notes will be retired and canceled and cannot be reissued. Issuance of the exchange notes will not result in a change in our amount of outstanding debt.


                                 CAPITALIZATION


     The following table sets forth our cash, debt and total capitalization as of December 31, 1998, and as adjusted to reflect the sale of the existing notes and the application of the estimated net proceeds therefrom. See "Selected Financial Data" and "Use of Proceeds." This table should be read in conjunction with the Unaudited Pro Forma Financial Statements and related notes and our Consolidated Financial Statements and the related notes incorporated with this prospectus by reference.



                                                              AS OF DECEMBER 31, 1998
                                                              -----------------------
                                                               ACTUAL     AS ADJUSTED
                                                              --------    -----------
                                                                  (IN THOUSANDS)
Cash........................................................  $  4,004     $ 58,844
                                                              ========     ========
Debt:
  Credit facility(a)........................................  $ 89,000     $     --
  Capital leases and other debt.............................     4,517        4,517
  Notes offered hereby, net of discount.....................        --      148,800
                                                              --------     --------
          Total debt........................................    93,517      153,317
Stockholders' equity:
  Common stock..............................................       289          289
  Restricted common stock...................................        27           27
  Additional paid-in capital................................   301,384      301,384
  Retained earnings.........................................    19,838       19,838
                                                              --------     --------
          Total stockholders' equity........................   321,538      321,538
                                                              --------     --------
          Total capitalization..............................  $415,055     $474,855
                                                              ========     ========


---------------


(a) As of May 6, 1999, approximately $15 million was outstanding under the credit facility.

                            SELECTED FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)


     We acquired 16 electrical businesses concurrently with the consummation of the initial public offering of our common stock. Accounting rules dictated that one of our Founding Companies, Houston-Stafford, be considered, for accounting purposes, the entity which acquired the other Founding Companies and IES. Because of this, our consolidated historical financial statements represent the financial position and results of operations of:



     - Houston-Stafford;


     - the other Founding Companies and 25 of the other 26 Acquired Companies beginning on their respective dates of acquisition; and


     - one Acquired Company, the results of which are presented for the entire period because it was accounted for using the pooling of interests method of accounting.



     During various portions of the periods presented below, our companies were not under common control or management and, therefore, the data presented may not be comparable to or indicative of future performance. Since the information in this table is only a summary and does not provide all of the information contained in our financial statements, including the related notes, you should read "Use of Proceeds," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and pro forma financial statements and related notes included in or incorporated into this registration statement.



                                                                                             YEAR ENDED        THREE MONTHS ENDED
                                        YEAR ENDED DECEMBER 31,      NINE MONTHS ENDED      SEPTEMBER 30,         DECEMBER 31,
                                      ----------------------------     SEPTEMBER 30,     -------------------   ------------------
                                       1994      1995       1996           1997            1997       1998      1997       1998
                                      -------   -------   --------   -----------------   --------   --------   -------   --------
                                                                        (UNAUDITED)                               (UNAUDITED)
STATEMENTS OF OPERATIONS DATA:
  Revenues..........................  $65,211   $73,345   $101,431        $92,379        $117,111   $386,721   $31,799   $197,712
  Cost of services (including
    depreciation)...................   57,633    63,709     85,081         76,306          95,937    306,052    25,262    156,745
                                      -------   -------   --------        -------        --------   --------   -------   --------
  Gross profit......................    7,578     9,636     16,350         16,073          21,174     80,669     6,537     40,967
  Selling, general and
    administrative expenses.........    6,786     7,905     10,228         10,222          14,261     47,390     7,718     21,841
  Non-cash, non-recurring
    compensation charge.............       --        --         --             --              --     17,036        --         --
  Goodwill amortization.............       --        --         --             --              --      3,212        --      1,848
                                      -------   -------   --------        -------        --------   --------   -------   --------
  Income from operations............      792     1,731      6,122          5,851           6,913     13,031    (1,181)    17,278
  Interest and other income
    (expense), net..................      (80)     (182)        14            292             385       (393)        1     (1,486)
                                      -------   -------   --------        -------        --------   --------   -------   --------
  Income before income taxes........      712     1,549      6,136          6,143           7,298     12,638    (1,180)    15,792
  Provision for income taxes........      287       563      2,471          2,408           2,923     12,690      (499)     6,700
                                      -------   -------   --------        -------        --------   --------   -------   --------
  Net income (loss).................  $   425   $   986   $  3,665        $ 3,735        $  4,375   $    (52)  $  (681)  $  9,092
                                      =======   =======   ========        =======        ========   ========   =======   ========
OTHER FINANCIAL DATA AND RATIOS:
  Ratio of earnings to fixed
    charges(a)......................      3.9x      5.8x      28.5x          25.5x           26.8x       6.1x       --        8.8x


                                                                  YEAR ENDED       THREE MONTHS ENDED
                                                              SEPTEMBER 30, 1998   DECEMBER 31, 1998
                                                              ------------------   ------------------
PRO FORMA STATEMENTS OF OPERATIONS:
  Revenues..................................................       $798,828             $203,116
  Cost of services (including depreciation).................        640,482              161,530
                                                                   --------             --------
  Gross profit..............................................        158,346               41,586
  Selling, general and administrative expenses..............         82,831               22,698
  Non-cash, non-recurring compensation charge...............             --                   --
  Goodwill amortization.....................................          7,757                1,899
                                                                   --------             --------
  Income from operations....................................         67,758               16,989
  Interest and other income (expense), net..................         (3,668)              (1,452)
                                                                   --------             --------
  Income before income taxes................................         64,090               15,537
  Provision for income taxes................................         27,297                6,622
                                                                   --------             --------
  Net income................................................       $ 36,793             $  8,915
                                                                   ========             ========
OTHER FINANCIAL DATA RATIOS:
  Ratio of earnings to fixed charges(a).....................           12.2x                 8.2x

                                                                                          AS OF
                                                          AS OF DECEMBER 31,          SEPTEMBER 30,         AS OF DECEMBER 31,
                                                      ---------------------------   ------------------   ------------------------
                                                       1994      1995      1996      1997       1998      1997           1998
                                                      -------   -------   -------   -------   --------   -------      -----------
                                                                                                               (UNAUDITED)
BALANCE SHEET DATA:
  Cash..............................................  $   680   $ 1,772   $ 4,301   $ 4,154   $ 14,583   $ 1,751       $  4,044
  Working capital...................................    3,095     3,905     7,068     7,770     75,020     8,444         77,931
  Total assets......................................   13,594    14,882    23,712    35,794    502,468    32,473        518,006
  Total debt........................................    3,294     1,221     1,959     2,169     94,177     2,960         93,517
  Total stockholders' equity........................    4,431     5,842     8,700    12,636    302,704    11,067        321,528

---------------

(a) The ratio of earnings to fixed charges is calculated by dividing the fixed charges into net income before taxes and minority interests plus fixed charges. Fixed charges consist of

     - interest expense,


     - amortization of debt issuance costs and


     - the estimated interest component of rent expense.


    As a result of the operating loss during the three months ended December 31, 1997, earnings did not cover fixed charges by $1,180.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION


     The following discussion should be read in conjunction with the financial statements and related notes incorporated by reference in this prospectus.


     We are the third largest provider of electrical contracting and maintenance services in the United States. We began operations on January 30, 1998 with the acquisition of 16 electrical businesses and through December 31, 1998, we have acquired 26 additional electrical contracting and maintenance services businesses. See "Summary -- Recent Developments" for a description of acquisitions we have completed since December 31, 1998.


     We serve a broad range of markets, including



     - commercial,



     - industrial and residential and



     - power line markets.


In addition, we have recently entered into the data communication market, which includes the installation of wiring for computer networks and fiber optic telecommunications systems. Our revenues are generated from a mix of


     - new construction,



     - renovation,



     - maintenance and



     - specialized services.


We also focus on higher margin, larger projects that require special expertise, such as


     - design-and-build projects that utilize the capabilities of our in-house engineers,



     - service,



     - maintenance and



     - renovation and upgrade work.



We believe our service, maintenance and renovation and upgrade tends to either be recurring, have lower sensitivity to economic cycles, or both.



     Houston-Stafford is considered for accounting purposes the entity which acquired the other founding companies and IES. As such, IES's consolidated historical financial statements represent the financial position and results of operations of (1) Houston-Stafford as restated to include the financial position and results of operations of one Acquired Company that was acquired in a pooling of interests transaction, and (2) the other Founding Companies and the other Acquired Companies beginning on their respective dates of acquisition.



     Our revenues are derived primarily from electrical construction and maintenance services provided to commercial, industrial, residential and power line and data communications customers. Revenues from fixed-price construction and renovation contracts are generally accounted for on a percentage-of-completion basis, using the cost-to-cost method. The cost-to-cost method measures the percentage completion of a contract based on total costs incurred to date compared to total estimated costs at completion. Such contracts generally provide that the customers accept completion of progress to date and pay us for services rendered measured in terms of hours expended or some other measure of progress. Some of our customers require us to post performance and payment bonds upon the execution of the contract, depending upon the nature of the work to be performed. Our fixed-price contracts often include payment provisions that allow the customer to withhold up to ten percent from each payment during the course of a job and forwards all retained amounts to us upon completion and approval of the work. Maintenance and other service revenues are recognized as the services are performed.


     Cost of services consists primarily of


     - salaries and benefits of employees,



     - subcontracted services,



     - materials,



     - parts and supplies,



     - depreciation,



     - fuel and other vehicle expenses and



     - equipment rentals.



Our gross margin, which is gross profit expressed as a percentage of revenues, depends on the relative proportion of costs related to labor and materials. On jobs in which a higher percentage of the cost of services consists of labor costs, we typically achieve higher gross margins than on jobs where materials represent more of the cost of services. Materials costs can be calculated with relatively greater accuracy than labor costs, and we seek to maintain higher margins on our labor-intensive projects to compensate for the potential variability of labor costs for these projects. Selling, general and administrative expenses consist primarily of



     - compensation and related benefits for presidents,



     - administrative salaries and benefits,



     - advertising,



     - office rent and utilities,



     - communications and



     - professional fees.


     We believe that we have realized savings from


     - consolidation of insurance and bonding programs,



     - reduction in other general and administrative expenses such as training and advertising,



     - our ability to borrow at lower interest rates than the individual companies,



     - consolidation of operations in certain locations and



     - greater volume discounts from suppliers of materials, parts and supplies.


Offsetting these savings are costs related to


     - our corporate management,



     - costs of being a public company and



     - costs of integrating acquired companies.


     As a result of the acquisitions of the Acquired Companies and the Founding Companies that were accounted for as purchases, the excess of the consideration paid over the fair value of the net assets acquired was recorded as goodwill on our balance sheet and is being amortized as a non-cash charge to the statement of operations over a 40-year period.


     We do not utilize financial instruments for trading purposes and hold no derivative financial instruments which could expose us to significant market risk. Our exposure to market risk for changes in interest rates relates primary to our long-term obligations under our credit facility, of which $89.0 million had been borrowed as of December 31, 1998. The credit facility matures on July 30, 2001. The weighted average interest rate of the $89.0 million of indebtedness outstanding under the credit facility was 6.88% at December 31, 1998.


RESULTS OF OPERATIONS


     The following table presents selected historical results of our operations, including our subsidiaries, with dollar amounts in thousands. These historical statements of operations represent the results of operations of (1) Houston-Stafford (as restated to include the results of operations of one Acquired Company that was acquired in a pooling-of-interests transaction) for periods ending prior January 30, 1998 and (2) Houston-Stafford (as restated) and the results of operations of the Founding Companies and other Acquired Companies beginning on their respective dates of acquisitions.


                                                 NINE MONTHS
                                 YEAR ENDED         ENDED          YEAR ENDED SEPTEMBER 30,         QUARTER ENDED DECEMBER 31,
                                DECEMBER 31,    SEPTEMBER 30,   -------------------------------   -------------------------------
                                    1996            1997             1997             1998            1997              1998
                               --------------   -------------   --------------   --------------   -------------    --------------
                                                 (UNAUDITED)                                                (UNAUDITED)
Revenues.....................  $101,431   100%  $92,379   100%  $117,111   100%  $386,721   100%  $31,799   100%   $197,712   100%
Cost of services.............    85,081    84    76,306    83     95,937    82    306,052    79    25,262    79     156,745    79
                               --------   ---   -------   ---   --------   ---   --------   ---   -------   ---    --------   ---
Gross profit.................    16,350    16    16,073    17     21,174    18     80,669    21     6,537    21      40,967    21
Selling, general and
 administrative expenses.....    10,228    10    10,222    11     14,261    12     47,390    12     7,718    24      21,841    11
Non-cash, non-recurring
 compensation charge in
 connection with the Founding
 Company acquisitions........        --    --        --    --         --    --     17,036     5        --    --          --    --
Goodwill amortization........        --    --        --    --         --    --      3,212     1        --    --       1,848     1
                               --------   ---   -------   ---   --------   ---   --------   ---   -------   ---    --------   ---
Income (loss) from
 operations..................     6,122     6     5,851     6      6,913     6     13,031     3    (1,181)   (3)     17,278     9
Interest and other income
 (expense), net..............        14    --       292     1        385    --       (393)   --         1    --      (1,486)   (1)
                               --------   ---   -------   ---   --------   ---   --------   ---   -------   ---    --------   ---
Income (loss) before income
 taxes.......................     6,136     6     6,143     7      7,298     6     12,638     3    (1,180)   (3)     15,792     8
Provision (benefit) for
 income
 taxes.......................     2,471     2     2,408     3      2,923     2     12,690     3      (499)   (1)      6,700     3
                               --------   ---   -------   ---   --------   ---   --------   ---   -------   ---    --------   ---
Net income (loss)............  $  3,665     4%  $ 3,735     4%  $  4,375     4%  $    (52)   --%  $  (681)   (2)%  $  9,092     5%
                               ========   ===   =======   ===   ========   ===   ========   ===   =======   ===    ========   ===

  QUARTER ENDED DECEMBER 31, 1998 COMPARED TO QUARTER ENDED DECEMBER 31, 1997

     Revenues increased $165.9 million, or 522%, from $31.8 million for the three months ended December 31, 1997, to $197.7 million for the three months ended December 31, 1998. The increase in revenues is principally due to the acquisitions of the Founding Companies and the Acquired Companies.

     Gross profit increased $34.5 million, or 527%, from $6.5 million for the three months ended December 31, 1998. The increase in gross profit was principally due to the acquisitions of the Founding Companies and the Acquired Companies. As a percentage of revenues, gross profit increased from 20.6% in 1997 to 20.7 % in 1998


     Selling, general and administrative expenses increased $14.1 million, or 183%, from $7.7 million for the three months ended December 31, 1997, to $28.8 million for the three months ended December 31, 1998. This increase in selling, general and administrative expenses was primarily attributable to the acquisitions of the Founding Companies and the Acquired Companies, a non-recurring $4.4 million bonus paid to the owners of Houston-Stafford during the three months ended December 31, 1997 prior to our IPO, and corporate costs incurred in 1998 associated with being a public company. Excluding these bonuses and higher corporate costs, selling, general and administrative expenses as a percentage of revenues decreased from 10.4% to 10.0% in 1998.



     Income from operations increased $18.5 million, or 1,563%, from $(1.2) million for the three months ended December 31, 1997, to $17.3 million for the three months ended December 31, 1998. This increase in operating income is primarily attributable to the acquisitions of the Founding Companies and the Acquired Companies, the non-recurring owner bonuses in 1997, partially offset by higher corporate costs discussed above. As a percentage of revenues, income from operations (excluding the owner bonuses and higher corporate costs noted above) decreased from approximately 10.1% in 1997 to 9.8% in 1998.



     Interest and other income (expense), net decreased from $0.0 million in 1997 to $(1.8) million in 1998, primarily as a result of interest expense incurred in 1998 on borrowings to fund our acquisitions. The increase in our tax provision from $(0.5) million in 1997 to $6.7 million in 1998 is primarily attributable to the growth in income from operations discussed above. Our effective tax rate increased from (42)% in 1997 to 42% in 1998, due to the growth in income from operations discussed above. The change in net income
(loss) is primarily attributable to the factors discussed above.



  YEAR ENDED SEPTEMBER 30, 1998 COMPARED TO YEAR ENDED SEPTEMBER 30, 1997


     Revenues increased $269.6 million, or 230%, from $117.1 million for the year ended September 30, 1997 to $386.7 million for the year ended September 30, 1998. The increase in revenue was principally due to the acquisition of the Founding Companies and the Acquired Companies.


     Gross profit increased $59.5 million, or 281%, from $21.2 million for the year ended September 30, 1997 to $80.7 million for the year ended September 30, 1998. The increase in gross profit was principally due to the acquisition of the Founding Companies and the Acquired Companies. As a percentage of revenues, gross profit increased from 18% in 1997 to 21% in 1998. This increase was attributable primarily to Houston-Stafford's lower margin on materials acquired for a significant customer and higher than normal levels of overtime in the prior year.


     Selling, general and administrative expenses increased $33.1 million, or 232%, from $14.3 million for the year ended September 30, 1997 to $47.4 million for the year ended September 30, 1998. Selling, general and administrative expenses as a percentage of revenues remained constant at approximately 12% in 1997 and 1998. Selling, general and administrative expenses were primarily attributable to the acquisitions of the Founding Companies and the Acquired Companies, a $5.6 million bonus paid to the owners of Houston-Stafford during the four months ended in January 1998, compared to a $1.5 million bonus during the four months ended in January 1997, and approximately $3.3 million of public company related corporate costs incurred in 1998 which did not exist in 1997. Excluding such bonuses and higher corporate costs, selling, general and administrative expenses as a percentage of revenues decreased from 11% in 1997 to 10% in 1998.

     Income from operations increased $6.1 million, or 88%, from $6.9 million for the year ended September 30, 1997 to $13.0 million for the year ended September 30, 1998. This increase in operating income was primarily attributable to acquisition of the Founding Companies and the Acquired Companies and the non-recurring owner bonuses in 1997. These increases were partially offset by the higher corporate costs discussed above and the $17.0 million non-cash, nonrecurring compensation charge incurred in connection with our IPO. As a percentage of revenues, income from operations (excluding the owner bonuses, higher corporate costs and the non-cash, non-recurring compensation charge noted above) increased from 7% in 1997 to 10% in 1998.

     Interest and other income (expense), net changed from income of $0.4 million in 1997 to $(0.4) million in 1998, primarily as a result of interest expense on borrowings to fund our 1998 acquisitions. The increase in our tax provision from $2.9 million in 1997 to $12.7 million in 1998 is primarily attributed to the growth in income from operations discussed above. Our effective tax rate increased from 40% in 1997 to 100% in 1998, due to a $17.0 million non-cash, nonrecurring compensation charge recognized during 1998 in connection with the IPO which is not deductible for tax purposes. The change in net income (loss) is primarily attributed to the factors discussed above.


  YEAR ENDED SEPTEMBER 30, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996


     Revenues increased $15.7 million, or 15%, from $101.4 million for the year ended December 31, 1996 to $117.1 million for the year ended September 30, 1997 primarily as a result of increased demand and the consolidation of an electrical supply company, partially offset by the effects of unusually rainy weather in Texas.

     Gross profit increased $4.8 million, or 30%, during the year ended September 30, 1997 to $21.2 million, and gross margin increased to 18% during the year ended September 30, 1997 from 16% during the year ended December 31, 1996 as a result of favorable pricing related to the increase in demand and higher discounts on certain long-term material purchase commitments.

     Selling, general and administrative expenses increased 40% from $10.2 million to $14.3 million. The increase was primarily attributable to an increase in bonuses for certain key employees and to a lesser degree higher insurance costs.

     Income from operations increased $0.8 million, or 13%, from $6.1 million for the year ended December 31, 1996 to $6.9 million for the year ended September 30, 1997. This increase in operating income was primarily attributable to the changes in revenues and selling, general and administrative expenses discussed above. As a percentage of revenues, income from operations remained constant at 6%.

     Interest and other income, net increased from $14,000 in 1996 to $0.4 million in 1997 due to an increase in other income. Our effective tax rate remained constant at 40% in 1996 and 1997. The increase in net income is primarily attributed to the factors discussed above.

LIQUIDITY AND CAPITAL RESOURCES


     As of December 31, 1998, we had cash of $4.0 million, working capital of $77.8 million, borrowings of $89.0 million under our credit facility, $2.4 million of letters of credit outstanding and available capacity under our credit facility of $83.6 million.



     For the quarter ended December 31, 1998, we generated $0.9 million of net cash from operating activities, comprised of net income of $9.1 million, increased by $3.1 million of non-cash charges of depreciation and amortization, with the balance of the change due to other working capital changes. Net cash used in investing activities was $9.3 million, including $7.5 million used for the purchase of businesses, net of cash acquired. Net cash flow used in financing activities was $2.1 million, resulting primarily from $19.5 million of borrowings of debt, decreased by $21.4 million for payments of debt, further decreased by $225,000 for other financing activities.



     In January 1998, we entered into our credit facility, which provided for borrowings of up to $65.0 million, to be used for working capital, capital expenditures, other corporate purposes and acquisitions. In July 1998, the amounts available for borrowings under our credit facility were increased to $175.0 million. The amounts borrowed under the credit facility bear interest at an annual rate equal to either



     - LIBOR plus 1.0% to 2.0%, as determined by the ratio of our total funded debt to EBITDA, or



     - the higher of



        - the bank's prime rate and



        - the federal funds rate plus 0.5%, plus up to an additional 0.5% as determined by the ratio of our total funded debt to EBITDA.



     Commitment fees of 0.25% to 0.375%, as determined by the ratio of total funded debt to EBITDA, are due on any unused borrowing capacity under the credit facility. Our subsidiaries have guaranteed the repayment of all amounts due under the facility, and the facility is secured by the capital stock of the guarantors and the accounts receivable of IES and the guarantors. The credit facility


     - requires the consent of the lenders for acquisitions exceeding a certain level of cash consideration,



     - prohibits the payment of cash dividends on our common stock,



     - restricts our ability to incur other indebtedness and



     - requires us to comply with certain financial covenants.


     Availability of the credit facility is subject to customary drawing conditions.


     We anticipate that our cash flow from operations, proceeds from the issuance and sale of the existing notes and proceeds from the credit facility will provide sufficient cash to enable us to meet our working capital needs, debt service requirements and planned capital expenditures for property and equipment through fiscal 1999.



     Subsequent to our IPO, and through December 31, 1998, we had acquired 26 additional electrical contracting and maintenance businesses for approximately $100.5 million of cash and 7.1 million shares of common stock. The cash component of the consideration paid for these companies was funded with proceeds from our IPO, existing cash, and borrowings under our credit facility.



     We intend to continue to pursue acquisition opportunities. We may be in various stages of negotiation, due diligence and documentation of potential acquisitions at any time. The timing, size or success of any acquisition effort and the associated potential capital commitments cannot be predicted. We expect to fund future acquisitions primarily with working capital, cash flow from operations and borrowings, including any unborrowed portion of the credit facility, as well as issuances of additional equity or debt. To the extent we fund a significant portion of the consideration for future acquisitions with cash, we may have to increase the amount available for borrowing under our credit facility or obtain other sources of financing through the public or private sale of debt or equity securities. There can be no assurance that we will be able to secure such financing if and when it is needed or on terms we deem acceptable. If we are unable to secure acceptable financing, our acquisition program could be negatively affected. We expect capital expenditures for equipment and expansion of facilities to be funded from cash flow from operations and supplemented as necessary by borrowings under our credit facility.


SEASONALITY AND QUARTERLY FLUCTUATIONS


     Our results of operations from residential construction are seasonal, depending on weather trends, with typically higher revenues generated during the spring and summer and lower revenues during the fall and winter. The commercial and industrial aspect of our business is less subject to seasonal trends, as this work generally is performed inside structures protected from the weather. Our service business is generally not affected by seasonality. In addition, the construction industry has historically been highly cyclical. Our volume of business may be adversely affected by declines in construction projects resulting from adverse regional or national economic conditions. Quarterly results may also be materially affected by the timing of new construction projects and acquisitions and the timing and magnitude of acquisition assimilation costs. Accordingly, operating results for any fiscal period are not necessarily indicative of results that may be achieved for any subsequent fiscal period.


INFLATION


     Due to the relatively low levels of inflation experienced in fiscal 1996, 1997 and 1998, inflation did not have a significant effect on our results in those fiscal years, or any of the Founding Companies or the Acquired Companies during similar periods.

RECENT ACCOUNTING PRONOUNCEMENTS


     On October 1, 1998, we adopted SFAS No. 130 "Reporting Comprehensive Income," which requires the display of comprehensive income and its components in the financial statements. Comprehensive income represents all changes in equity of an entity during the reporting period, including net income and charges directly to equity which are excluded from net income. There was no difference between our "traditional" and "comprehensive" net income.



     In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," which establishes standards for the way public enterprises are to report information about operating segments in annual financial statements and requires the reporting of selected information about operating systems in interim financial reports issued to shareholders. SFAS No. 131 is effective for us for our year ended September 30, 1999, at which time we will adopt the provision. We are currently evaluating the impact on our financial disclosures.



     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which becomes effective for us for our year ended September 30, 2000. SFAS No. 133 requires a company to recognize all derivative instruments (including certain derivative instruments embedded in other contracts) as assets or liabilities in its balance sheet and measure them at fair value. The statement requires that changes in the derivatives' fair value be recognized as current earnings unless specific hedge accounting criteria are met. We are evaluating SFAS No. 133 and the impact on existing accounting policies and financial reporting disclosures. However, we have not to date engaged in activities or entered into arrangements normally associated with derivative instruments.


YEAR 2000


     YEAR 2000 ISSUE. Many software applications, hardware and equipment and embedded chip systems identify dates using only the last two digits of the year. These products may be unable to distinguish between dates in the year 2000 and dates in the year 1900. That inability (referred to as the "Year 2000" issue), if not addressed, could cause applications, equipment or systems to fail or provide incorrect information after December 31, 1999, or when using dates after December 31, 1999. This in turn could have an adverse effect on IES due to our direct dependence on its own applications, equipment and systems and indirect dependence on those of other entities with which we must interact.



     RISK OF NON-COMPLIANCE AND CONTINGENCY PLANS. The major applications which pose the greatest Year 2000 risks for us if implementation of the Year 2000 compliance program is not successful are our financial systems applications, including related third-party software. Potential problems if the Year 2000 compliance program is not successful could include delays and interruptions with respect to our ability to perform its financial and accounting functions. IES operates on a decentralized basis with each individual reporting unit having independent information technology (IT) and non-IT systems. IES's most significant reporting units represent in excess of 50% of our total revenue. Our Year 2000 compliance program is focused on the systems which could materially affect its business. IES has completed a preliminary assessment of its significant operating units and believes that the systems at these companies are or will shortly be Year 2000 compliant. IES currently has assessed its remaining Year 2000 risk as low because:



     - IES is not dependent on any key customers or suppliers (none represent as much as 5% of our sales or purchases, respectively);



     - IES has many separate PC based systems and is not dependent on any one system;



     - many of our processes are performed using spreadsheets and/or other manual processes which are not technologically dependent;



     - IES performs construction and service maintenance on site for its customers, and the work performed is manual in nature and not dependent on automated information technology systems to be completed; and

     - IES currently believes that most of its systems that have Year 2000 compliance issues are based on prepackaged third-party software that can be upgraded at nominal costs through vendor supported upgrades.



     As a result, we believe that our reasonably likely worst case Year 2000 scenario is a temporary inability for us to process the accounting transactions representing our business activity using automated information systems at certain of our operating units.



     The goal of the our Year 2000 project is to ensure that all of the critical systems and processes which are under the direct control of IES remain functional. However, because certain systems and processes may be interrelated with systems outside of our control, there can be no assurance that all implementations will be successful. Accordingly, as part of the Year 2000 project, contingency and business plans are in the process of being developed to respond to potential failures that may occur. Such contingency and business plans are scheduled to be completed by the fourth quarter of fiscal 1999. To the extent appropriate, such plans will include emergency back up and recovery procedures, remediation of existing systems with system upgrades or installation of new systems and replacing electronic applications with manual processes. Due to the uncertain nature of contingency planning, there can be no assurances that such plans actually will be sufficient to reduce the risk of material impacts on our operations due to Year 2000 issues. IES has ongoing information systems development and implementation projects, none of which have experienced delays due to its Year 2000 compliance program.



     Compliance Program. In order to address the Year 2000 issue, we have established a project team to assure that key automated systems and related processes will remain functional through year 2000. The team is addressing the project in the following stages:


     - awareness;

     - assessment;

     - remediation;

     - testing; and

     - implementation of the necessary modifications.

     The key automated systems consist of:

     - project estimating, management and financial systems applications;

     - hardware and equipment;

     - embedded chip systems; and

     - third-party developed software.


     The evaluation of the Year 2000 issue includes the evaluation of the Year 2000 exposure of third parties material to our operations. IES has retained a Year 2000 consulting firm to assist with the review of its systems for Year 2000 issues.



     IES State of Readiness. The awareness phase of the Year 2000 project has begun with a corporate-wide awareness program which will continue to be updated throughout the life of the project. We believes that there is not a material risk related to our non-IT systems because IES is primarily a manual service provider and does not rely on these types of systems. The assessment phase of the project involves for both IT and non-IT systems, among other things, efforts to obtain representations and assurances from third parties, including third-party vendors, that their hardware and equipment, embedded chip systems and software being used by or impacting IES or any of its business units are or will be modified to be Year 2000 compliant. To date, IES does not expect that responses from such third parties will be conclusive. However, because IES is not dependent on any key customers or suppliers, we do not believe that a disruption in service with any third party would have a material adverse effect on our business, results of operations or financial condition. The remediation phase involves identifying the changes which are required to be implemented by system for them to be Year 2000 compliant. The testing and implementation phases involve verifying that the identified changes address the Year 2000 problems identified through testing the system as part of implementing such changes. Management expects that the remediation, testing and implementation phases will be substantially completed during the third and fourth quarters of fiscal 1999.


     Costs to Address Year 2000 Compliance Issues. While the total cost to IES of the Year 2000 project is still being evaluated, management currently estimates that the costs to be incurred by IES in 1999 associated with assessing and testing applications, hardware and equipment, embedded chip systems, and third-party developed software will be less than $300,000, which will be funded with existing operating cash flows and deducted from income as incurred. IES believes that software vendor Year 2000 releases will address the majority of our Year 2000 issues. To date, IES has expended approximately $20,000 related to its Year 2000 compliance. These costs were primarily related to the assessment phase of the project. IES expects the majority of its costs related to the Year 2000 project will be incurred in the third and fourth quarters of its 1999 fiscal year. Because our internal systems are PC-based, management does not expect the costs to us of the Year 2000 project to have a material adverse effect on our financial position, results of operations or cash flows.

                                    BUSINESS


     We are the third largest provider of electrical contracting and maintenance services in the United States. In late 1997, we recognized a significant opportunity for a well-capitalized company with a nationwide presence to realize substantial competitive advantages by capitalizing on the fragmented nature of the electrical services industry. We began operations on January 30, 1998 with the acquisition of 16 electrical businesses in order to create a nationwide provider of electrical services and to lead the consolidation of our industry. Through May 6, 1999, we have acquired 42 additional electrical contracting and maintenance services businesses. On a pro forma basis for the year ended September 30, 1998 we generated revenues and earnings before interest, taxes, depreciation and amortization of $798.8 million and $81.7 million, respectively.



     According to the most recently available U.S. Census data, the electrical contracting industry generated annual revenues in excess of $40 billion in 1992. This data also indicates that the electrical contracting industry is highly fragmented with more than 54,000 companies, most of which are small, owner-operated businesses. We estimate that there are only five other U.S. electrical contractors with revenues in excess of $200 million. Government sources indicate that total construction industry revenues have grown at an average compound rate of approximately 6% from 1995 through 1998. Over the same period, our pro forma combined revenues have increased at a compound annual rate of approximately 13%. We believe this growth in revenues is primarily because:



     - our companies have been in business an average of 21 years,



     - have strong relationships with customers,



     - have effectively employed industry best practices and



     - have focused on larger, higher margin projects.



     We serve a broad range of markets, including:



     - commercial,



     - industrial,



     - residential and



     - power line markets.



     In addition, we have recently entered into the data communication market, which includes the installation of wiring for computer networks and fiber optic telecommunications systems. Our revenues are generated from a mix of:



     - new construction,



     - renovation,



     - maintenance and



     - specialized services.



     We focus on higher margin, larger projects that require special expertise, such as:



     - design-and-build projects that utilize the capabilities of our in-house engineers,



     - service,



     - maintenance and



     - renovation and upgrade work.

     We believe our service, maintenance and renovation and upgrade work tends to either be recurring, have lower sensitivity to economic cycles, or both.


INDUSTRY OVERVIEW


     GENERAL. Virtually all construction and renovation in the United States generates demand for electrical contracting services. Electrical work generally accounts for approximately:



     - 8% to 12% of the total construction cost of commercial and industrial projects,



     - 5% to 10% of the total construction cost for residential projects, and



     - substantially all of the construction costs of power line projects.



     In recent years, electrical contractors have experienced a growing demand for their services due to:



     - more stringent electrical codes,



     - increased use of electrical power,



     - demand for increased data cabling capacity for high-speed computer systems and



     - the construction of smart houses with integrated computer, temperature control and safety systems.


THE MARKETS WE SERVE


     COMMERCIAL MARKET. Our commercial work consists primarily of electrical installations and renovations in:



     - office buildings,



     - high-rise apartments and condominiums,



     - theaters,



     - restaurants,



     - hotels,



     - hospitals and



     - school districts.



     Our commercial customers include:



     - general contractors,



     - developers,



     - building owners,



     - engineers and



     - architects.


     We believe that demand for our commercial services is driven by construction and renovation activity levels, as well as more stringent local and national electrical codes. From fiscal 1995 through 1998, our pro forma revenues from commercial work have grown at a compound annual rate of approximately 11% per year and currently represent approximately 45% of our total pro forma 1998 revenues.

     INDUSTRIAL MARKET. Our industrial work consists primarily of electrical installations and upgrade, renovation and replacement service and maintenance work in:



     - manufacturing and processing facilities,



     - military installations,



     - airports and



     - refineries and petrochemical and power plants.



According to internal estimates, approximately 60% of our industrial revenues are associated with new construction. The balance of our industrial revenues are derived from significant contracts for upgrade, renovation and replacement service and maintenance work. Our industrial customers include:



     - facility owners,



     - general contractors,



     - engineers,



     - consultants and



     - architects.



We believe that demand for our industrial services is driven by facility upgrades and replacements. We also believe demand is driven by general activity levels in the particular industries served, which is in turn affected by general economic conditions. From fiscal 1995 through 1998, our pro forma revenues from industrial work have grown at a compound annual rate of approximately 14% per year and currently represent approximately 28% of our total pro forma 1998 revenues.



     RESIDENTIAL MARKET. Our work for the residential market consists primarily of electrical installations in new single family housing and low-rise multifamily housing for customers which include local, regional and national homebuilders and developers. We believe demand for our residential services is dependent on the number of single family and multi-family home starts. Single-family starts are most affected by the level of interest rates and general economic conditions. Competitive factors particularly important in the residential market include our ability to build relationships with homebuilders and developers by providing services in each area of the country in which they operate. This ability has become increasingly important as consolidation has occurred within the residential construction industry and homebuilders and developers have sought out service providers on whom they can rely for consistent service in all of their operating regions. We believe we are currently one of the largest providers of electrical contracting services to the U.S. residential construction market. We also believe that there is significant additional opportunity for consolidation within this highly fragmented market. In the current low interest rate environment, our residential business has experienced significant growth. Our pro forma revenues from residential electrical contracting have grown at a compound annual rate of approximately 21% from fiscal 1995 through 1998 and currently represent approximately 16% of our total pro forma 1998 revenues.



     POWER LINE MARKET. Our work for the power line market consists primarily of the installation, repair and maintenance of electric power transmission lines and the construction of electric substations. We generally serve as the prime contractor and perform substantially all of the construction work on these contracts. Our customers in this market are government agencies and utilities. We believe demand for power line services is driven by:



     - new infrastructure development,



     - utilities' efforts to reduce costs through the outsourcing of power line installation and maintenance services in anticipation of deregulation and



     - the need to modernize and increase the capacity of existing transmission and distribution systems.

The power line business is a new focus for our company and currently represents approximately 3% of our total pro forma 1998 revenues.


     SERVICE AND MAINTENANCE MARKET. The balance of our total pro forma 1998 revenues is derived from service calls and routine maintenance contracts. Our service and maintenance revenues tend to be recurring and less sensitive to economic fluctuations. Our revenues from the service and maintenance market have grown at a compound annual rate of approximately 14% from fiscal 1995 through 1998 and currently represent approximately 8% of our total pro forma 1998.



     DATA COMMUNICATION MARKET. We recently formed a division to specifically target opportunities in the data communication market. We completed our first data communication acquisition in November 1998. Our data communication work consists primarily of the installation, upgrade, maintenance and repair of:



     - computer network cabling,



     - telecommunication systems and



     - wireless telephone and microwave towers.



We believe that demand for our data communication services will be driven by:



     - the pace of technological change,



     - the overall growth in voice and data traffic and



     - by the increasing use of personal computers and modems,


with particular emphasis on the speed with which information can be retrieved from the Internet. As a result of our recent entry into the market, our data communication revenues are not a significant component of our total pro forma 1998 revenues.

COMPETITIVE STRENGTHS

     We believe several factors give us a competitive advantage in our industry, including our:

     - Size and critical mass -- which give us purchasing and other economies of scale, as well as greater ability to compete for larger jobs that require


      - greater technical expertise,



      - personnel availability and



      - bonding capacity;


     - Geographically diverse operations -- which enable us to effectively service large customers across operating regions, including regional and national homebuilders, national retailers and other commercial businesses, as well as to lessen the impact of regional economic cycles;

     - Diverse business lines -- which we believe provide greater stability in sales revenue;

     - Strong customer relationships -- which provide us repeat business and the opportunity for cross selling our services;

     - Expertise in specialized markets -- which provides us with access to high growth markets, including


      - data cabling,



      - wireless telecommunication,



      - highway lighting and traffic control,



      - video, security and fire systems;

     - Substantial number of licensed electricians -- which enables us to deliver quality service with greater reliability than many of our competitors, which is particularly important given a current industry shortage of qualified electricians;

     - Design technology and expertise -- which give us the ability to participate in higher margin design-and-build projects; and

     - Experienced management -- which holds in excess of 60% of the Company's outstanding common stock and includes executive management with extensive electrical, consolidation and public company experience, as well as regional and local management which have established reputations in their local markets.

BUSINESS STRATEGY

     Our goal is to expand our position as a leading national provider of electrical contracting and maintenance services by:

     - continuing to realize operational efficiencies;

     - expanding our business and markets through internal growth; and

     - pursuing a targeted acquisition strategy.

OPERATING STRATEGY

     We believe there are significant opportunities to continue to increase our revenues and profitability. The key elements of our operating strategy are:


     IMPLEMENTATION OF BEST PRACTICES. We continue to expand the services we offer in our local markets by using the specialized technical and marketing strengths of each of our companies. Through a series of forums attended by management and other employees, we regularly identify and share best practices that can be successfully implemented throughout our operations. We have identified opportunities to enhance various aspects of our



     - operational,



     - administrative,



     - safety,



     - hiring and



     - training practices.



We have adopted the best of these practices throughout our operations. Additional areas of focus include expanding the use of our computer-aided-design technology and expertise and sharing information relating to specific projects or job requirements throughout our company.


     FOCUS ON HIGHER MARGIN, HIGH GROWTH OPPORTUNITIES. We intend to pursue projects and business markets which are higher value-added in nature and provide us with opportunities to expand our revenues, gross margins and operating margins. In particular, we intend to focus on leveraging our unique skill base and competitive strengths to achieve leading market shares in targeted business areas. Examples of high growth markets we have recently entered are the power line and data communication markets in which underlying industry dynamics are expected to lead to demand levels which outpace the growth of the electrical service market as a whole. Examples of higher margin opportunities within our more established markets include the expansion of maintenance and specialized services, as well as an increasing amount of our repeat business with national customers.

     INCREASE THE NUMBER OF NATIONAL ACCOUNTS. We intend to use our geographic diversity to bid for additional business from new and existing customers that operate on a regional and national basis, such as

     - developers,



     - contractors,



     - homebuilders and



     - owners of national chains.



     We believe that significant demand exists from such companies to utilize the services of a single electrical contracting and maintenance service provider. This demand is at least partially driven by the recent consolidation among a number of our principal customers, including:



     - homebuilders,



     - developers and



     - national contractors.


     Because we are able to understand the demands and needs of our customers based on prior, substantially similar projects, we are able to configure and install systems to their specifications on a more timely and cost-efficient basis than other electrical contractors. Moreover, we believe that the demand for a single-source contractor limits the opportunities for smaller contractors that may not be able to provide services at multiple locations simultaneously. We believe our existing local and regional relationships can be further expanded as we continue to develop a nationwide network.

     OPERATE ON DECENTRALIZED BASIS. We believe that our decentralized operating structure helps us retain the entrepreneurial spirit present in each of our companies while maintaining disciplined operating and financial controls. We have recently structured our company into regional operating divisions to more efficiently share the considerable local and regional market knowledge and customer relationships possessed by each of our companies, as well as companies that we may acquire in the future. We believe that this regional framework will allow us to more effectively disseminate ideas, gather financial information and target customers. By maintaining a local focus, we believe we are able to continue to:

     - build relationships with general contractors and other customers;

     - address design preferences and code requirements;

     - respond quickly to customer demands; and

     - adjust to local market conditions.

     ATTRACT AND RETAIN QUALITY EMPLOYEES. We believe that our ability to attract and retain qualified electricians is a critical competitive factor. We plan to continue to attract and train skilled employees by:

     - extending active recruiting and training programs;

     - offering stock-based compensation for key employees; and

     - offering expanded career paths and more stable income through a larger public company.


     ACHIEVE ADDITIONAL OPERATING EFFICIENCIES. We continue to focus on operating efficiencies by combining overlapping operations and centralizing certain administrative functions. We are also taking advantage of our combined purchasing power to gain volume discounts on items such as:



     - electrical materials,



     - vehicles,



     - bonding,



     - employee benefits and



     - insurance.

     Through sharing business practices and providing repeat services to national accounts, we believe we can continue to achieve operating margin improvements. In addition, we believe that significant opportunities exist to increase our profitability through such efforts as offsite prefabrication and standardized project management of similar jobs.

ACQUISITION STRATEGY

     Due to the highly fragmented nature of the electrical contracting and maintenance services industry, we believe we have significant acquisition opportunities. We focus on acquiring companies with an entrepreneurial attitude as well as a willingness to learn and share improved business practices through open communications. We believe that many electrical contracting and maintenance service businesses that lack the capital necessary to expand operations will become acquisition candidates. For these acquisition candidates, a sale of their company to us will provide them with several benefits, including:

     - the ability to improve margins through implementing best practices;

     - expertise to expand in specialized markets;

     - enhanced productivity through the reduction of administrative burdens;

     - national name recognition;

     - potential for substantial financial return through equity participation in our company; and

     - the opportunity for a continued role in management.

     Other key elements of our acquisition strategy include:

     ENTER NEW GEOGRAPHIC MARKETS. We target acquisition candidates that are financially stable, have a strong presence in the market in which they operate and have the customer base necessary to integrate with or complement our existing business. We expect that increasing our geographic diversity will allow us to better serve an increasingly national customer base. It should also further reduce the impact of local and regional economic cycles, as well as weather-related or seasonal variations in our business.

     EXPAND WITHIN EXISTING MARKETS. Once we enter a market, we seek to acquire other well-established electrical contracting and maintenance businesses operating within that region, including "add-on" acquisitions of smaller companies. We believe that add-on acquisitions afford the opportunity to improve our overall cost structure through the integration of such acquisitions into existing operations as well as to increase revenues through access to additional specialized markets. Despite the integration opportunities afforded by such add-on acquisitions, we maintain existing business names and identities to retain goodwill for marketing purposes.


     DIVERSIFY BUSINESS OPERATIONS. We will continue to diversify our business operations as we identify opportunities within related electrical businesses with similar characteristics to our current business lines. Since our inception, we have added power line and data communication operations to our business portfolio. We added these areas to our business based on:



     - the fragmented nature of those markets,



     - our belief in their strong growth potential and



     - their lower sensitivity to economic downturns.


     We will continue to diversify into higher margin businesses to enhance revenue growth and profitability.

INTEGRATION OF ACQUISITIONS

     We believe that we have been successful in integrating the companies we have acquired. Much of the work necessary to integrate the operations of an acquired company is begun prior to the closing of the transaction. In the process of extensive financial, operational and legal due diligence, we often identify a number of areas in which efficiencies can be realized in the integration process. In addition, industrial psychologists often test key management personnel of the target company to determine whether they possess the qualities that we look for in our management. Further, outside accountants who specialize in the construction industry conduct extensive financial due diligence with respect to the books and financial records of the target. As a condition to the closing of the acquisition and in order to retain the key management of the acquired company, the president of the acquired company is typically required to enter into an employment contract. Additionally, at the closing, the acquired company is added to our insurance and bonding policies, which typically results in an immediate cost savings. Our financial reporting package is put into place shortly after closing so that the results of operations of the acquired company can be reported to IES in a timely standardized format and easily incorporated into our consolidated reports. In addition, the management of acquired companies is introduced to our policies and financial goals and attend regularly scheduled best practices forums as well as regional management meetings on an ongoing basis. In this manner, we attempt to share efficiencies throughout our operations while maintaining the entrepreneurial atmosphere of the acquired business.

COMPANY OPERATIONS

     We offer a broad range of electrical contracting services, including installation and design, for both new and renovation projects in the commercial, industrial and residential markets. We also offer long-term and per call maintenance services, which generally provide recurring revenues that are relatively independent of levels of construction activity.


     In certain markets we offer design-and-build expertise and specialized services, which typically require specific skills and equipment, in order to provide value added services to the customer and to earn higher margins than those generated by general electrical contracting and maintenance services. We also act as a subcontractor for a variety of national, regional and local builders in the installation of electrical and other systems.



     COMMERCIAL AND INDUSTRIAL. New commercial and industrial work begins with either a design request or engineer's plans from the owner or general contractor. Initial meetings with the parties allow the contractor to prepare preliminary and then more detailed design specifications, engineering drawings and cost estimates. Once a project is awarded, it is conducted in scheduled phases, and progress billings are rendered to the owner for payment, less a retainage of 5% to 10% of the construction cost of the project. Actual field work is coordinated during these phases, including:



     - ordering of equipment and materials,



     - fabrication or assembly of certain components,



     - delivery of materials and components to the job site,



     - scheduling of work crews and inspection and quality control.


     We generally provide the materials to be installed as a part of these contracts, which vary significantly in size from a few hundred dollars to several million dollars and vary in duration from less than a day to more than a year.


     RESIDENTIAL. New residential installations begin with a builder providing architectural or electrical drawings for the residences within the tract being developed. We typically submit a bid or contract proposal for the work. Our personnel analyze the plans and drawings and estimate the equipment, materials and parts and the direct and supervisory labor required for the project. We deliver a written bid or negotiates an arrangement for the job. The installation work is coordinated by our field supervisors along with the builder's personnel. Payments for the project are generally obtained within 30 days, at which time any mechanics' and materialmen's liens securing such payments are released. Interim payments are often obtained to cover labor and materials costs on larger projects.

     POWER LINE. Power line work begins with a request for bids from either an electric utility or a general contractor. We will analyze the plans provided and determine the amount of its bid. Once the project is awarded, it is conducted in scheduled phases, and progress billings are rendered for payment. This work is capital intensive, requiring the use of various pieces of heavy equipment. Additionally, the electricians that perform power line work must be highly skilled in order to work with the high voltage power lines. In addition to running the lines, we will often construct the towers that carry the lines as well as electrical substations.



     DATA COMMUNICATION. Data communication work can be either regional infrastructure, which involves running lines cross country, or site-specific installation of cabling in a new or existing structure. Infrastructure work is similar in nature to power line work. Installation of cabling in a new or existing structure is usually done for general contractors, computer network consultants or end users. The work is similar to the installation of electrical wiring in commercial or residential structures. However, because the materials and certain of the methods used in the installation of data cabling differ from those used in the installation of electrical wiring, the work is typically performed by technicians who specialize in data cabling. Large data cabling projects often include traditional electrical contracting elements and create an opportunity for us to better serve the overall needs of the customer and to capture a larger percentage of that project's contractor expenditures. Our operations in the data communication market are currently focused on site specific installations.



     MAINTENANCE SERVICES. Our maintenance services are supplied on a long-term and per call basis. Our long-term maintenance services are provided through service contracts that require the customer to pay an annual or semiannual fee for periodic diagnostic services at a specific discount from standard prices for repair and replacement services. Our per call maintenance services are initiated when a customer requests emergency repair service we call the client to schedule periodic maintenance work. Service technicians are scheduled for the call or routed to the customer's residence or business by the dispatcher. Service personnel work out of our service vehicles, which carry an inventory of equipment, tools, parts and supplies needed to complete the typical variety of jobs. The technician assigned to a service call:



     - travels to the residence or business,



     - interviews the customer,



     - diagnoses the problem,



     - prepares and discusses a price quotation,



     - performs the work and often collects payment from the customer.


     Most work is warrantied for one year.


     MAJOR CUSTOMERS. We have a diverse customer base, with no single customer accounting for more than 5% of our pro forma combined revenues for the year ended September 30, 1998. As a result of emphasis on quality and worker reliability, our management and a dedicated sales and work force have been responsible for developing and maintaining successful relationships with key customers. Customers generally include:



     - general contractors;



     - developers;



     - consulting engineers;



     - architects;



     - owners and managers of large retail establishments, office buildings, apartments and condominiums, theaters and restaurants;



     - hotels and casinos;



     - manufacturing and processing facilities;

     - arenas and convention centers;



     - hospitals;



     - school districts;



     - military and other government agencies;



     - airports and car lots.


     We intend to continue our emphasis on developing and maintaining relationships with its customers by providing superior, high-quality service.

     EMPLOYEE SCREENING, TRAINING AND DEVELOPMENT. We are committed to providing the highest level of customer service through the development of a highly trained workforce. Employees are encouraged to complete a progressive training program to advance their technical competencies and to ensure that they understand and follow the applicable codes, our safety practices and other internal policies. We support and fund continuing education for our employees, as well as apprenticeship training for our technicians under the Bureau of Apprenticeship and Training of the Department of Labor and similar state agencies. Employees who train as apprentices for four years may seek to become journeymen electricians and, after additional years of experience, master electricians. We pay progressive increases in compensation to employees who acquire such additional training, and more highly trained employees serve as foremen, estimators and project managers. Our master electricians are licensed in one or more cities or other jurisdictions in order to obtain the permits required in our business, and certain employees have also obtained specialized licenses in areas such as security systems and fire alarm installation. In some areas, licensing boards have set continuing education requirements for maintenance of licenses. Because of the lengthy and difficult training and licensing process for electricians, we believe that the number, skills and licenses of our employees constitute a competitive strength in the industry.

     We actively recruit and screen applicants for our technical positions and have established programs in some locations to recruit apprentice technicians directly from high schools and vocational technical schools. Prior to employment, we make an assessment of the technical competence level of all potential new employees, confirm background references, conduct random drug testing and check criminal and driving records.


     PURCHASING. As a result of economies of scale derived through its acquisitions, we have been able to purchase equipment, parts and supplies at discounts to historical levels. In addition, as a result of our size, we are also able to lower our costs for:



     - the purchase or lease of vehicles;



     - bonding, casualty and liability insurance;



     - health insurance and related benefits;



     - retirement benefits administration;



     - office and computer equipment; and



     - marketing and advertising.


     Substantially all the equipment and component parts we sell or install are purchased from manufacturers and other outside suppliers. We are not materially dependent on any of these outside sources.

MANAGEMENT INFORMATION AND CONTROLS

     We have centralized its consolidation accounting and certain other financial reporting activities at its operational headquarters in Houston, Texas, while basic accounting activities are conducted at the operating level. We believe that our current information systems hardware and software are adequate to meet current needs for financial reporting, internal management control and other necessary information and the needs of newly acquired corporations.

PROPERTY AND EQUIPMENT

     We operate a fleet of owned and leased service trucks, vans and support vehicles. We believe these vehicles generally are adequate for our current operations.

     At September 30, 1998, we maintained warehouses, sales facilities and administrative offices at 89 locations. Substantially all of our facilities are leased. We lease our corporate headquarters located in Houston, Texas.

     We believe that our properties are generally adequate for our present needs. Furthermore, we believe that suitable additional or replacement space will be available as required.

COMPETITION


     The electrical contracting industry is highly fragmented and competitive. Most of our competitors are small, owner-operated companies that typically operate in a limited geographic area. There are few public companies focused on providing electrical contracting services. In the future, competition may be encountered from new market entrants. Competitive factors in the electrical contracting industry include:



     - the availability of qualified and licensed electricians,



     - safety record,



     - cost structure,



     - relationships with customers,



     - geographic diversity,



     - ability to reduce project costs,



     - access to technology,



     - experience in specialized markets and



     - ability to obtain bonding.


     See "Risk Factors -- Competition."

REGULATIONS


     Our operations are subject to various federal, state and local laws and regulations, including:



     - licensing requirements applicable to electricians;



     - building and electrical codes;



     - regulations relating to consumer protection, including those governing residential service agreements and



     - regulations relating to worker safety and protection of the environment.


     We believe we have all required licenses to conduct our operations and are in substantial compliance with applicable regulatory requirements. Our failure to comply with applicable regulations could result in substantial fines or revocation of our operating licenses.

     Many state and local regulations governing electricians require permits and licenses to be held by individuals. In some cases, a required permit or license held by a single individual may be sufficient to authorize specified activities for all our electricians who work in the state or county that issued the permit or license. We intend to implement a policy to ensure that, where possible, any such permits or licenses that may be material to our operations in a particular geographic region are held by at least two IES employees within that region.

LITIGATION


     Our subsidiaries are involved in various legal proceedings that have arisen in the ordinary course of business. While it is not possible to predict the outcome of such proceedings with certainty, in our opinion, all such proceedings are either adequately covered by insurance or, if not so covered should not ultimately result in any liability which would have a material adverse effect on our financial position, liquidity or results of operations.


RISK MANAGEMENT AND INSURANCE

     The primary risks in our operations include bodily injury, property damage and injured worker's compensation. We maintain automobile and general liability insurance for third party bodily injury and property damage and workers' compensation coverage which it considers a appropriate to insure against these risks, subject to deductibles.

EMPLOYEES

     At December 31, 1998, we had approximately 8,300 employees. We are not a party to any collective bargaining agreements with our employees. We believe that our relationship with our employees is satisfactory.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


     The following table sets forth information concerning our directors and executive officers:



NAME                                    AGE                  POSITION
----                                    ---                  --------
Jim P. Wise...........................  55    President, Chief Executive Officer and
                                                Director
Stanley H. Florance...................  59    Senior Vice President and Chief
                                              Financial Officer
Jerry M. Mills........................  58    Senior Vice President and Chief
                                              Operating Officer -- Commercial and
                                                Industrial Director
Ben L. Mueller........................  52    Senior Vice President and Chief
                                              Operating Officer-- Residential and
                                                Director
John F. Wombwell......................  37    Senior Vice President, General Counsel
                                              and Secretary
C. Byron Snyder.......................  50    Chairman of the Board of Directors
Jon Pollock...........................  52    Vice Chairman of the Board of
                                              Directors
Donald Paul Hodel.....................  63    Director
Richard Muth..........................  51    Director
Alan R. Sielbeck......................  45    Director
Robert Stalvey........................  48    Director
Richard L. Tucker.....................  63    Director
Bob Weik..............................  63    Director


     Jim P. Wise has been President, Chief Executive Officer and a director of the Company since November 1998. Mr. Wise joined the Company in September 1997 as Senior Vice President and Chief Financial Officer. From September 1994 to September 1997, he was Vice President -- Finance and Chief Financial Officer at Sterling Chemicals, Inc., a publicly held manufacturer of commodity petrochemicals and pulp chemicals. From July 1994 to September 1994, he was Senior Vice President and Chief Financial Officer of U.S. Delivery Systems, Inc., a delivery service consolidator. From September 1991 to July 1994, he was Chairman and Chief Executive Officer of Neostar Group, Inc., a private investment banking and financial advisory firm. Mr. Wise was employed by Transco Energy Company as Executive Vice President, Chief Financial Officer and was a member of the Board of Directors from November 1982 until September 1991.


     Stanley H. Florance has been Senior Vice President and Chief Financial Officer of the Company since April 1999. Prior to that time, Mr. Florance had served as Senior Vice President, Finance and Chief Financial Officer of Owen Healthcare, Inc. since 1989. He joined that company in 1983 as Controller and Treasurer. He is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants, the Financial Executives Institute, the American Management Association and the ESOP Association. Mr. Florance also serves on the Board of Directors of The Living Bank.


     Jerry M. Mills has been Senior Vice President and Chief Operating
Officer -- Commercial and industrial and a director of the Company since January 1998. Prior to that time, Mr. Mills was the President of Mills Electrical Contractors, Inc., one of the Company's subsidiaries, since he began that company in 1972. Mr. Mills is a past board member of the Independent Electrical Contractors, the

Associated Builders and Contractors, the Associated General Contractors and the Richardson Electrical Board.

     Ben L. Mueller has been Senior Vice President, Chief Operating Officer
-- Residential and a director of the Company since January 1998. Prior to that time, Mr. Mueller was the Executive Vice President of Houston-Stafford since 1993 and served as vice president of Houston-Stafford since 1975. Mr. Mueller is a past member of the board of the IEC, Houston Chapter, and has served on the Electrical Board for the City of Sugar Land, Texas.

     John F. Wombwell has been Senior Vice President, General Counsel and Secretary of the Company since January 1998. Prior to that time, Mr. Wombwell was a partner at Andrews & Kurth L.L.P., where he practiced law in the area of corporate and securities matters for more than five years.

     C. Byron Snyder has been Chairman of the Board of Directors of the Company since its inception. Mr. Snyder is the president and owner of Sterling City Capital, L.L.C., a merchant banking firm. Mr. Snyder was owner and President of Relco Refrigeration Co., a distributor of refrigerator equipment from 1992 to 1998. Prior to 1992, Mr. Snyder was the owner and Chief Executive Officer of Southwestern Graphics International, Inc., a diversified holding company which owned Brandt & Lawson Printing Co., a Houston-based general printing business, and Acco Waste Paper Company, an independent recycling business. Brandt & Lawson Printing Co. was sold to Hart Graphics in 1989, and Acco Waste Paper Company was sold to Browning-Ferris Industries in 1991. Mr. Snyder is a director of Carriage Services, Inc., a publicly held death care company.

     Jon Pollock has been Vice Chairman of the Board of Directors since November 1998. Mr. Pollock served as President, Chief Executive Officer and a director of the Company from January 1998 to November 1998. Mr. Pollock was the president of Pollock Electric Inc., one of the Company's subsidiaries, from the date he founded that company in 1983 until 1998. Mr. Pollock is a Registered Professional Engineer in Texas and several other states and holds Master Electrician licenses from 50 different jurisdictions. Mr. Pollock is past National President of the Independent Electrical Contractors Association and received the IEC Electrical Man of the Year award in 1996.

     Donald Paul Hodel has been a director of the Company since April 1998. Mr. Hodel has served as President of the Christian Coalition since June 1997. He is Managing Director of Summit Group International, Ltd,. an energy and natural resources consulting firm he founded in 1989. Mr. Hodel served as United States Secretary of the Interior from 1985 to 1989 and Untied States Secretary of Energy from 1982 to 1985. Mr. Hodel has served as director of both publicly traded and privately held companies and is the recipient of the Presidential Citizens Medal and honorary degrees from three universities. Mr. Hodel serves on the board of directors of Columbia Energy Group.

     Richard Muth has been a director of the Company since January 1998. Mr. Muth founded Muth Electric, Inc., one of the Company's subsidiaries, in 1970 and has been president since that time. Mr. Muth served on the South Dakota State Electrical Commission from 1980 to 1991 and the Associated General Contractors Associate Division Board. Mr. Muth also received the South Dakota Electrical Council "Man of the Year" award in 1993. Mr. Muth holds electrical contractors' licenses in five states.

     Alan R. Sielbeck has been a director of the Company since January 1998. Mr. Sielbeck has served as Chairman of the Board and Chief Executive Officer of Service Experts, Inc., a publicly traded heating, ventilation and air conditioning service company, since its inception in March 1996. Mr. Sielbeck has served as Chairman of the Board and President of AC Service and Installation Co. Inc. and Donelson Air Conditioning Company, Inc. since 1990 and 1991, respectively. From 1985 to 1990, Mr. Sielbeck served as President of RC Mathews Contractor, Inc., a commercial building general contractor, and Chief Financial Officer of RCM Interests, Inc., a commercial real estate development company.

     Robert Stalvey has been a director of the Company since January 1998. Mr. Stalvey has served as Vice President of Ace Electric, Inc., one of the Company's subsidiaries, since 1976.

     Richard L. Tucker has been a director of the Company since January 1998. Dr. Tucker holds the Joe C. Walter Jr. Chair in Engineering, is Director of the Construction Industry Institute, and is Director of the Sloan Program for the Construction Industry at the University of Texas at Austin. Dr. Tucker has been on the faculty at the University of Texas since 1976. Dr. Tucker is a registered engineer.

     Bob Weik has been a director of the Company since January 1998. Mr. Weik has served as President, Treasurer and a director of BW Consolidated, Inc., Bexar Electric Company, Ltd., Calhoun Electric Company, Ltd. and related entities since their inception in 1958.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth information with respect to beneficial ownership of our common stock, par value $.01 per share (the "common stock") and our restricted voting common stock, par value $.01 per share (the "restricted common stock") as of November 15, 1998, by (i) all persons known to us to be the beneficial owner of 5% or more thereof, (ii) each director and executive officer and (iii) all executive officers and directors as a group. Unless otherwise indicated, the address of each such person is c/o Integrated Electrical Services, Inc., 515 Post Oak Blvd., Suite 450, Houston, Texas 77027. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.


                                                              BENEFICIAL OWNERSHIP
                                                              ---------------------
                                                                SHARES     PERCENT
                                                              ----------   --------
Jim P. Wise(a)..............................................    130,000      *
Jerry M. Mills..............................................  2,436,662       8.4%
Ben L. Mueller(b)...........................................  1,296,609       4.5
John F. Wombwell(a).........................................    130,000      *
C. Byron Snyder(c)..........................................  2,655,709       8.4
Jon Pollock(d)..............................................    785,743       2.7
Donald Paul Hodel(e)........................................         --      *
Richard Muth(f).............................................    473,324       1.6
Alan R. Sielbeck(e).........................................     95,528      *
Robert Stalvey..............................................         --      *
Richard L. Tucker(e)........................................         --      *
Bob Weik(g).................................................  1,499,469       5.2
Roy D. Brown(e).............................................  1,608,979       5.6
  Directors and officers as a group (12 persons)(h).........  9,503,044      30.1%

---------------

 * Indicates ownership of less than one percent of the outstanding shares of Common Stock of the Company.


(a) Includes 30,000 shares of common stock underlying options which are exercisable within 60 days; excludes 170,000 options held by Mr. Wise and 120,000 options held by Mr. Wombwell.


(b) Includes 7,000 shares held by a trust for the benefit of Mr. Mueller's daughter.


(c) All of the stock attributed to Mr. Snyder is held by the 1996 Snyder Family Partnership (the "Partnership"). This stock consists entirely of restricted common stock, which represents all of IES's outstanding restricted common stock. Such shares may be converted to common stock in certain circumstances. Mr. Snyder disclaims beneficial ownership as to 1,118,193 of these shares which are attributable to the interests in the Partnership held by Mr. Snyder's children. The holders of restricted common stock, voting together as a single class, are entitled to elect one member of the IES's board of directors and to one-half of one vote for each share held on all other matters on which they are entitled to vote. Holders of restricted common stock are not entitled to vote on the election of any other directors.



(d) Includes 465,914 shares of common stock held by the Pollock Family Partnership, Ltd.



(e) Mr. Hodel's address is 515 Post Oak Boulevard, Suite 450, Houston, Texas 77027. Mr. Sielbeck's address is Service Experts, Inc., III Westwood Place, Suite 420, Brentwood TN 37027. Dr. Tucker's address is The University of Texas at Austin, ECJ 5.2, Suite 300, Austin, TX 78712. Mr. Brown's address is Houston-Stafford Electric, 10203 Mula Circle, Stafford, Texas 77477. Excludes 10,000 options held by each of Mr. Sielbeck and Dr. Tucker and 5,000 options held by Mr. Hodel.



(f) Includes 25,689 shares of common stock owned by Mr. Muth's wife, as to which Mr. Muth disclaims beneficial ownership.



(g) Includes 74,536 shares of common stock owned by two related trusts, as to which Mr. Weik disclaims beneficial ownership.



(h) Includes 2,655,709 shares of restricted common stock described in Note (c) above.

                           DESCRIPTION OF OTHER DEBT

CREDIT FACILITY


     The credit facility provides for three types of borrowings, with a maximum total indebtedness allowed of $175,000,000:



     - revolving borrowings in a maximum amount of $175,000,000,



     - letter of credit borrowings with a sublimit under revolving borrowings of $15,000,000 and



     - swing line borrowings with a sublimit under revolving borrowings of $5,000,000.



The revolving borrowings and the letter of credit borrowings are provided through a syndicate of ten banks; the swing line is provided by NationsBank, N.A., which also serves as agent for the credit facility. The credit facility is secured by:



     - all of our assets, including the assets of our subsidiaries,



     - all of the stock in our subsidiaries owned by us and



     - guaranties from all of our subsidiaries.



The credit facility matures on July 30, 2001, at which time all amounts outstanding under any type of borrowing come due. Revolving borrowings bear interest, at our option, at either:



     - LIBOR, plus a margin of up to 2.0%, based on our total debt to EBITDA ratio or



     - the greater of the NationsBank prime rate or the Federal Funds Rate plus 0.5%, plus a margin of up to 0.5%, based on our total debt to EBITDA ratio.



Applicable interest rates will be increased by 2.0% per year during the continuance of any specified event of default under the credit agreement. A commitment fee ranging from 0.25% to 0.375%, based on our total debt to EBITDA ratio, is payable on the unused portion of the revolving borrowing commitment. Letter of credit fees are payable for each letter of credit issued, in an amount equal to the product of the face amount of such letter of credit and a percentage ranging from 1.0% to 2.0% based on our total debt to EBITDA ratio. The credit agreement restricts our ability to make distributions, including, but not limited to, prohibiting us from declaring or paying any dividends. As of May 6, 1999, we had $15 million outstanding under the credit facility in revolving borrowings, $2.4 million in letters of credit and no amounts outstanding under the swing line, resulting in a remaining availability of $151.6 million under the credit facility.



     The obligations of the lenders under the credit facility to advance funds is subject to the satisfaction of conditions customary in agreements of this type. In addition, we, along with our subsidiaries, are subject to customary affirmative and negative covenants contained in the credit agreement, including, without limitation, covenants that restrict, subject to specified exceptions:



     - incurring additional indebtedness and other obligations,



     - a merger or consolidation with any other person, or a liquidation, dissolution or winding up,



     - engaging in transactions with affiliates,



     - acquisitions,



     - investing funds,



     - granting of liens to secure any other indebtedness and



     - changing the character of our business.

     The credit agreement requires that we comply with certain financial covenants, including maintaining:



     - consolidated net worth at a level not less than $187,500,000, plus (1) 90% of our cumulative quarterly consolidated net income after March 31, 1998, for each fiscal quarter during which we have positive consolidated net earnings; (2) 100% of the net proceeds we receive after March 31, 1998, from any sale or issuance of any equity securities or any other additions to capital by us or our subsidiaries; and (3) to the extent that consolidated net worth is not increased in clauses (1) and (2) above as a result of any acquisition, 100% of any increase in our consolidated net worth resulting from any acquisition, minus the aggregate amount of consideration paid in connection with the repurchase of capital stock);



     - a ratio of consolidated total debt to consolidated EBITDA, on a rolling four quarters basis, not greater than 3.50 to 1.0 and a ratio of consolidated senior debt to consolidated EBITDA on a rolling four quarters basis, not greater than 2.50 to 1.0;



     - a ratio (the "fixed charge ratio") of (1) consolidated EBITDA on a rolling four quarters basis, less consolidated cash taxes and capital expenditures paid by us during such period to (2) (a) consolidated interest expense for such period, plus (b) aggregate restricted payments declared or paid by us, plus (c) our consolidated current maturities, plus (d) the greater of 20% of the outstanding amount of revolving borrowings or $4,000,000, of not less than 1.25 to 1.0; and



     - a limitation on capital expenditures to less than 6% of our consolidated net worth on a rolling four quarters basis. As of December 31, 1998, our consolidated net worth was $321.5 million; our ratio of consolidated total debt to consolidated EBITDA (on a pro forma trailing four quarter basis) was 1.17 to 1; our ratio of consolidated senior debt to consolidated EBITDA (on a pro forma trailing four quarter basis) was 1.14 to 1 and our Fixed Charge Ratio (on a pro forma trailing four quarter basis) was 2.02 to 1.



     The credit agreement provides for customary events of default. Occurrence of any of these events could result in acceleration of our obligations under the credit facility and foreclosure on the collateral securing such obligations, with material adverse results to holders of the exchange notes.

                            DESCRIPTION OF THE NOTES


     You can find the definitions of capitalized terms used in the following description under the subheading "-- Certain Definitions." In this description, the words "IES," "we," "our," "ours," and "us" refers only to Integrated Electrical Services, Inc. and not to any of its subsidiaries.



     We will issue the exchange notes under an indenture among IES, the guarantors and State Street Bank and Trust Company, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.



     The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of these notes. We have filed a copy of the indenture as an exhibit to the registration statement which includes this prospectus.



BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES



  THE NOTES



     These notes:



     - are general obligations of IES;



     - are subordinated in right of payment to all existing and future Senior Indebtedness of IES;



     - are senior in right of payment to any future Subordinated Indebtedness of IES; and



     - are fully and unconditionally guaranteed by the guarantors.



  THE GUARANTEES



     These notes are guaranteed by all of the current subsidiaries of IES.



     The guarantees of these notes:



     - are general obligations of each guarantor;



     - are subordinated in right of payment to all existing and future Guarantor Senior Indebtedness; and



     - are senior in right of payment to any future Subordinated Indebtedness of each guarantor.



     As of the date of the indenture, all of our subsidiaries were Restricted Subsidiaries. However, under the circumstances described below), we will be permitted to designate some of our subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Unrestricted Subsidiaries will not guarantee these notes.



     As of the date of this prospectus, all of our subsidiaries were guarantors of these notes. It is possible that in the future not all of our Restricted Subsidiaries will guarantee these notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.



MATURITY, INTEREST AND PRINCIPAL



     We will issue exchange notes with a maximum aggregate principal amount of $150 million. We will issue exchange notes in denominations of $1,000 and integral multiples of $1,000. The exchange notes will mature on February 1, 2009.



     Interest on these notes will accrue at the rate of 9 3/8% per year and will be payable semi-annually in arrears on February 1 and August 1, commencing on August 1, 1999. We will make each interest payment to the holders of record of these notes on the January 15 and July 15 immediately before each payment date.



     Interest on these notes will accrue from the date the existing notes were issued or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.


OPTIONAL REDEMPTION


     After February 1, 2004, we may redeem all or a part of these notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the notes, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below:


YEAR                                                           REDEMPTION PRICE
----                                                           ----------------
2004........................................................       104.688%
2005........................................................       103.125%
2006........................................................       101.563%
2007 and thereafter.........................................       100.000%


     In addition, at any time on or prior to February 1, 2002, we may use the net cash proceeds of one or more Qualified Equity Offerings to redeem up to an aggregate of 35% of the principal amount of the notes originally issued, at a redemption price equal to 109.375% of the principal amount plus accrued and unpaid interest, if any, to the redemption date; provided that



     - at least 65% of the originally issued principal amount of notes remains outstanding immediately after the redemption; and



     - the redemption occurs not later than 60 days after the closing of the Qualified Equity Offering.



SELECTION AND NOTICE



     If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:



     - if the notes are listed, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or



     - if the notes are not listed, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate.



     No notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.



     If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.


CHANGE OF CONTROL


     Upon the occurrence of a Change of Control, we are obligated to make an offer to purchase all of the outstanding notes for a purchase price equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, on the notes to the date the offer is consummated. We are required to purchase all notes tendered and not withdrawn.

     In order to effect the Change of Control offer, we must mail to each holder of notes notice of the Change of Control offer no later than 30 days after the Change of Control occurs. We must consummate the offer on a business day not less than 30 days nor more than 60 days after the mailing of the notice of the Change of Control. We are required to keep the offer open for at least 20 business days. The notice governs the terms of the offer and states the procedures that holders of notes must follow to accept the offer.



     Our credit facility does not permit us to make a Change of Control offer. In order to make an offer, we would be required to either:



     - pay off our credit facility in full; or



     - seek a waiver from the lenders under the credit facility.



     The occurrence of a Change of Control is also an event of default under the credit facility. The lenders would be entitled to accelerate all amounts owing under the credit facility. Any future credit agreements or other agreements relating to senior indebtedness to which we become a party may contain similar restrictions and provisions. Additionally, the exercise by the holders of their rights to require us to repurchase the notes could cause a default under other indebtedness we may incur, even if the Change of Control itself does not, due to the financial effect of the repurchase on us. Any failure to make a Change of Control offer is a default under the indenture.



     We will not be required to make a Change of Control offer upon a Change of Control if a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control offer made by IES and purchases all notes validly tendered and not withdrawn under the Change of Control offer.



     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of IES and our Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase their notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of IES and our Subsidiaries taken as a whole may be uncertain.



     We will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations, to the extent these laws or regulations are applicable, in connection with the repurchase of the notes as a result of a Change of Control.


SUBORDINATION


     The payment of principal, premium and interest, if any, on these notes will be subordinated to the prior payment in full of all Senior Indebtedness of IES. The credit facility provides that the subordination provisions of the notes may not be modified or amended without the prior written consent of the lenders under the credit facility.



     The holders of Senior Indebtedness will be entitled to receive payment in full (including, in the case of Designated Senior Indebtedness, any interest accruing subsequent to the filing of a petition for bankruptcy) before the holders of notes will be entitled to receive any payment with respect to the notes (except that holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "-- Legal Defeasance or Covenant Defeasance of Indenture"), in the event of any distribution to creditors of IES:



     - in a liquidation or dissolution of IES;



     - in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to IES or our property;



     - in an assignment for the benefit of creditors; or

     - in any marshalling of the Company's assets and liabilities.



     We also may not make any payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance or Covenant Defeasance of Indenture") if:



     - a payment default on Senior Indebtedness occurs and is continuing and the trustee and IES receive a notice from representatives of the holders of the Senior Indebtedness; or



     - any other default occurs and is continuing on Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness to accelerate its maturity and the earlier of either of the following;
       (a) the trustee and IES receive a notice of such default from representatives of the holders of the Designated Senior Indebtedness or
       (b) if the default is the result of the acceleration of the maturity of the notes, the date of the acceleration.



     Payments on the notes may and shall be resumed:



     - in the case of a payment default, upon the date on which such default is cured, waived or ceases to exist or the Senior Indebtedness is paid in full or indefeasibly discharged; and



     - in case of a nonpayment default, the earlier of (a) the date on which such nonpayment default is cured, waived or ceases to exist or the Senior Indebtedness is paid in full or indefeasibly discharged (b) 179 days after the date on which the notice of default is received or the date of acceleration, unless the maturity of any Designated Senior Indebtedness has been accelerated or (c) the receipt of notice from those representatives of the holders of Designated Senior Indebtedness who gave the original notice of default stating that payments may be resumed.



     No new notice of default may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior notice of default.



     No nonpayment default shall be the basis for a subsequent notice of default unless that default will have been cured or waived for a period of not less than 90 days.



     As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of IES, holders of these notes may recover less ratably than creditors of IES who are holders of Senior Indebtedness.



GUARANTEES



     The guarantors will jointly and severally guarantee our obligations under these notes. Each guarantee will be subordinated to the prior payment in full of all Guarantor Senior Indebtedness. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law.



     Each guarantor may consolidate with or merge into or sell its assets to us or another guarantor without limitation, or with other persons upon the terms and conditions set forth in the indenture. See "-- Consolidation, Merger, Sale of Assets, Etc." In the event all or substantially all of the assets or the capital stock of a guarantor is sold or the guarantor is designated an Unrestricted Subsidiary in accordance with the terms of the indenture, then the guarantors guarantee will be automatically and unconditionally discharged and released.



     Separate financial statements of recently acquired significant guarantors whose historical operations have not been included in the audited consolidated financial statements of IES for at least one year have been incorporated by reference into this registration statement. Separate financial statements of all other guarantors are not included in the prospectus because the guarantors are jointly and severally liable with respect to our obligations under the notes, and the aggregate net assets, earnings and equity of the guarantors and IES are substantially equivalent to the net assets, earnings and equity of IES on a consolidated basis.

MATERIAL COVENANTS



     LIMITATION ON INDEBTEDNESS. We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise (in each case, to "incur"), for the payment of any Indebtedness (including any Acquired Indebtedness) other than Permitted Indebtedness; provided however, that IES and any guarantor will be permitted to incur indebtedness (including Acquired Indebtedness), if (a) the Consolidated Fixed Charge Coverage Ratio of IES is at least 2.0 to 1 and (b) no default or event of default would occur or be continuing.



     LIMITATION ON RESTRICTED PAYMENTS. IES will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:



          (a) declare or pay any dividend or make any other distribution or payment on or in respect of IES capital stock or any of our Restricted Subsidiaries or make any payment to the direct or indirect holders (in their capacities as such) of IES capital stock or any of our Restricted Subsidiaries (other than dividends or distributions payable solely in IES capital stock (other than redeemable capital stock) or in options, warrants or other rights to purchase IES capital stock (other than redeemable capital stock)) (other than the declaration or payment of dividends or other distributions to the extent declared or paid to IES or any Restricted Subsidiary);



          (b) purchase, redeem or otherwise acquire or retire for value any IES capital stock or any of our Restricted Subsidiaries or any options, warrants or other rights to purchase any IES capital stock (other than any securities owned by IES or a Restricted Subsidiary);



          (c) make any principal payment on, or purchase, defease, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any subordinated Indebtedness (other than any subordinated Indebtedness owed to IES or a Restricted Subsidiary); or



          (d) make any Investment (other than any Permitted Investment) in any person (such payments or Investments described in the preceding clauses
     (a), (b), (c) and (d) are collectively referred to as "Restricted Payments"), unless, after giving effect to the proposed Restricted Payment,



        (A) no default or event of default shall have occurred and be continuing,



        (B) after giving pro forma effect to the Restricted Payment, we would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in accordance with the "Limitation on Indebtedness" covenant described above and



        (C) the aggregate amount of all Restricted Payments declared or made from and after the Issue Date would not exceed the sum of:



           (1) 50% of our total Consolidated Net Income accrued on a cumulative basis during the period beginning on January 1, 1999 and ending on the last day of the fiscal quarter ending immediately prior to the date of the proposed Restricted Payment (or, if the total cumulative Consolidated Net Income for such period shall be a loss, minus 100% of such loss);



           (2) the aggregate net cash proceeds received by us as capital contributions after the Issue Date and which constitute shareholders' equity in accordance with GAAP;



           (3) the aggregate net cash proceeds received by us from the issuance or sale of our capital stock (excluding Redeemable Capital Stock) to any person (other than to a subsidiary of IES) after the Issue Date;



           (4) the aggregate net cash proceeds received by us from any person (other than one of our subsidiaries) upon the exercise of any options, warrants or rights to purchase shares of capital stock (other than redeemable capital stock) of IES after the Issue Date;

           (5) the aggregate net cash proceeds received after the Issue Date by us from any person (other than a subsidiary of IES) for debt securities that have been converted into or exchanged for capital stock of IES (other than Redeemable Capital Stock) to the extent the debt securities were originally sold for cash, plus the aggregate amount of cash received by us (other than from a subsidiary of IES) at the time of the conversion or exchange;



           (6) to the extent not otherwise included in our Consolidated Net Income, in the case of the disposition or repayment of any Investment constituting a Restricted Payment after the Issue Date, an amount equal to the lesser of the return of capital with respect to the Investment and the initial amount of the Investment, in either case, less the cost of the disposition of the Investment;



           (7) so long as the designation was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with "-- Limitation on Designations of Unrestricted Subsidiaries" below, the fair market value of our interest in the Subsidiary at the time of such redesignation; provided that such amount shall not in any case exceed the Designation Amount with respect to the Restricted Subsidiary upon its designation; and



           (8) $10 million.



     For purposes of the preceding clause (C)(4), the value of the aggregate net proceeds received by IES upon the issuance of capital stock upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of the options, warrants or rights plus the incremental amount received by IES upon the exercise.



     None of the foregoing provisions will prohibit, so long as there is no default or event of default continuing:



     - the payment of any dividend or distribution within 60 days after the date of its declaration, if at the date of declaration the payment would be permitted by the terms of the indenture,



     - the redemption, repurchase or other acquisition or retirement of any shares of any class of capital stock of IES in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issue and sale of, other shares of capital stock of IES (other than Redeemable Capital Stock) to any person (other than to a subsidiary of IES); provided, however, that the Net Cash Proceeds are excluded from clause (C) above,



     - any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of IES in exchange for, or out of the net cash proceeds of a substantially concurrent issue and sale of, (1) capital stock (other than Redeemable Capital Stock) of IES to any person (other than to a subsidiary of IES); provided, however, that the Net Cash Proceeds are excluded from clause (C) above; or (2) other Subordinated Indebtedness of IES which



        - has no scheduled principal payment prior to the 91st day after the Maturity Date,



        - has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the notes and



        - is subordinated to the notes to at least the same extent as the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired,



     - payments to purchase capital stock of IES from management or employees of IES or any of its subsidiaries, or their authorized representatives, upon the death, disability or termination of employment of such employees, in aggregate amounts under this clause not to exceed $3 million in any fiscal year of IES,

     - payments relating to Permitted Founder Stock Repurchases so long as the Consolidated Fixed Charge Coverage Ratio of IES is at least 3.0 to 1,



     - cash payments in lieu of fractional shares issuable as dividends on preferred securities of IES or any of its Restricted Subsidiaries, in aggregate amounts under this clause not to exceed $20,000 in any fiscal year of IES,



     - repurchases of capital stock deemed to occur upon exercise of stock options if the capital stock represents a portion of the exercise price of the options and



     - the payment of the redemption price of rights issued pursuant to any shareholders' rights plan not in excess of $0.05 per right and not in excess of $1,000,000 in the aggregate.



     Any payments made that fall under the first exception above related to dividends and distributions shall be taken into account in calculating the amount of Restricted Payments made from and after the Issue Date.



     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by IES or such Restricted Subsidiary, as the case may be.



     LIMITATION ON LIENS. We will not, and will not permit any of our Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind securing Indebtedness upon any of our property or assets, or any proceeds from the disposition of our property or assets, unless the notes are equally and ratably secured (except that Liens securing Subordinated Indebtedness shall be expressly subordinate to Liens securing the notes to the same extent such Subordinated Indebtedness is subordinate to the notes), except for



     - Liens securing Senior Indebtedness and Guarantor Senior Indebtedness,



     - Liens securing the notes,



     - Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien (other than a Lien in favor of IES or a Restricted Subsidiary) permitted under the indenture and which has been incurred in accordance with the provisions of the indenture; provided, however, that these Liens do not extend to or cover any property or assets of IES or any of our Restricted Subsidiaries not securing the Indebtedness so refinanced and



     - Permitted Liens.



     DISPOSITION OF PROCEEDS OF ASSET SALES. IES will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Sale unless



     - IES or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value of the shares or assets sold or otherwise disposed of and



     - at least 75% of the consideration in the Asset Sale, plus all other Asset Sales since the Issue Date on a cumulative basis, consists of cash or Cash Equivalents.



     For purposes of this provision the following shall be deemed to be cash:



        - the amount of any Indebtedness (as shown on the most recent balance sheet of IES or the Restricted Subsidiary) of IES or the Restricted Subsidiary that is assumed by the transferee of the assets as a result of which IES and its Restricted Subsidiaries are no longer liable, and any securities, notes or other obligations received by IES or the Restricted Subsidiary from the transferee that are converted within 60 days into cash or cash equivalents.



     Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, IES or the Restricted Subsidiary may apply the Net Cash Proceeds at its option:

     (1) to repay Senior Indebtedness or Guarantor Senior Indebtedness;



     (2) to an Investment in properties and assets that replace the properties and assets that were the subject of the Asset Sale;



     (3) to an Investment in properties and assets that are used or useful in the business of IES and our Restricted Subsidiaries; or



     (4) to an Investment in capital stock of a person, the principal portion of whose assets qualify under either (2) or (3) above.



     When the aggregate amount of Excess Proceeds equals or exceeds $10 million, IES shall make an offer to purchase, from all holders of the notes and any then outstanding Pari Passu Indebtedness required to be repurchased or repaid on a permanent basis in connection with an Asset Sale, an aggregate principal amount of notes and any then outstanding Pari Passu Indebtedness equal to such Excess Proceeds as follows:



     - (A) IES shall make an offer to purchase from all holders of the notes in accordance with the procedures set forth in the indenture, the amount of which shall be calculated as set forth in the Indenture, and (B) to the extent required by any Pari Passu Indebtedness and provided there is a permanent reduction in the principal amount of that Pari Passu Indebtedness, IES shall make an offer to purchase Pari Passu Indebtedness in an amount equal to the excess of the Excess Proceeds over the amount offered to the holders of the notes in accordance with (A) above;



     - The offer price for the notes shall be payable in cash in an amount equal to 100% of the principal amount of the notes tendered, plus accrued and unpaid interest, if any, to the date the offer is consummated, in accordance with the procedures in the indenture. To the extent that the total price of the notes tendered is less than the amount related to those notes or the aggregate amount of the Pari Passu Indebtedness that is purchased or repaid is less than the amount related to that Pari Passu Indebtedness, we may use the deficiency for general corporate purposes, subject to the limitations described above under the caption
       "-- Limitation on Restricted Payments"; and



     - If the total price of notes validly tendered and not withdrawn by holders exceeds the amount offered, notes to be purchased will be selected on a pro rata basis. Upon completion of the offers discussed above, the amount of excess proceeds shall be reset to zero.



     We will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations, to the extent these laws and regulations are applicable, in the event that an Asset Sale occurs and we are required to purchase notes as described above, and any violation of the provisions of the indenture relating to the offer described above occurring as a result of this compliance shall not be deemed a default or an event of default.



     LIMITATION ON ISSUANCES AND SALES OF RESTRICTED SUBSIDIARY STOCK. IES will not permit



     - any Restricted Subsidiary to issue any capital stock (other than to IES or a Restricted Subsidiary) or



     - any person (other than IES and/or one or more Restricted Subsidiaries) to own any capital stock of any Restricted Subsidiary.



     This covenant shall not prohibit (1) the issuance and sale of all, but not less than all, of the issued and outstanding capital stock of any Restricted Subsidiary owned by IES or any of its Restricted Subsidiaries in compliance with the other provisions of the indenture or (2) the ownership by directors of directors' qualifying shares or the ownership by foreign nationals of capital stock of any Restricted Subsidiary, to the extent mandated by applicable law.



     LIMITATION ON TRANSACTIONS WITH AFFILIATES. IES will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any of its affiliates, except



     (a) on terms that are no less favorable to IES or the Restricted Subsidiary, as the case may be, than those which could have been obtained at the time in a comparable transaction or series of related transactions from persons who are not affiliates of IES,



     (b) with respect to a transaction or series of related transactions involving aggregate payments or value equal to or greater than $5 million, IES shall have delivered an officers' certificate to the trustee certifying that such transaction or transactions comply with the preceding clause and have been approved by the Board of Directors of IES and with respect to a transaction or series of related transactions involving aggregate payments or value equal to or greater than $10 million, the officers' certificate referred to in clause (b) above also includes a certification that such transaction or transactions have been approved by a majority of the Disinterested Members of the Board of Directors of IES or, in the event there are no such Disinterested Members of the Board of Directors, that IES has obtained a written opinion from an independent nationally recognized investment banking firm, accounting firm or appraisal firm, in each case specializing or having a speciality in the type and subject matter of the transaction or series of transactions at issue, which opinion shall be to the effect set forth in clause (a) above or shall state that such transaction or series of related transactions is fair from a financial point of view to IES or such Restricted Subsidiary.



     Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to:



     - transactions between or among IES and its Restricted Subsidiaries,



     - customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of IES or any Restricted Subsidiary entered into in the ordinary course of business,



     - any dividends made in compliance with "-- Limitation on Restricted Payments" above,



     - loans and advances to officers, directors and employees of IES or any Restricted Subsidiary made in the ordinary course of business in an aggregate amount not to exceed $1,000,000 outstanding at any one time,



     - transactions under agreements in effect on the Issue Date,



     - written agreements entered into or assumed in connection with acquisitions of other businesses with persons who were not affiliates prior to the acquisitions or



     - leases of property or equipment entered into in the ordinary course of business on terms that are substantially similar to those which could have been obtained at the time in a comparable transaction with non-affiliates.



     LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. IES will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to



     - pay dividends, in cash or otherwise, or make any other distributions on or in respect of its capital stock to IES or any other Restricted Subsidiary,



     - pay any Indebtedness owed to IES or any other Restricted Subsidiary,



     - make loans or advances to IES or any other Restricted Subsidiary,



     - transfer any of its properties or assets to IES or any other Restricted Subsidiary or



     - guarantee any Indebtedness of IES or any other Restricted Subsidiary, except for encumbrances or restrictions existing under or by reason of (1) applicable law or any applicable rule, regulation or order, (2) customary nonassignment provisions of any contract or any lease governing a leasehold interest of IES or any Restricted Subsidiary, (3) customary restrictions on transfers of property subject to a Lien permitted under the indenture (including purchase money Liens permitted under the indenture), (4) any agreement or other instrument of a person acquired by IES or any Restricted Subsidiary in existence at the time of the acquisition (but not created in contemplation of the acquisition), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, (5) an agreement entered into for the sale or disposition of capital stock or assets of a Restricted Subsidiary or an agreement entered into for the sale of specified assets (in either case, so long as the encumbrance or restriction, by its terms, terminates on the earlier of the termination of the agreement or the consummation of the agreement and so long as the restriction applies only to the capital stock or assets to be sold),
(6) any agreement in effect on the Issue Date, (7) the indenture and the guarantees and (8) any agreement that amends, extends, refinances, renews or replaces any agreement described in the foregoing clauses; provided that the terms and conditions of any agreement are not materially less favorable to the holders of the notes with respect to the encumbrances or restrictions than those under the agreement amended, extended, refinanced, renewed or replaced.



     LIMITATION ON DESIGNATIONS OF UNRESTRICTED SUBSIDIARIES. IES may designate after the Issue Date any Restricted Subsidiary as an "Unrestricted Subsidiary" under the indenture (a "designation") only if:



          (1) no default shall have occurred and be continuing at the time of or after giving effect to such designation;



          (2) IES would be permitted to make an investment (other than a Permitted Investment as covered by clause (x) of the definition of Permitted Investment) at the time of designation (assuming the effectiveness of such designation) under the first paragraph of "-- Limitation on Restricted Payments" above in an amount (the "Designation Amount") equal to the fair market value of IES's interest in the subsidiary on that date; and



          (3) IES would be permitted under the indenture to incur $1.00 of additional indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "-- Limitation on Indebtedness" at the time of the designation (assuming the effectiveness of such designation).



     In the event of any designation, IES shall be deemed to have made an Investment constituting a Restricted Payment under the covenant "-- Limitation on Restricted Payments" for all purposes of the indenture in the Designation Amount.



     Our ability to designate a Subsidiary as an Unrestricted Subsidiary allows us to more freely pursue additional financing for future projects. To the extent we participate in projects that require financing in addition to the notes, we may need the ability to create Subsidiaries that can pursue such project financing without being subject to the restrictions of the indenture and the obligations under the guarantees. A Subsidiary that is not subject to the restrictions of the indenture and the guarantees may be able to procure project financing more easily than a Subsidiary that has guaranteed the notes.



     IES shall not, and shall not cause or permit any Restricted Subsidiary to, at any time



     - provide credit support for or subject any of its property or assets (other than the capital stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness),



     - be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or



     - be directly or indirectly liable for any Indebtedness which provides that the holder may (upon notice, lapse of time or both) declare a default or cause the payment of to be accelerated or payable prior to its final Stated Maturity upon the occurrence of a default with respect to any

       Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against that Unrestricted Subsidiary).



All subsidiaries of Unrestricted Subsidiaries shall automatically be deemed to be Unrestricted Subsidiaries.



     IES may revoke any designation of a Subsidiary as an Unrestricted Subsidiary (a "revocation") if:



     - no default shall have occurred and be continuing at the time of and after giving effect to such revocation; and



     - all Liens and Indebtedness of the Unrestricted Subsidiary outstanding immediately following the revocation would, if incurred at that time, have been permitted to be incurred under the indenture.



     All designations and revocations must be evidenced by board resolutions of IES delivered to the trustee certifying compliance with the foregoing provisions.



     LIMITATION ON THE ISSUANCE OF SUBORDINATED INDEBTEDNESS. IES will not, and will not permit any guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is expressly subordinate or junior in right of payment to any other Indebtedness of IES or the guarantor and senior in right of payment to the notes or the guarantee of such guarantor, as the case may be.



     ADDITIONAL SUBSIDIARY GUARANTEES. If IES or any of its Restricted Subsidiaries acquires, creates or designates another Restricted Subsidiary organized under the laws of the United States or any possession or territory thereof, any State of the United States or the District of Columbia, then that Restricted Subsidiary shall, within 30 days after the date of its acquisition, creation or designation, whichever is later, execute and deliver to the trustee a supplemental indenture in form reasonably satisfactory to the trustee under which that Subsidiary shall unconditionally guarantee (on a senior subordinated basis) all of IES's obligations under the notes and the indenture on the terms in the indenture; provided, that the Restricted Subsidiary shall not be obligated to become a guarantor if the Restricted Subsidiary is not, either individually or when considered in the aggregate with all other Restricted Subsidiaries that are not guarantors, a Significant Subsidiary. Once the Restricted Subsidiary executes a supplemental indenture, it shall be a guarantor for all purposes of the indenture. The indenture will also provide that any Restricted Subsidiary that is not a guarantor shall become a guarantor in the manner provided above within 30 days of the time it becomes, either individually or when considered in the aggregate with all other Restricted Subsidiaries that are not guarantors, a Significant Subsidiary. IES at its option may also cause any other Restricted Subsidiary to become a guarantor.



     REPORTING REQUIREMENTS. For so long as the notes are outstanding, whether or not required by the SEC, IES shall file with the SEC (if permitted by SEC practice and applicable law and regulations) the annual reports, quarterly reports and other documents which IES would have been required to file with the SEC if IES were required to file, the documents to be filed with the SEC on or before the dates by which IES would have been required to file these documents if IES were required to file. IES shall also in any event within 15 days after each required filing date (whether or not permitted or required to be filed with the SEC) file with the trustee, copies of the annual reports, quarterly reports and other documents which the Company would be required to file with the SEC if the notes were then registered under the Exchange Act and to make such information available to holders of notes upon request. In addition, if IES is not subject to the reporting requirements of the Exchange Act, for so long as any notes remain outstanding, IES will furnish to the holders of notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.


CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.


     IES will not, in any transaction or series of transactions, (1) merge or consolidate with or into, or (2) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to, any person or persons, and IES will not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of IES and its Restricted Subsidiaries, on a consolidated basis, to any other person or persons, unless:



     (1) either: (a) IES is the surviving corporation; or (b) the person formed by or surviving any such consolidation or merger (if other than IES) or to which the sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;



     (2) the person formed by or surviving any such consolidation or merger (if other than IES) or the person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of IES under the notes and the indenture pursuant to agreements reasonably satisfactory to the trustee;



     (3) immediately after such transaction no default or event of default exists; and



     (4) IES or the person formed by or surviving any such consolidation or merger (if other than IES) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the fixed charge coverage ratio test set forth in the covenant described above under the caption "-- Limitation of Indebtedness."



     Upon any consolidation, merger, or any sale, assignment, conveyance, transfer, lease or other disposition in accordance with the immediately preceding paragraphs, the successor person formed by the consolidation or into which IES or a Restricted Subsidiary, as the case may be, is merged or the successor person to which the sale, assignment, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of IES under the notes and the indenture, as the case may be, with the same effect as if such successor had been named as IES in the notes and the indenture, as the case may be, and, except in the case of a lease, IES or the Restricted Subsidiary shall be released and discharged from its obligations thereunder.



     The indenture provides that for all purposes of the indenture and the notes (including the provision of this covenant and the covenants described in "-- Material Covenants -- Limitation on Indebtedness," "-- Limitation on Restricted Payments," and "-- Limitation on Liens"), Subsidiaries of any surviving person shall, upon the transaction or series of related transactions, become Restricted Subsidiaries unless and until designated Unrestricted Subsidiaries and all Indebtedness, and all Liens on property or assets, of IES and the Restricted Subsidiaries in existence immediately after the transaction or series of related transactions will be deemed to have been incurred upon the transaction or series of related transactions.


EVENTS OF DEFAULT


     The following are "events of default" under the indenture:



          (1) default in the payment of the principal of or premium, if any, when due and payable, on any of the notes (at Stated Maturity, upon optional redemption, required purchase or otherwise);



          (2) default in the payment of an installment of interest on any of the notes, when due and payable, for 30 days;



          (3) default in the performance, or breach, of any covenant or agreement of IES under the indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in clause (1), (2) or (4)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail,



          - to IES by the trustee or



          - to IES and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding notes; or

          (4) failure by IES to comply with the provisions described under the captions "Consolidation, Merger and Sale of Assets, Etc.," "-- Certain Covenants -- Dispositions of Proceeds of Asset Sales" or "Change of Control";



          (5) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which IES or any Restricted Subsidiary then has outstanding Indebtedness in excess of $10 million, individually or in the aggregate, and



          - the default or defaults include a failure to make a payment of principal,



          - the Indebtedness is already due and payable in full or



          - the default or defaults have resulted in the acceleration of the maturity of the Indebtedness;



provided that if any default is cured or waived or any acceleration rescinded, or the Indebtedness is repaid, within a period of 10 days from the continuation of the default beyond the applicable grace period or the occurrence of the acceleration, as the case may be, the event of default under the indenture and any consequential acceleration of the notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;



          (6) failure by IES or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10 million, which judgments are not paid, discharged or stayed for a period of 60 days;



          (7) certain events of bankruptcy or insolvency with respect to IES, any Significant Subsidiary or one or more of IES's Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.



          (9) any of the guarantees of any Significant Subsidiary or one or more Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary ceases to be in full force and effect or any of these guarantees is declared to be null and void and unenforceable or any of these guarantees is found to be invalid or any of these guarantors denies its liability under its guarantee (other than by reason of release of the guarantor in accordance with the terms of the indenture).



     If an event of default (other than those covered by clause (7) above) shall occur and be continuing, the trustee, by notice to IES, or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by notice to the trustee and IES, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding notes due and payable immediately, upon which declaration, all amounts payable in respect of the notes shall be due and payable. If an event of default specified in clause
(7) above occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest, if any, on all the outstanding notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of notes.



     After a declaration of acceleration under the indenture, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding notes, by written notice to IES and the trustee, may rescind such declaration if:



        - IES or any guarantor has paid or deposited with the trustee a sum sufficient to pay



        - all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel,



        - all overdue interest on all notes,



        - the principal of and premium, if any, on any notes which have become due other than by the declaration of acceleration and interest thereon at the rate borne by the notes and



        - to the extent that payment of the interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the notes which has become due other than by such declaration of acceleration;

     - the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and



     - all events of default, other than the non-payment of principal of, premium, if any, and interest on the notes that has become due solely by the declaration of acceleration, have been cured or waived.



     No holder of any of the notes will have any right to institute any proceeding with respect to the indenture or any remedy under the indenture, unless the holders of at least 25% in aggregate principal amount of the outstanding notes have made written request, and offered reasonable indemnity, to the trustee to institute a proceeding as trustee under the notes and the indenture, the trustee has failed to institute the proceeding within 45 days after receipt of the notice and the trustee, within such 45-day period, has not received directions inconsistent with the written request by holders of a majority in aggregate principal amount of the outstanding notes. These limitations will not apply, however, to a suit instituted by a holder of a note for the enforcement of the payment of the principal of, premium, if any, or interest on such note on or after the respective due dates expressed in the note. These limitations would not affect a noteholder's ability to enforce the provisions of the guarantee.



     During the existence of an event of default, the trustee will be required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill as a prudent person would exercise under the circumstances in the conduct of that person's own affairs. Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing, the trustee under the indenture will not be under any obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless the holders shall have offered to the trustee reasonable security or indemnity. Subject to provisions concerning the rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee under the indenture.



     If a default or an event of default occurs and is continuing and is known to the trustee, the trustee shall mail to each holder of the notes notice of the default or event of default within 30 days after obtaining knowledge of the default or event of default. Except in the case of a default or an event of default in payment of principal of, premium, if any, or interest on any notes, the trustee may withhold the notice to the holders of those notes if a committee of its trust officers in good faith determines that withholding the notice is in the interest of the noteholders.



     IES must furnish to the trustee annual and quarterly statements as to the their performance of obligations under the indenture and as to any default in that performance. IES must also notify the trustee within five business days of any event which is, or after notice or lapse of time or both would become, an event of default.


NO LIABILITY FOR CERTAIN PERSONS


     No director, officer, employee or stockholder of IES, nor any director, officer or employee of any guarantor, as such, will have any liability for any obligations of IES or any guarantor under the notes, the guarantees or the indenture based on, in respect of or by reason of these obligations or their creation. Each holder by accepting a note waives and releases all such liability. The foregoing waiver and release are an integral part of the consideration for the issuance of the notes. This waiver may not be effective to waive liabilities under the federal securities laws.


LEGAL DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE


     IES may, at its option and at any time, terminate its obligations and the obligations of the guarantors with respect to the outstanding notes ("Legal Defeasance") to the extent set forth below. Such Legal Defeasance means that IES shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for:

     - the rights of holders of outstanding notes to receive payment in respect of the principal of, premium, if any, and interest on the notes when payments are due,



     - IES's obligations to issue temporary notes, register the transfer or exchange of any notes, replace mutilated, destroyed, lost or stolen notes and maintain an office or agency for payments in respect of the notes,



     - the rights, powers, trusts, duties and immunities of the trustee and



     - the Legal Defeasance provisions of the indenture.



     In addition, IES may, at its option and at any time, elect to terminate its obligations and the obligations of the guarantors with respect to covenants that are set forth in the indenture, some of which are described under "-- Material Covenants" above, and any subsequent failure to comply with these obligations shall not constitute a default or an event of default with respect to the notes ("Covenant Defeasance").



     In order to exercise either Legal Defeasance or Covenant Defeasance:



     - IES or any guarantor must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in United States dollars, U.S. Government Obligations, or a combination of the two, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes to redemption or maturity (except lost, stolen or destroyed notes which have been replaced or paid),



     - IES shall have delivered to the trustee an opinion of counsel to the effect that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of the Legal Defeasance or Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Legal Defeasance or Covenant Defeasance had not occurred (in the case of Legal Defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws),



     - no default or event of default shall have occurred and be continuing on the date of deposit (other than a default or event of default relating to the borrowing of funds to be applied to such deposit),



     - the Legal Defeasance or Covenant Defeasance shall not cause the trustee to have a conflicting interest with respect to any securities of IES,



     - the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any agreement or instrument to which IES is a party or by which it is bound,



     - IES shall have delivered to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally,



     - IES shall have delivered to the trustee an officers' certificate stating that the deposit was not made by IES with the intent of preferring the holders of the notes over the other creditors of IES with the intent of hindering, delaying or defrauding creditors of IES or others,



     - no event or condition shall exist that would prevent IES from making payments of the principal of, premium, if any, and interest on the notes on the date of the deposit or at any time ending on the 91st day after the date of the deposit and



     - IES shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the indenture to either Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with.

     IES may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.


SATISFACTION AND DISCHARGE

     The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all outstanding notes when:


     - either



        - all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or repaid and notes for whose payment money has been deposited in trust or segregated and held in trust by IES and repaid to IES or discharged from such trust) have been delivered to the trustee for cancellation or



        - all notes not delivered to the trustee for cancellation (except lost, stolen or destroyed notes which have been replaced or paid) have become due and payable or will become due and payable at their Stated Maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the serving of notice of redemption by the trustee in the name, and at the expense, of IES, and IES or any guarantor has irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit (in the case of notes which have become due and payable) or to the Stated Maturity or date for redemption, as the case may be, together with irrevocable instructions from IES directing the trustee to apply the funds to the payment at Stated Maturity or redemption, as the case may be;



     - IES or the guarantors have paid all other sums payable under the indenture by IES or the guarantors; and



     - IES has delivered to the trustee an officers' certificate and an opinion of counsel which, taken together, state that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.


AMENDMENTS AND WAIVERS


     From time to time, IES and the guarantors, when authorized by a resolution of its board of directors, and the trustee may, without the consent of the holders of any outstanding notes, amend or modify the indenture or the notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, the indenture under the Trust Indenture Act, as long as any such change does not adversely affect the rights of any holder of notes. Other amendments and modifications of the indenture or the notes may be made by IES, the guarantors and the trustee with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding notes; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding note affected by the change:



     - change the Stated Maturity of the principal of, or any installment of interest on, any note or alter the redemption provisions of the notes,



     - reduce the principal amount of (or the premium, if any, on), or interest on, any notes,



     - change the currency in which any notes or any premium or the interest thereon is payable,



     - reduce the above-stated percentage in principal amount of outstanding notes that must consent to an amendment or modification of the indenture or the notes,



     - impair the right to institute suit for the enforcement of any payment on or with respect to the notes or the guarantees,

     - reduce the percentage in aggregate principal amount of outstanding notes necessary to waive compliance with provisions of the indenture or to waive defaults under the indenture,



     - amend or modify the obligation of IES to make and consummate a Change of Control offer after the occurrence of a Change of Control or make and consummate the offer with respect to any asset sale that has been consummated or modify any of the provisions or definitions related to the same respect,



     - to modify or amend any provision of the indenture relating to the guarantees in a manner adverse to the holders of the notes or



     - modify or change any provision of the indenture or the related definitions affecting the subordination or ranking of the notes or any guarantee in a manner which adversely affects the noteholders.



     The holders of not less than a majority in aggregate principal amount of the outstanding notes may on behalf of the holders of all the notes waive (1) compliance by IES with certain restrictive provisions of the indenture and (2) any past defaults under the indenture, except a default in the payment of the principal of, premium, if any, or interest on any note, or in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each note outstanding.


THE TRUSTEE


     The indenture provides that, except during the continuance of an event of default, the trustee will perform only those duties as are specifically set forth in the indenture. If an event of default has occurred and is continuing, the trustee will exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of that person's own affairs.



     The indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the rights of the trustee, should it become a creditor of IES, to obtain payment of claims or to realize on property received by it in respect of any such claims, as security or otherwise. The indenture permits the trustee to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate the conflict or resign.



     State Street Bank and Trust Company, Two International Place, Boston, Massachusetts 02110, is the trustee under the indenture.


GOVERNING LAW

     The indenture and the notes are governed by the laws of the State of New York.

CERTAIN DEFINITIONS


     "Acquired Indebtedness" means Indebtedness of a person (a) assumed in connection with an Asset Acquisition from such person or (b) existing at the time such person becomes or is merged into a Subsidiary of any other person.



     "affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of Voting Stock, by agreement or otherwise; provided that beneficial ownership of 10% of more of the Voting Stock of a person shall be deemed to be control.

     "Asset Acquisition" means (a) an investment by IES or any Restricted Subsidiary in any other person through which that person shall become a Restricted Subsidiary, or shall be merged with or into IES or any Restricted Subsidiary, or (b) the acquisition by IES or any Restricted Subsidiary of the assets of any person which constitute all or substantially all of the assets of that person, any division or line of business of that person or, other than in the ordinary course of business, any other properties or assets of that person.



     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition by IES or any Restricted Subsidiary to any person other than IES or a Restricted Subsidiary, of



     - any capital stock of any Restricted Subsidiary,



     - all or substantially all of the properties and assets of any division or line of business of IES or any Restricted Subsidiary or



     - any other properties or assets of IES or any Restricted Subsidiary outside of the ordinary course of business, other than sales of obsolete, damaged or used equipment or other equipment or inventory sales in the ordinary course of business, sales of assets in one or a series of related transactions for an aggregate consideration of less than $2 million and sales of accounts receivable for financing purposes.



     For the purposes of this definition, the term "Asset Sale" shall not include



     - any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions described under "-- Consolidation, Merger, Sale of Assets, Etc.,"



     - a Restricted Payment that is permitted by the covenant described under "-- Material Covenants -- Limitation on Restricted Payments" or



     - the trade or exchange by IES or any Restricted Subsidiary of any property or assets owned or held by IES or the Restricted Subsidiary for any property or assets owned or held by another person, provided that the Fair Market Value of the properties traded or exchanged by IES or the Restricted Subsidiary (including any cash or Cash Equivalents to be delivered by IES or the Restricted Subsidiary) is reasonably equivalent to the Fair Market Value of the properties (together with any cash or Cash Equivalents) to be received by IES or the Restricted Subsidiary, and provided further that any cash or Cash Equivalents shall be deemed to constitute Net Cash Proceeds of an Asset Sale.



     "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing



     - the sum of the products of



        - the number of years (and any portion thereof) from the date of the determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund or mandatory redemption payment requirements) of such indebtedness, and



        - the amount of each such principal payment by



     - the sum of all the principal payments.



     "Board of Directors" means the board of directors of a company or its equivalent, including managers of a limited liability company, general partners of a partnership or trustees of a business trust, or any duly authorized committee thereof.



     "capital stock" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock or equity participations, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock and including, without limitation, with respect to partnerships, limited liability companies or business trusts, ownership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, such partnerships, limited liability companies or business trusts.

     "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.


     "Cash Equivalents" means, at any time,



     - any evidence of Indebtedness, maturing in less than one year, issued or guaranteed by the United States Government or any agency of the United States Government (provided that the full faith and credit of the United States of America is pledged in support thereof),



     - commercial paper, maturing not more than one year from the date of issue, rated at least A-2 by Standard & Poor's Ratings Group or P-2 by Moody's Investors Service, Inc,



     - any certificate of deposit (or time deposits represented by such certificates of deposit) or bankers acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by a banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500 million,



     - repurchase obligations with a term of not more than seven days for underlying securities of the types described in the first clause above entered into with any bank meeting the specifications of the third clause above and



     - investments in funds investing primarily in investments of the types described in the clauses above.


     "Change of Control" means the occurrence of any of the following events:


     - any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that the person has the right to acquire, whether the right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting stock of IES;



     - IES consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, IES, in any event in a transaction in which the outstanding voting stock of IES is converted into or exchanged for cash, securities or other property, other than any transaction where (1) the outstanding voting stock of IES is converted into or exchanged for Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation and (2) immediately after the transaction no "person" or "group" (as such terms are used in Sections 13 (d) and 14(d) of the Exchange Act) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that the person has the right to acquire, whether the right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation;



     - during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of IES (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of IES was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the board of directors of IES then in office; or

     - IES is liquidated or dissolved or adopts a plan of liquidation.



     "common stock" means the common stock of IES, par value $0.01 per share, and IES's restricted voting common stock, par value $0.01 per share.



     "Consolidated Cash Flow Available for Fixed Charges" as of any date of determination means, with respect to any person for any period, the sum of, without duplication, the amounts for the period, taken as a single accounting period, of



     - Consolidated Net Income,



     - Consolidated Non-cash Charges,



     - Consolidated Interest Expense and



     - Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses).



     "Consolidated Fixed Charge Coverage Ratio" as of any date of determination means, with respect to any person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of that person for the four full fiscal quarters, treated as one period, for which financial information is available immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of such person for the Four Quarter Period. For purposes of making the computation referred to above, Consolidated Cash Flow Available for Fixed Charges and Consolidated Fixed Charges shall be calculated giving pro forma effect (in a manner consistent with Rule 11-02 of Regulation S-X) to the following events (without duplication):



     - any Asset Sale or Asset Acquisition occurring since the first day of the Four Quarter Period (including to the date of calculation) as if the acquisition or disposition occurred at the beginning of the Four Quarter Period (including giving effect to (A) the amount of any reduction in expenses related to any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the entity involved in any such Asset Sale or Asset Acquisition to the extent such costs are eliminated or reduced (or public announcement has been made of the intent to eliminate or reduce such costs) prior to the date of calculation and not replaced and (B) the amount of any reduction in general, administrative or overhead costs of the entity involved in any Asset Sale or Asset Acquisition);



     - the incurrence of Indebtedness giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if the Indebtedness were incurred at the beginning of the Four Quarter Period;



     - the incurrence, repayment or retirement of any other Indebtedness by IES and its Restricted Subsidiaries since the first day of the Four Quarter Period and prior to the date of making this calculation as if such Indebtedness or obligations were incurred, repaid or retired at the beginning of the Four Quarter Period (except that, in making such computation, the amount of Indebtedness under any revolving Credit Facility shall be computed based upon the average daily balance of such Indebtedness during the Four Quarter Period) and



     - elimination of Consolidated Cash Flow Available for Fixed Charges and Consolidated Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, but, with respect to Consolidated Fixed Charges, only to the extent that the obligations giving rise to such Consolidated Fixed Charges will not be obligations of the referent person or any of its Restricted Subsidiaries following the Transaction Date.

     In calculating Consolidated Fixed Charges for purposes of determining the denominator (but not the numerator) of the Consolidated Fixed Charge Coverage Ratio,


     - interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined afterwards shall be deemed to have accrued at a fixed rate per year equal to the rate of interest on the Indebtedness in effect on the Transaction Date; and



     - if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period. If the person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the above provisions shall give effect to the incurrence of the guaranteed Indebtedness as if that person or Subsidiary had directly incurred or otherwise assumed the guaranteed Indebtedness.



     "Consolidated Fixed Charges" means, with respect to any person for any period, the sum of, without duplication, the amounts for the period of (1) Consolidated Interest Expense and (2) the total amount of dividends and other distributions paid or accrued during the period in respect of redeemable capital stock or preferred stock of the person and its Restricted Subsidiaries on a consolidated basis.



     "Consolidated Income Tax Expense" means, with respect to any person for any period, the provision for federal, state, local and foreign income taxes of that person and its Restricted Subsidiaries for the period as determined on a consolidated basis in accordance with GAAP.


     "Consolidated Interest Expense" means, with respect to any person for any period, without duplication, the sum of


     - the interest expense of that person and its Restricted Subsidiaries for that period as determined on a consolidated basis in accordance with GAAP, including, without limitation,



        - any amortization of debt discount and capitalized debt issuance costs,



        - the net cost under Interest Rate Protection Obligations (including any amortization of discounts),



        - the interest portion of any deferred payment obligation,



        - all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar facilities and



        - all accrued interest and



        - the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by that person and its Restricted Subsidiaries during the period as determined on a consolidated basis in accordance with GAAP.



     "Consolidated Net Income" means, with respect to any person, for any period, the consolidated net income (or loss) of the person and its Restricted Subsidiaries for the period as determined in accordance with GAAP, adjusted, to the extent included in calculating net income, by excluding, without duplication:



     - all extraordinary gains or losses (net of fees and expenses relating to the transaction necessitating the calculation),



     - the portion of net income of that person and its Restricted Subsidiaries allocable to minority interests in unconsolidated persons or to Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by that person or one of its Restricted Subsidiaries,



     - net income (or loss) of any person combined with that person or one of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination,

     - gains or losses in respect of any Asset Sales by that person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction necessitating the calculation), on an after-tax basis,



     - the net income of any Restricted Subsidiary of that person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders and



     - any gain or loss realized as a result of the cumulative effect of a change in accounting principles.



     "Consolidated Non-cash Charges" means, with respect to any person for any period, the aggregate depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges of that person and its Restricted Subsidiaries reducing consolidated net income of that person and its Restricted Subsidiaries for the period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charges constituting an extraordinary item or loss).



     "Credit Facility" means the Credit Agreement dated as of July 30, 1998 among IES, NationsBank, N.A., as the Agent, and the banks named in the agreement, including any notes, guarantees, collateral documents, instruments and agreements executed in connection with the agreement, and in each case as amended (including any amendment and restatement), modified, extended, renewed, refunded, substituted or replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings or adding subsidiaries of IES as additional borrowers or guarantors) all or any portion of the indebtedness under the agreement or any successor or replacement agreement and whether by the same or any other agents, creditor, lender or group of creditors or lenders.



     "default" means any event that is, or after notice or passage of time or both would be, an event of default.



     "Designated Senior Indebtedness" means (1) all Senior Indebtedness under the credit facility and (2) any other Senior Indebtedness which (a) at the time of the determination is equal to or greater than $25 million in aggregate principal amount and (b) is specifically designated by us in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness."



     "Disinterested Member of the Board of Directors of IES" means, with respect to any transaction or series of related transactions, a member of the Board of Directors of IES other than a member who has any material direct or indirect financial interest in or with respect to such transaction or series of related transactions or is an affiliate, or an officer, director or an employee of any person (other than IES) who has any direct or indirect financial interest in or with respect to that transaction or series of related transactions (in each case other than an interest arising solely from the beneficial ownership of capital stock of IES).



     "event of default" has the meaning set forth under "-- Events of Default" herein.


     "Exchange Act" means the Securities Exchange Act of 1934, as amended.


     "fair market value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's length free market transaction between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of IES in good faith.



     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in other statements by any other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are in effect from time to time.

     "guarantee" means, as applied to any obligation, (1) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of that obligation and (2) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of all or any part of that obligation, including, without limiting the foregoing, the payment of amounts available to be drawn down under letters of credit of another person. When used as a verb, "guarantee" shall have a corresponding meaning.



     "Guarantor Senior Indebtedness" of a guarantor means the principal of, premium, if any, and interest on any Indebtedness of the guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that the Indebtedness shall not be senior in right of payment to the guarantor's guarantee. Without limiting the generality of the foregoing, (x) "Guarantor Senior Indebtedness" shall include the principal of, premium, if any, and interest on all obligations of every nature of the guarantor from time to time owed to the lenders under the credit facility, including, without limitation, principal of and interest on, and all fees, indemnities and expenses payable under, the credit facility, and (y) in the case of amounts owing under the credit facility and guarantees of Designated Senior Indebtedness, "Guarantor Senior Indebtedness" shall include interest accruing subsequent to the occurrence of any event of default specified in clause (vii) or (viii) under "-- Events of Default" relating to that guarantor, whether or not the claim for interest is allowed under any applicable Bankruptcy Code. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include:



     - Indebtedness evidenced by the notes or the guarantees,



     - Indebtedness that is expressly subordinate or junior in right of payment to any other Indebtedness of such guarantor,



     - Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is by its terms without recourse to such guarantor,



     - Indebtedness which is represented by Redeemable Capital Stock,



     - to the extent it constitutes Indebtedness, any liability for federal, state, local or other taxes owed or owing by such guarantor,



     - Indebtedness of the guarantor to IES or a Subsidiary or affiliate of IES or any of the affiliate's Subsidiaries, and



     - that portion of any Indebtedness which is incurred by the guarantor in violation of the indenture.



     "Indebtedness" means, with respect to any person, without duplication,



     - all liabilities of that person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of that person in connection with any letters of credit, banker's acceptance or other similar credit transaction, if, and to the extent, any of the foregoing would appear as a liability on a balance sheet of that person prepared in accordance with GAAP,



     - all obligations of that person evidenced by bonds, notes, debentures or other similar instruments, if, and to the extent, any of the foregoing would appear as a liability on a balance sheet of that person prepared in accordance with GAAP,

     - all Indebtedness of that person created or arising under any conditional sale or other title retention agreement with respect to property acquired by that person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of the property), but excluding consignments and trade accounts payable arising in the ordinary course of business,



     - all Capitalized Lease Obligations of that person,



     - all Indebtedness referred to in the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of the Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien upon property (including, without limitation, accounts and contract rights) owned by that person, even though that person has not assumed or become liable for the payment of the indebtedness (the amount of the obligation being deemed to be the lesser of the fair market value of the property or asset or the amount of the obligation so secured),



     - all guarantees of Indebtedness referred to in this definition by that person,



     - all redeemable capital stock of that person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends and



     - all Interest Rate Protection Obligations of that person.



Indebtedness shall not include



     - Indebtedness arising from agreements of IES or any Restricted Subsidiary providing for indemnification, adjustment or holdback of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of indebtedness incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition or



     - obligations under performance bonds, performance guarantees, surety bonds, appeal bonds, security deposits or similar obligations.



For purposes hereof, the "maximum fixed repurchase price" of any redeemable capital stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of the redeemable capital stock as if the redeemable capital stock were purchased on any date on which indebtedness shall be required to be determined pursuant to the indenture, and if the price is based upon, or measured by, the fair market value of the redeemable capital stock, the fair market value shall be approved in good faith by the board of directors of the issuer of the redeemable capital stock; provided, however, that if the redeemable capital stock is not at the date of determination permitted or required to be repurchased, the "maximum fixed repurchase price" shall be the book value of such redeemable capital stock.



     "Interest Rate Protection Agreement" means, with respect to any person, any arrangement with any other person by which, directly or indirectly, that person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by that person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements or arrangements designed to protect against or manage that person's exposure to fluctuations in interest rates.


     "Interest Rate Protection Obligations" means the net obligations of any person pursuant to any Interest Rate Protection Agreements.


     "Investment" means, with respect to any person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by that person of any capital stock bonds, notes, debentures or other securities or evidences of indebtedness issued by, any other person, provided that the term "Investment" shall not include (a) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and (b) Interest Rate Protection Obligations entered into in the ordinary course of business.



     "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a lien any property which that person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.


     "Maturity Date" means February 1, 2009.


     "Net Cash Proceeds" means, with respect to any asset sale, the proceeds received by IES or any Restricted Subsidiary in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that the obligations are financed or sold with recourse to IES or any Restricted Subsidiary) net of



     - brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers, recording fees, transfer fees and appraisers' fees) related to the Asset Sale,



     - provisions for all taxes payable as a result of the Asset Sale,



     - amounts required to be paid to any person (other than IES or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the asset sale,



     - payments made to permanently retire indebtedness where payment of the Indebtedness is secured by the assets or properties the subject of the Asset Sale and



     - appropriate amounts to be provided by IES or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with the Asset Sale and retained by IES or any Restricted Subsidiary, as the case may be, after the Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with the Asset Sale;



Any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Cash Proceeds.



     "Pari Passu Indebtedness" means any Indebtedness of IES that is pari passu in right of payment to the notes.



     "Permitted Founder Stock Repurchases" means one or more repurchases by IES, for an aggregate purchase price not to exceed $10 million, of shares of common stock owned by former owners of subsidiaries of IES, that were, as of the date of acquisition of the stock by those persons, subject to contractual agreements with IES restricting their resale.


     "Permitted Indebtedness" means, without duplication:


          (a) Indebtedness of IES and the guarantors evidenced by the notes and the guarantees;



          (b) Indebtedness of IES and any guarantor under the credit facility in an aggregate principal amount at any one time outstanding not to exceed $250 million, less any amounts permanently repaid in accordance with the covenant described under "-- Certain Covenants Disposition of Proceeds of Asset Sales";



          (c) Indebtedness of IES or any guarantor outstanding on the Issue
     Date;



          (d) Indebtedness of IES or any Restricted Subsidiary incurred in respect of bankers' acceptances and letters of credit in the ordinary course of business, including Indebtedness evidenced by letters of credit issued in the ordinary course of business to support the insurance or self-insurance obligations of IES or any of its Restricted Subsidiaries (including to secure workers' compensation and other similar insurance coverages), in an aggregate amount not to exceed $15 million at any time, but excluding letters of credit issued in respect of or to secure money borrowed;



          (e) (1) Interest Rate Protection Obligations of the Company or a guarantor covering Indebtedness of the Company or a guarantor and (2) Interest Rate Protection Obligations of any Restricted Subsidiary covering Permitted Indebtedness or Acquired Indebtedness of that Restricted Subsidiary; provided that, in the case of either clause (1) or (2), (x) any indebtedness to which any Interest Rate Protection Obligations correspond bears interest at fluctuating interest rates and is otherwise permitted to be incurred under the "Limitation on Indebtedness" covenant and (y) the notional principal amount of any Interest Rate Protection Obligations that exceeds 105% of the principal amount of the Indebtedness to which the Interest Rate Protection Obligations relate shall not constitute Permitted Indebtedness;



          (f) Indebtedness of a Restricted Subsidiary owed to and held by IES or another Restricted Subsidiary, except that (1) any transfer of the Indebtedness by IES or a Restricted Subsidiary (other than to IES or another Restricted Subsidiary), (2) the sale, transfer or other disposition by IES or any Restricted Subsidiary of capital stock of a Restricted Subsidiary which is owed Indebtedness of another Restricted Subsidiary such that it shall no longer be a Restricted Subsidiary, and (3) the designation of a Restricted Subsidiary which is owed indebtedness of another Restricted Subsidiary as an Unrestricted Subsidiary shall, in each case, be an incurrence of indebtedness by that Restricted Subsidiary subject to the other provisions of the indenture;



          (g) Indebtedness of IES owed to and held by a Restricted Subsidiary which is unsecured and expressly subordinated in right of payment to the payment and performance of the obligations of IES under the indenture and the notes, except that (1) any transfer of this Indebtedness by a Restricted Subsidiary (other than to another Restricted Subsidiary), (2) the sale, transfer or other disposition by IES or any Restricted Subsidiary of capital stock of a Restricted Subsidiary which is owed Indebtedness of IES such that it shall no longer be a Restricted Subsidiary, and (3) the designation of a Restricted Subsidiary which is owed Indebtedness of IES shall, in each case, be an incurrence of Indebtedness by IES, subject to the other provisions of the indenture;



          (h) Indebtedness of IES or any guarantor represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of IES or that guarantor, in an aggregate principal amount not to exceed $25 million at any time outstanding;



          (i) Subordinated Indebtedness of IES, in an aggregate principal amount not to exceed $10 million at any time outstanding, that is convertible into common stock and issued in connection with an Asset Acquisition of a business engaged in the provision of electrical contracting and maintenance services to the commercial, industrial, power line and data cabling markets and any other businesses reasonably related to that business;



          (j) Indebtedness of IES, in addition to that described in clauses (a) through (i) of this definition, in an aggregate principal amount not to exceed $30 million at any time outstanding;



          (k) (1) indebtedness of IES, the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of IES or any of the guarantors incurred under the Consolidated Fixed Charge Coverage Ratio test of the proviso of the "Limitation on Indebtedness" covenant or clause (a), (c) or (k) of this definition and (2) indebtedness of any guarantor the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) indebtedness of that guarantor incurred under the Consolidated Fixed Charge Coverage Ratio test of the proviso of the "Limitation on Indebtedness" covenant or clause (c) or (k) of this definition. The principal amount of Indebtedness incurred pursuant to this clause (k) (or if the Indebtedness provides for an amount less than the principal amount to be due and payable upon a declaration of acceleration of maturity, the original issue price of the Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced, plus the amount of any premiums and fees required to be paid in connection with the refinancing in accordance with the terms of the indebtedness. Any indebtedness incurred pursuant to this clause (k)



        - has no scheduled principal payment prior to the 91st day after the Maturity Date,



        - has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the notes and



        - is subordinated to the notes or the guarantees, as the case may be, at least to the same extent that the Indebtedness being refinanced is subordinated to the notes or the guarantees, as the case may be;



          (l) Indebtedness of any Restricted Subsidiary that constitutes Acquired Indebtedness not incurred in contemplation of the acquisition of such Restricted Subsidiary, provided that the Indebtedness is repaid within 90 days following the consummation of the Asset Acquisition in which IES acquired the Restricted Subsidiary; and



          (m) guarantees by IES or guarantees by a guarantor of Indebtedness that was permitted to be incurred under the indenture.


     For purposes of determining compliance with the "Limitation on Indebtedness" covenant,


     - in the event that an item of indebtedness meets the criteria of more than one of the types of indebtedness described in the clauses of the preceding paragraph, IES, in its sole discretion, shall classify the item of indebtedness and only be required to include the amount and type of the indebtedness in one clause and



     - the amount of Indebtedness issued at a price that is either less or greater than its principal amount shall be equal to the amount of the liability in respect of the Indebtedness determined in conformity with GAAP.


     "Permitted Investments" means any of the following:


     - Investments in IES or in a Restricted Subsidiary;



     - Investments in another person, if as a result of such investment



      - that other person becomes a Restricted Subsidiary or



      - that other person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to IES or a Restricted Subsidiary;



     - Investments representing capital stock or obligations issued to IES or any of its Restricted Subsidiaries in settlement of debts created in the ordinary course of business or claims against any other person by reason of a composition or readjustment of debt or a reorganization of any debtor of IES or that Restricted Subsidiary or in satisfaction of judgments;



     - Investments in Interest Rate Protection Agreements on commercially reasonable terms entered into by IES or any of its Restricted Subsidiaries in the ordinary course of business in connection with the operations of the business of IES or its Restricted Subsidiaries to hedge against fluctuations in interest rates on its outstanding indebtedness;



     - Investments in the notes;



     - Investments in Cash Equivalents;

     - Investments acquired by IES or any Restricted Subsidiary in connection with an Asset Sale to the extent such Investments are non-cash proceeds as permitted under that covenant;



     - any Investment to the extent that the consideration therefor is capital stock (other than redeemable capital stock) of IES;



     - any loans or other advances made pursuant to any employee benefit plans (including plans for the benefit of directors) or employment agreements or other compensation arrangements (including for the purchase of capital stock by such employees), in each case as approved by the board of directors of IES in its good faith judgment, not to exceed $1 million at any one time outstanding; and



     - Other investments not to exceed $5 million at any time outstanding.



     "Permitted Junior Securities" means capital stock of IES or debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to at least the same extent as the notes are subordinated to Senior Indebtedness.



     "Permitted Liens" means the following types of liens:



          (a) any Lien existing as of the date of the indenture;



          (b) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of that Indebtedness by IES or any Restricted Subsidiary, if that Lien does not attach to any property or assets of IES or any Restricted Subsidiary other than the property or assets subject to the Lien prior to the incurrence;



          (c) Liens in favor of IES or a Restricted Subsidiary;



          (d) Liens on and pledges of the capital stock of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary;



          (e) Liens for taxes, assessments or governmental charges or claims, to the extent any the changes or claims constitute Indebtedness, either (1) not delinquent or (2) contested in good faith by appropriate proceedings and as to which IES or its Restricted Subsidiaries shall have set aside on their books such reserves as may be required by GAAP;


          (f) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other kinds of social security, old age pension or public liability obligations;


          (g) Liens to secure Indebtedness (including Capitalized Lease Obligations) permitted by clause (h) under the definition of Permitted Indebtedness covering only the assets acquired with such Indebtedness;



          (h) Liens securing Interest Rate Protection Obligations permitted to be entered into under the debt incurrence covenant;



          (i) judgment and attachment Liens not giving rise to an event of default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and for which adequate reserves have been made;



          (j) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of IES or any Subsidiary on deposit with or in possession of such bank; and



          (k) Liens not otherwise permitted by clauses (a) through (j) that are incurred in the ordinary course of business of IES or any Restricted Subsidiary with respect to Indebtedness that does not exceed $5 million at any one time outstanding.

     "person" means any individual, corporation, partnership (general or limited), limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.


     "preferred stock," as applied to any person, means capital stock of any class or series (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of that person, over shares of capital stock of any other class or series of that person.



     "Qualified Equity Offering" means (1) any public sale of common stock of IES pursuant to a registration statement filed with the SEC in accordance with the Securities Act (other than any public offerings with respect to IES's common stock registered on Form S-8 or Form S-4) or (2) any private placement for aggregate proceeds of at least $25 million to a third party of common stock or capital stock (other than redeemable capital stock) that is convertible into common stock.



     "Redeemable Capital Stock" means any class or series of capital stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be required to be redeemed prior to the 91st day after the Maturity Date or is redeemable at the option of the holder thereof at any time prior to the 91st day after the Maturity Date, or is convertible into or exchangeable for debt securities at any time prior to the 91st day after the Maturity Date; provided that capital stock will not constitute redeemable capital stock solely because its holders have the right to require IES to repurchase or redeem their capital stock upon the occurrence of a Change of Control or an asset sale.



     "Restricted Subsidiary" means any subsidiary of IES that is not an Unrestricted Subsidiary.



     "Senior Indebtedness" means the principal of, premium, if any, and interest on any Indebtedness of IES, whether outstanding on the Issue Date or created, incurred or assumed in the future, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or under which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the notes. Without limiting the generality of the foregoing, (x) "Senior Indebtedness" shall include the principal of, premium, if any, and interest on all obligations of every nature of IES from time to time owed to the lenders under the credit facility, including, without limitation, principal of and interest on, and all fees, indemnities and expenses payable under, the credit facility, and (y) in the case of Designated Senior Indebtedness, "Senior Indebtedness" shall include interest accruing thereon subsequent to the occurrence of any event of default specified in clause (vii) or (viii) under "-- Events of Default" relating to IES, whether or not the claim for such interest is allowed under any applicable Bankruptcy Code. Notwithstanding the foregoing, senior indebtedness shall not include:



     - indebtedness evidenced by the notes,



     - indebtedness that is expressly subordinate or junior in right of payment to any other indebtedness of IES,



     - indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is by its terms without recourse to the Company,



     - Indebtedness which is represented by redeemable capital stock,



     - to the extent it constitutes indebtedness, any liability for federal, state, local or other taxes owed or owing by us,



     - indebtedness to a subsidiary of ours or any other affiliate of us or any of the affiliate's subsidiaries, and



     - that portion of any indebtedness which is incurred by us in violation of the indenture.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated under the Securities Act, as the Regulation is in effect on the date of the indenture.



     "Stated Maturity" means, when used with respect to any note or any installment of interest thereon, the date specified in that note as the fixed date on which the principal of that note or such installment of interest is due and payable, and when used with respect to any other indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.



     "Subordinated Indebtedness" means, with respect to the IES, indebtedness of IES which is expressly subordinated in right of payment to the notes.



     "Subsidiary" means, with respect to any person, (1) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of that person or by that person and one or more Subsidiaries thereof and (2) any other person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or joint venture, in which that person, one or more subsidiaries of its Subsidiaries or such person and one or more of its Subsidiaries thereof, directly or indirectly, at the date of determination, have at least majority ownership interest entitled to vote in the election of directors, managers or trustees (or other person performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.



     "Unrestricted Subsidiary" means (1) each Subsidiary of IES designated as such under the covenant described under "-- Material Covenants -- Limitation on Designations of Unrestricted Subsidiaries" and (2) each Subsidiary of any Subsidiary described in clause (1) of this definition.



     "Voting Stock" means any class or classes of capital stock pursuant to which the holders have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency), and, with respect to IES, shall be deemed to include the common stock.


BOOK-ENTRY, DELIVERY AND FORM

     Notes offered and sold to QIBs in reliance on Rule 144A under the Securities Act are represented by a single, permanent global note in definitive, fully registered book-entry form (the "Global Security") which will be registered in the name of a nominee of DTC and deposited on behalf of purchasers of the notes represented thereby with a custodian for DTC for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at DTC.


     The Global Security. IES expects that, pursuant to procedures established by DTC, ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants (as defined below)) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the initial purchasers and ownership of beneficial interests in the Global Security will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. QIBs may hold their interests in the Global Security directly through DTC if they are participants in such system, or indirectly through organizations which are Participants in such system.


     So long as DTC or its nominee is the registered owner or holder of any of the notes, DTC or such nominee will be considered the sole owner or holder of such notes represented by the Global Security for all purposes under the indenture and under the notes represented thereby. No beneficial owner of an interest in the Global Security will be able to transfer such interest except in accordance with the applicable procedures of DTC in addition to those provided for under the indenture. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own.

Consequently, the ability to transfer beneficial interest in the Global Security to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants (as defined herein), the ability of a person having beneficial interests in the Global Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.


     Payments of the principal of, premium, if any, and interest on the notes represented by the Global Security will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any paying agent under the indenture will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.


     IES expects that DTC or its nominee, upon receipt of any payment of the principal of, premium, if any, and interest on the notes represented by the Global Security, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the Global Security as shown in the records of DTC or its nominee. IES also expects that payments by participants to owners of beneficial interests in the Global Security held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payment will be the responsibility of such Participants.



     DTC has advised IES that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Security are credited and only in respect of the aggregate principal amount as to which the participant or participants has or have given such direction.



     DTC has advised IES as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").



     Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Security among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither IES nor the trustee will have any responsibility for the performance by DTC or its direct or indirect participants of their obligations under the rules and procedures governing their operations.

                              REGISTRATION RIGHTS


     IES has entered into a registration rights agreement with the initial purchasers pursuant to which IES and the guarantors have agreed, for the benefit of the holders of the notes, at IES's cost, to use their reasonable best efforts
(1) to file with the SEC the registration statement of which this prospectus is a part with respect to the exchange offer of the exchange notes within 60 days after the Issue Date, (2) to cause this exchange offer registration statement to be declared effective under the Securities Act within 120 days of the Issue Date, (3) to keep this exchange offer registration statement effective until the closing of the exchange offer and (4) to cause this exchange offer to be consummated within 150 days of the Issue Date.



     Under the registration rights agreement, IES is required to allow participating broker-dealers to use the prospectus contained in the exchange offer registration statement (subject to certain "black out" periods) following the exchange offer, in connection with the resale of exchange notes received in exchange for notes acquired by such participating broker-dealers for their own account as a result of market-making or other trading activities.



     The registration rights agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The summary herein of certain provisions of the Registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is available upon request to IES. The registration rights agreement is also attached as an exhibit to this registration statement. In addition, the information set forth above concerning certain interpretations of and positions taken by the staff of the SEC is not intended to constitute legal advice, and prospective investors should consult their own advisors with respect to such matters.


                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for existing notes where such existing notes were acquired as a result of market-making activities or other trading activities. In addition, until
          , 1999 all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.


     IES will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter", within the meaning of the Securities Act.



     IES has agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes), other than commissions or concessions of any broker-dealers, and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS


     The validity of the notes being offered will be passed upon for IES by Andrews & Kurth L.L.P., Houston, Texas.


                                    EXPERTS


     The financial statements of IES and its subsidiaries, Mill Electrical Contractors, Inc. and PCX Corporation incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accounts, as indicated in their reports, and upon the authority of the firm as experts in giving audit reports.


     The financial statements of Primo Electric Company incorporated by reference in this prospectus have been audited by Hertzbach & Company, P.A., Independent Public Accountants, as stated in their report.

     The financial statements of Kayton Electric, Inc. incorporated by reference in this prospectus have been audited by KPMG Peat Marwick LLP, Independent Public Accountants, as stated in their report.

     The financial statements of Bachofner Electric, Inc. incorporated by reference in this prospectus have been audited by Peck & Kopacek, P.C., Independent Public Accountants, as stated in their report.


     The financial statements of Telsa Power and Automation, Inc. incorporated by reference in this prospectus have been audited by Brockmann, Armour & Co. LLC, Independent Public Accountants, as stated in their report.



     The financial statements of Rockwell Electric, Inc. (a California Corporation) incorporated by reference in this prospectus have been audited by S.J. Gallina & Co., LLP, Independent Public Accountants, as stated in their report.



     The financial statements of Conova Electrical Contracting, Inc., incorporated by reference in this prospectus have been audited by Larson, Allen, Weishair & Co., LLP, Independent Public Accountants, as stated in their report.



     The financial statements of Linemen, Inc. dba California Communications (a C Corporation) incorporated by reference in this prospectus have been audited by S.J. Gallina & Co., LLP, Independent Public Accountants, as stated in their report.

                         INDEX TO FINANCIAL STATEMENTS

                                                               PAGE
                                                               ----
Integrated Electrical Services, Inc.
  Unaudited Pro Forma Financial Statements Basis of
     Presentation...........................................   F-2
  Unaudited Pro Forma Balance Sheet.........................   F-3
  Unaudited Pro Forma Statement of Operations for the Year
     Ended September 30, 1998...............................   F-4
  Unaudited Pro Forma Statement of Operations for the
     Quarter Ended December 31, 1998........................   F-5
  Notes to Unaudited Pro Forma Financial Statements.........   F-6

                      INTEGRATED ELECTRICAL SERVICES, INC.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION

     The following unaudited pro forma financial statements give effect to (i) the acquisitions by Integrated Electrical Services, Inc. ("IES"), of 16 companies and related entities engaged in all facets of electrical contracting and maintenance services on January 30, 1998 (together, the "Founding Companies"), and related transactions, (ii) the acquisitions of 26 additional electrical contracting and maintenance businesses from April 1998 through December 31, 1998 (the "Acquired Companies") and (iii) the issuance of the Senior Subordinated Notes due 2009 (the "Notes") and the application of the net proceeds therefrom. The unaudited pro forma balance sheet reflects the issuance of the Notes and the application of the net proceeds therefrom as if it had occurred on December 31, 1998. The unaudited pro forma combined statements of operations present the statement of operations data from the consolidated financial statements of IES for the fiscal year ended and quarter ended September 30, 1998 and December 31, 1998, respectively, presented elsewhere in this prospectus, combined with the pre-acquisition results of operations for the Founding Companies through January 30, 1998 and the Acquired Companies through their date of acquisition and give effect to the pro forma adjustments related to these transactions as if they had occurred on October 1, 1997.

     IES has analyzed the savings that it expects to realize from reductions in salaries, bonuses and certain benefits to the owners. To the extent the owners of the Founding Companies and the Acquired Companies have contractually agreed to changes in salary, bonuses, benefits and lease payments, these changes have been reflected in the unaudited pro forma combined statement of operations.

     Certain pro forma adjustments are based on preliminary estimates, available information and certain assumptions that Company management deems appropriate and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what IES's combined financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of IES's combined financial position or results of operations for any future period. Since the acquired entities were not under common control or management prior to their acquisition by IES, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto included elsewhere in this prospectus. See also "Risk Factors" included elsewhere herein.

                      INTEGRATED ELECTRICAL SERVICES, INC.

                       UNAUDITED PRO FORMA BALANCE SHEET
                               DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                     ASSETS

                                                               IES AND       OFFERING      PRO FORMA
                                                             SUBSIDIARIES   ADJUSTMENTS   AS ADJUSTED
                                                             ------------   -----------   -----------
CURRENT ASSETS:
  Cash.....................................................    $  4,044      $ 54,800      $ 58,844
  Receivables, net.........................................     153,380            --       153,380
  Inventories, net.........................................       7,756            --         7,756
  Cost and estimated earnings in excess of billings on
     uncompleted contracts.................................      14,445            --        14,445
  Prepaid expenses and other current assets................       3,380            --         3,380
                                                               --------      --------      --------
          Total current assets.............................     183,005        54,800       237,805
GOODWILL, NET..............................................     305,972            --       305,972
PROPERTY AND EQUIPMENT, NET................................      25,872            --        25,872
OTHER NON-CURRENT ASSETS...................................       3,157         5,000         8,157
                                                               --------      --------      --------
          Total assets.....................................    $518,006      $ 59,800      $577,806
                                                               ========      ========      ========

                                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Short-term debt and current maturities of long-term
     debt..................................................    $  3,637      $     --      $  3,637
  Accounts payable and accrued expenses....................      71,017            --        71,017
  Billings in excess of costs and estimated earnings on
     uncompleted contracts.................................      27,175            --        27,175
  Income taxes payable.....................................       2,809            --         2,809
  Other current liabilities................................         436            --           436
                                                               --------      --------      --------
          Total current liabilities........................     105,074            --       105,074
                                                               --------      --------      --------
LONG-TERM BANK DEBT........................................      89,000       (89,000)           --
OTHER LONG-TERM DEBT, NET..................................         880            --           880
SENIOR SUBORDINATED NOTES, net of $1,200 discount..........          --       148,800       148,800
OTHER NON-CURRENT LIABILITIES..............................       1,514            --         1,514
                                                               --------      --------      --------
          Total liabilities................................     196,468        59,800       256,268
STOCKHOLDERS' EQUITY:
  Common stock.............................................         289            --           289
  Restricted common stock..................................          27            --            27
  Additional paid-in capital...............................     301,384            --       301,384
  Retained earnings........................................      19,838            --        19,838
                                                               --------      --------      --------
          Total stockholders' equity.......................     321,538            --       321,538
                                                               --------      --------      --------
          Total liabilities and stockholders' equity.......    $518,006      $ 59,800      $577,806
                                                               ========      ========      ========

                      INTEGRATED ELECTRICAL SERVICES, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                   IES AND      FISCAL 1998    FISCAL 1999     PRO FORMA    PRO FORMA    OFFERING      PRO FORMA
                                 SUBSIDIARIES   ACQUISITIONS   ACQUISITIONS   ADJUSTMENTS     TOTAL     ADJUSTMENTS   AS ADJUSTED
                                 ------------   ------------   ------------   -----------   ---------   -----------   -----------
REVENUES.......................    $386,721       $363,728       $48,379       $     --     $798,828     $     --      $798,828
COST OF SERVICES...............     306,052        295,349        39,081             --      640,482           --       640,482
                                   --------       --------       -------       --------     --------     --------      --------
GROSS PROFIT...................      80,669         68,379         9,298             --      158,346           --       158,346
SELLING, GENERAL, AND
  ADMINISTRATIVE EXPENSES......      47,390         62,621         6,640        (33,820)      82,831           --        82,831
NON-CASH, NON-RECURRING
  COMPENSATION CHARGE..........      17,036             --            --        (17,036)          --           --            --
GOODWILL AMORTIZATION..........       3,212             --            --          4,545        7,757           --         7,757
                                   --------       --------       -------       --------     --------     --------      --------
INCOME FROM OPERATIONS.........      13,031          5,758         2,658         46,311       67,758           --        67,758
OTHER INCOME (EXPENSE):
  Interest expense.............      (1,161)            --           (90)        (3,041)      (4,292)     (11,237)      (15,529)
  Interest income..............         433            730            37           (902)         298           --           298
  Other, net...................         335            404            49           (462)         326           --           326
                                   --------       --------       -------       --------     --------     --------      --------
OTHER INCOME (EXPENSE), NET....        (393)         1,134            (4)        (4,405)      (3,668)     (11,237)      (14,905)
INCOME BEFORE INCOME TAXES.....      12,638          6,892         2,654         41,906       64,090      (11,237)       52,853
PROVISION FOR INCOME TAXES.....      12,690          5,473           110          9,024       27,297       (4,326)       22,971
                                   --------       --------       -------       --------     --------     --------      --------
NET INCOME (LOSS)..............    $    (52)      $  1,419       $ 2,544       $ 32,882     $ 36,793     $ (6,911)     $ 29,882
                                   ========       ========       =======       ========     ========     ========      ========

                      INTEGRATED ELECTRICAL SERVICES, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                    FOR THE QUARTER ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                  IES AND      FISCAL 1999     PRO FORMA    PRO FORMA    OFFERING      PRO FORMA
                                                SUBSIDIARIES   ACQUISITIONS   ADJUSTMENTS     TOTAL     ADJUSTMENTS   AS ADJUSTED
                                                ------------   ------------   -----------   ---------   -----------   -----------
REVENUES......................................    $197,712        $5,404         $  --      $203,116      $    --      $203,116
COST OF SERVICES..............................     156,745         5,187          (402)      161,530           --       161,530
                                                  --------        ------         -----      --------      -------      --------
GROSS PROFIT..................................      40,967           217           402        41,586           --        41,586
SELLING, GENERAL, AND ADMINISTRATIVE
  EXPENSES....................................      21,841         1,101          (244)       22,698           --        22,698
GOODWILL AMORTIZATION.........................       1,848            --            51         1,899           --         1,899
                                                  --------        ------         -----      --------      -------      --------
INCOME FROM OPERATIONS........................      17,278          (884)          595        16,989           --        16,989
OTHER INCOME (EXPENSE):
  Interest expense............................      (1,695)          (13)           --        (1,708)      (2,157)       (3,865)
  Interest income.............................         151            14            --           165           --           165
  Other, net..................................          58            33            --            91           --            91
                                                  --------        ------         -----      --------      -------      --------
OTHER INCOME (EXPENSE), NET...................      (1,486)           34            --        (1,452)      (2,157)       (3,609)
INCOME BEFORE INCOME TAXES....................      15,792          (850)          595        15,537       (2,157)       13,380
PROVISION (BENEFIT) FOR INCOME TAXES..........       6,700          (327)          249         6,622         (830)        5,792
                                                  --------        ------         -----      --------      -------      --------
NET INCOME (LOSS).............................    $  9,092        $ (523)        $ 346      $  8,915      $(1,327)     $  7,588
                                                  ========        ======         =====      ========      =======      ========

                      INTEGRATED ELECTRICAL SERVICES, INC.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1. UNAUDITED PRO FORMA BALANCE SHEET:

     The Pro Forma Adjustments reflect the application of the cash proceeds from the issuance of the Notes, net of estimated offering costs of $5.0 million, to reduce amounts outstanding under the Credit Facility.

2. UNAUDITED PRO FORMA STATEMENT OF OPERATIONS:

     The Unaudited Pro Forma Statement of Operations for the year ended September 30, 1998 and the quarter ended December 31, 1998 for IES and Subsidiaries reflect the historical results of Houston-Stafford Electric, Inc. ("Houston-Stafford") as the accounting acquirer restated for the effect of an acquisition accounted for as a pooling-of-interest combined with the other Founding Companies beginning February 1, 1998, and the Acquired Companies on their respective dates of acquisition.

     The Fiscal 1998 Acquisitions reflect the historical results of the Founding Companies other than Houston-Stafford for the period prior to February 1, 1998, and the Fiscal 1998 Acquisitions through their date of acquisition. The Fiscal 1999 Acquisitions reflect the historical results of operations for 1998 and the period from October 1, 1998 through their respective date of acquisition of the 5 Acquired Companies which were acquired subsequent to September 30, 1998.

     The following table summarizes the Pro Forma Adjustments for the Year Ended September 30, 1998 (in thousands):

                                                 ADJUSTMENTS
                                    --------------------------------------    PRO FORMA
                                      (A)        (B)       (C)       (D)     ADJUSTMENTS
                                    --------   -------   -------   -------   -----------
Selling, general and
  administrative expenses.........  $(33,820)  $    --   $    --   $    --    $(33,820)
Non-cash, non-recurring
  compensation charge.............   (17,036)       --        --        --     (17,036)
Goodwill amortization.............        --     4,545        --        --       4,545
                                    --------   -------   -------   -------    --------
  Income (loss) from operations...    50,856    (4,545)       --        --      46,311
Other income (expense):
  Interest expense................        --        --    (3,041)       --      (3,041)
  Interest income.................        --        --      (902)       --        (902)
  Other, net......................        --       316      (778)       --        (462)
                                    --------   -------   -------   -------    --------
  Other income (expense), net.....        --       316    (4,721)       --      (4,405)
                                    --------   -------   -------   -------    --------
  Income (loss) before income
     taxes........................    50,856    (4,229)   (4,721)       --      41,906
Provision for income taxes........        --        --        --     9,024       9,024
                                    --------   -------   -------   -------    --------
Net income (loss).................  $ 50,856   $(4,229)  $(4,721)  $(9,024)   $ 32,882
                                    ========   =======   =======   =======    ========

                      INTEGRATED ELECTRICAL SERVICES, INC.

     The following table summarizes the Pro Forma Adjustments for the Quarter Ended December 31, 1998 (in thousands):

                                                           ADJUSTMENTS
                                                 -------------------------------    PRO FORMA
                                                  (A)     (B)      (C)      (D)    ADJUSTMENTS
                                                 -----    ----    -----    -----   -----------
Cost of services...............................  $(402)   $ --    $  --    $  --      $(402)
Gross profit...................................    402      --       --       --        402
Selling, general and administrative expenses...   (244)     --       --       --       (244)
Goodwill amortization..........................     --      51       --       --         51
                                                 -----    ----    -----    -----      -----
  Income (loss) from operations................    646     (51)      --       --        595
Other income (expense):
  Interest expense.............................     --      --       --       --         --
  Interest income..............................     --      --       --       --         --
  Other, net...................................     --      --       --       --         --
                                                 -----    ----    -----    -----      -----
  Other income (expense), net..................     --      --       --       --         --
                                                 -----    ----    -----    -----      -----
  Income (loss) before income taxes............    646     (51)      --       --        595
Provision for income taxes.....................     --      --       --      249        249
                                                 -----    ----    -----    -----      -----
Net income (loss)..............................  $ 646    $(51)   $  --    $(249)     $ 346
                                                 =====    ====    =====    =====      =====

---------------

(a) Reflects the reduction in salaries, bonuses and benefits and lease payments to the owners of the Founding Companies and the Acquired Companies. These reductions in salaries, bonuses and benefits and lease payments have been agreed to in accordance with the terms of employment agreements executed as part of the acquisitions. Such employment agreements are primarily for five years, contain restrictions related to competition and provide severance for termination of employment in certain circumstances. Also, for the year ended September 30, 1998, includes the reversal of the $17.0 million non-cash, non-recurring compensation charge in connection with the acquisition of the Founding Companies.

(b) Reflects the amortization of goodwill recorded as a result of these acquisitions over a 40-year estimated life, as well as a reduction in historical minority interest expense attributable to minority interests that were acquired as part of the related acquisitions.

(c) Reflects additional interest expense on borrowings to fund the cash portion of the consideration paid, net of reduction of interest expense attributable to historical debt repaid using proceeds from the Company's initial public offering or transferred to the owners of the Founding Companies. The additional interest expense was calculated utilizing an assumed annual effective interest rate of approximately 8.0%. Also, reflects elimination of interest income recognized by the Founding Companies and the Acquired Companies from October 1, 1997, through their respective date of acquisition.

(d) Reflects the incremental provision for federal and state income taxes at a 38.5% overall tax rate, before non-deductible goodwill and other permanent items, related to the other statements of operations adjustments and for income taxes on the pretax income of acquired companies that have historically elected S Corporation tax status.

     The Offering Adjustments for the year ended September 30, 1998 reflect the incremental interest expense of $10.3 million using an interest rate of 9.375%, amortization of deferred financing cost and amortization of the note discount of $0.5 million and $0.1 million, respectively, incurred as a result of the issuance of the notes and incremental amortization of deferred financing cost of $0.3 million related to the Credit Facility. The Offering Adjustments for the quarter ended December 31, 1998, reflect the incremental interest expense of $2.1 million using an interest rate of 9.375%, amortization of deferred financing cost and amortization of the note discount of $0.1 million and $15,500, respectively, incurred as a result of the issuance of the notes. Additionally, reflects the incremental provision for federal and state income taxes at an assumed effective tax rate of 38.5% for the offering adjustments.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   [IES LOGO]

                        OFFER TO EXCHANGE 9 3/8% SENIOR
                     SUBORDINATED NOTES DUE 2009, SERIES B
                       FOR ALL OUTSTANDING 9 3/8% SENIOR
                     SUBORDINATED NOTES DUE 2009, SERIES A

                             ---------------------

                                   PROSPECTUS
                             ---------------------

                                           , 1999

     No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by Integrated Electrical Services, Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates or any offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Integrated Electrical Services, Inc. since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subsection (a) of section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article Eighth of the Company's Amended and Restated Certificate of Incorporation states that:

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article Eighth shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eighth shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     In addition, Article VI of the Company's Bylaws further provides that the Company shall indemnify its officers, directors and employees to the fullest extent permitted by law.

     The Company has entered into indemnification agreements with each of its executive officers and directors.

     These limitations on liability would apply to violations of the federal securities laws. However, the registrant has been advised that in the opinion of the SEC, indemnification for liabilities under the Securities Act of 1933 is against public policy and therefore unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


          3.1            --   Amended and Restated Certificate of Incorporation as
                              amended. (Incorporated by reference to Exhibit 3.1 to the
                              Registration Statement on Form S-1 (File No. 333-38715) of
                              the Company)
          3.2            --   Bylaws, as amended. (Incorporated by reference to Exhibit
                              3.2 to the Annual Report on Form 10-K for the year ended
                              September 30, 1998 of the Company)
          4.1            --   Indenture, dated January 28, 1999, by and among Integrated
                              Electrical Services, Inc. and the subsidiaries named therein and State Street Bank and Trust Company covering up to
                              $150,000,000 9 3/8% Senior Subordinated Notes due 2009.
                              (Incorporated by reference to Exhibit 4.2 to Post-Effective
                              Amendment No. 3 to the Registration Statement on Form S-4
                              (File No. 333-50031) of the Company)
         *4.2            --   Exchange and Registration Rights Agreement dated January 28,
                              1999 by and among Integrated Electrical Services, Inc.,
                              Merrill Lynch & Co. and Donaldson, Lufkin & Jenrette
                              Securities Corporation
          4.3            --   Form of Integrated Electrical Services, Inc. 9 3/8% Senior
                              Subordinated Note due 2009 (Included in Exhibit A to Exhibit
                              4.1)
         *5.1            --   Opinion of Andrews & Kurth L.L.P.
         10.1            --   Form of Employment Agreement (Incorporated by reference to
                              Exhibit 10.1 to the Registration Statement on Form S-1 (File
                              No. 333-38715) of the Company)
         10.2            --   Form of Officer and Director Indemnification Agreement.
                              (Incorporated by reference to Exhibit 10.2 to the
                              Registration Statement on Form S-1 (File No. 333-38715) of
                              the Company)

             10.3            --         Integrated Electrical Services, Inc. 1997 Stock Plan. (Incorporated by reference to
                                        Exhibit 10.3 to the Registration Statement on Form S-1 (File No. 333-38715) of the
                                        Company)
             10.4            --         Integrated Electrical Services, Inc. 1997 Directors Stock Plan. (Incorporated by
                                        reference to Exhibit 10.4 to the Registration Statement on Form S-1 (File No.
                                        333-38715) of the Company)
             10.5            --         Credit Agreement dated July 30, 1998, among the Company, the Financial Institutions named therein and NationsBank of Texas, N.A., including Guaranty, Pledge Agreement,
                                        Security Agreement, form of promissory note, and form of swing line note. (Incorporated by reference to Exhibit 10.5 to Post-Effective Amendment No. 1 to the Registration
                                        Statement on Form S-1 (File No. 333-50031) of the Company)
             10.6            --         Amendment No. 1 dated September 30, 1998, to the Credit Agreement dated July 30, 1998, among the Company, the Financial Institutions named therein and NationsBank of Texas,
                                        N.A. (Incorporated by reference to Exhibit 10.6 to the Company's Annual Report on Form
                                        10-K/A for the year ended September 30, 1998)
             10.7            --         Amendment No. 2 dated January 18, 1999, to the Credit Agreement dated July 30, 1998, among the Company, the Financial Institutions named therein and NationsBank of Texas,
                                        N.A. (Incorporated by reference to Exhibit 10.7 to Post-Effective Amendment No. 2 to
                                        the Registration Statement on Form S-1 (Reg. No. 333-50031) of the Company)
             10.8            --         Form of Lock-up Agreement entered into by the Company and the stockholders set forth on
                                        Schedule A thereto. (Incorporated by reference to 10.6 to the Registration Statement on
                                        Form S-1 (File No. 333-38715) of the Company)
            *12              --         Ratio of Earnings to Fixed Charges
            +23.1            --         Consent of Andrews & Kurth L.L.P. (Included in Exhibit 5.1)
            +23.2            --         Consent of Arthur Andersen, LLP
            +23.3            --         Consent of Hertzbach & Company, P.A.
            +23.4            --         Consent of KPMG Peat Marwick LLP
            +23.5            --         Consent of Peck & Kopacek, P.C.
            +23.6            --         Consent of Arthur Andersen, LLP
            +23.7            --         Consent of Arthur Andersen, LLP
            +23.8            --         Consent of Brockman, Armour & Co. LLC
            +23.9            --         Consent of S.J. Gallina & Co., LLP
            +23.10           --         Consent of Larson, Allan, Weishair & Co., LLP
            +23.11           --         Consent of S.J. Gallina & Co., LLP
            *25.1            --         Statement of Eligibility of State Street Bank and Trust Company, Trustee on Form T-1
            *99.1            --         Form of Letter of Transmittal
            *99.2            --         Form of Notice of Guaranteed Delivery
            *99.3            --         Form of Letter to Clients
            *99.4            --         Form of Letter to Nominees
            *99.5            --         Form of Instruction to Registered Holder from Beneficial Owner


---------------

+ Filed herewith


* Previously filed

ITEM 22. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;


             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;



             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and



             (iv) To supply all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.



          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class main or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of May, 1999.


                                        INTEGRATED ELECTRICAL SERVICES, INC.

                                        By:                   *
                                           -------------------------------------
                                                        Jim P. Wise
                                                         President
                                                and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 7, 1999.



                      SIGNATURE                                            TITLE
                      ---------                                            -----

                          *                            President and Chief Executive Officer and
-----------------------------------------------------    Director (Principal Executive Officer)
                     Jim P. Wise

                          *                            Director
-----------------------------------------------------
                  Donald Paul Hodel

                          *                            Senior Vice President and Chief Operating
-----------------------------------------------------    Officer -- Commercial and Industrial and
                   Jerry M. Mills                        Director

                          *                            Senior Vice President and Chief Operating
-----------------------------------------------------    Officer -- Residential and Director
                   Ben L. Mueller

                          *                            Director
-----------------------------------------------------
                    Richard Muth

                          *                            Vice Chairman of the Board of Directors
-----------------------------------------------------
                     Jon Pollock

                          *                            Director
-----------------------------------------------------
                  Alan R. Sielbeck

                          *                            Chairman of the Board of Directors
-----------------------------------------------------
                   C. Byron Snyder

                          *                            Director
-----------------------------------------------------
                   Robert Stalvey

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                          *                            Director
-----------------------------------------------------
                  Richard L. Tucker

                          *                            Director
-----------------------------------------------------
                      Bob Weik

               /s/ STANLEY H. FLORANCE                 Senior Vice President and Chief Financial
-----------------------------------------------------    Officer (Principal Financial Officer)
                 Stanley H. Florance

                          *                            Vice President and Chief Accounting Officer
-----------------------------------------------------    (Principal Accounting Officer)
                   J. Paul Withrow



*By:     /s/ JOHN F. WOMBWELL


     -------------------------------

            John F. Wombwell


     Pursuant to a power-of-attorney
                  filed


     with the Registration Statement
                   on


         Form S-4 (333-75139) on


             March 26, 1999.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrants set forth below have duly caused this amendment to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of May, 1999.


                                            EACH OF THE GUARANTORS
                                            NAMED ON SCHEDULE A-1
                                            HERETO (the "Guarantors")

                                            By:                 *
                                              ----------------------------------
                                                         Jim P. Wise
                                              Chief Executive Officer of each of
                                                         the Guarantors


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 7, 1999.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                          *                            Chief Executive Officer and Chief Financial
-----------------------------------------------------    Officer of each of the Guarantors (Principal
                     Jim P. Wise                         Executive and Financial Officer)

                          *                            Chief Accounting Officer of each of the
-----------------------------------------------------    Guarantors (Principal Accounting Officer)
                   J. Paul Withrow

                /s/ JOHN F. WOMBWELL                   Director of each of the Guarantors
-----------------------------------------------------
                  John F. Wombwell


*By:     /s/ JOHN F. WOMBWELL


     -------------------------------

            John F. Wombwell


     Pursuant to a power-of-attorney
                  filed


     with the Registration Statement
                   on


         Form S-4 (333-75139) on


             March 26, 1999.

                                  SCHEDULE
A-1
Ace Electric, Inc.
Aladdin-Ward Electric & Air, Inc.
Amber Electric, Inc.
ARC Electric, Incorporated
Bachofner Electric, Inc.
Brink Electric Construction Co.
BW/BEC, Inc.
BW/CEC, Inc.
BW Consolidated, Inc.
Charles P. Bagby Co., Inc.
Commercial Electrical Contractors,
Inc.
Cypress Electrical Contractors, Inc.
Daniel Electrical of Treasure Coast,
Inc.
Daniel Electrical Contractors, Inc.
Davis Electrical Constructors, Inc.
East Coast Electric Co.
Electro-Tech, Inc.
Florida Industrial Electric, Inc.
General Partner, Inc.
Goss Electric Company, Inc.
H. R. Allen, Inc.
Hatfield Electric, Inc.
Holland Electrical Systems, Inc.
Houston-Stafford Electric, Inc.
Howard Brothers Electric Co., Inc.
Integrated Communication Services,
Inc.
Integrated Electrical Finance, Inc.
J.W. Gray Electric Co., Inc.
Kayton Electric, Inc.
Key Electrical Supply, Inc.
Mark Henderson, Incorporated
Menninga Electric, Inc.
Mid-States Electric Company, Inc.
Mills Electrical Contractors, Inc.
Muth Electric, Inc.
Paulin Electric Company, Inc.
PCX Corporation
Pollock Electric, Inc.
Primo Electric Company
Raines Electric Co., Inc.
Reynolds Electric Corp.
RKT Electric, Inc.
Rockwell Electric, Inc.
Rodgers Electric Company, Inc.
Spectrol, Inc.
Spoor Electric, Inc.
Summit Electric of Texas,
Incorporated
T&H Electrical Corporation
Thomas Popp & Company
Thurman & O'Connell Corporation
Wright Electrical Contracting, Inc.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrants set forth below have duly caused this amendment to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of May, 1999.


                                            EACH OF THE GUARANTORS
                                            NAMED ON SCHEDULE A-2
                                            HERETO (the "Guarantors")

                                            By:                 *
                                              ----------------------------------
                                                      Adrianne M. Horne
                                                   President of each of the
                                                           Guarantors


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 7, 1999.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

*                                                      President, Secretary, Treasurer and Manager of
-----------------------------------------------------    each of the Guarantors (Principal Executive,
Adrianne M. Horne                                        Financial and Accounting Officer)


*By:     /s/ JOHN F. WOMBWELL


     -------------------------------

            John F. Wombwell


     Pursuant to a power-of-attorney
                  filed


     with the Registration Statement
                   on


         Form S-4 (333-75139) on


             March 26, 1999.

                                                                    SCHEDULE A-2

BW/BEC, L.L.C.
BW/CEC, L.L.C.
Houston-Stafford Holdings LLC
ICS Holdings LLC
IES Contractors Holdings LLC
IES Holdings LLC
J.W. Gray Holdings LLC
Mills Electrical Holdings LLC
Raines Holdings LLC

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrants set forth below have duly caused this amendment to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of May, 1999.


                                            EACH OF THE GUARANTORS
                                            NAMED ON SCHEDULE A-3
                                            HERETO (the "Guarantors")

                                            By:                 *
                                              ----------------------------------
                                                         Jim P. Wise
                                              Chief Executive Officer of each of
                                                         the Guarantors


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 7, 1999.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                          *                            Chief Executive Officer and Chief Financial
-----------------------------------------------------    Officer of each of the Guarantors (Principal
                     Jim P. Wise                         Executive and Financial Officer)

                          *                            Chief Accounting Officer of each of the
-----------------------------------------------------    Guarantors (Principal Accounting Officer)
                   J. Paul Withrow

                /s/ JOHN F. WOMBWELL                   Manager of each of the Guarantors
-----------------------------------------------------
                  John F. Wombwell


*By:     /s/ JOHN F. WOMBWELL


     -------------------------------

            John F. Wombwell


     Pursuant to a power-of-attorney
                  filed


     with the Registration Statement
                   on


         Form S-4 (333-75139) on


             March 26, 1999.

                                                                    SCHEDULE A-3

Houston-Stafford Management LLC
ICS Management LLC
IES Contractors Management LLC
J.W. Gray Management LLC
Mills Management LLC
Raines Management LLC

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of May, 1999.


                                            POLLOCK SUMMIT HOLDINGS INC.

                                            By:                 *
                                              ----------------------------------
                                                      Adrianne M. Horne
                                                          President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 7, 1999.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                          *                            President, Secretary, Treasurer and Director
-----------------------------------------------------    (Principal Executive, Financial and
                  Adrianne M. Horne                      Accounting Officer)


*By:     /s/ JOHN F. WOMBWELL


     -------------------------------

            John F. Wombwell


     Pursuant to a power-of-attorney
                  filed


     with the Registration Statement
                   on


         Form S-4 (333-75139) on


             March 26, 1999.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of May, 1999.


                                            BEXAR ELECTRIC COMPANY, LTD.
                                            By: BW/BEC, Inc., its general
                                            partner

                                            By:                 *
                                              ----------------------------------
                                                         Jim P. Wise
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 7, 1999.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                          *                            Chief Executive Officer and Chief Financial
-----------------------------------------------------    Officer (Principal Executive and Financial
                     Jim P. Wise                         Officer)

                          *                            Chief Accounting Officer (Principal Accounting
-----------------------------------------------------    Officer)
                   J. Paul Withrow

                /s/ JOHN F. WOMBWELL                   Director
-----------------------------------------------------
                  John F. Wombwell


*By:     /s/ JOHN F. WOMBWELL


     -------------------------------

            John F. Wombwell


     Pursuant to a power-of-attorney
                  filed


     with the Registration Statement
                   on


         Form S-4 (333-75139) on


             March 26, 1999.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of May, 1999.


                                            CALHOUN ELECTRIC COMPANY, LTD.
                                            By: BW/CEC, Inc., its general
                                            partner

                                            By:                 *
                                              ----------------------------------
                                                         Jim P. Wise
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 7, 1999.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                          *                            Chief Executive Officer and Chief Financial
-----------------------------------------------------    Officer (Principal Executive and Financial
                     Jim P. Wise                         Officer)

                          *                            Chief Accounting Officer (Principal Accounting
-----------------------------------------------------    Officer)
                   J. Paul Withrow

                /s/ JOHN F. WOMBWELL                   Director
-----------------------------------------------------
                  John F. Wombwell


*By:     /s/ JOHN F. WOMBWELL


     -------------------------------

            John F. Wombwell


     Pursuant to a power-of-attorney
                  filed


     with the Registration Statement
                   on


         Form S-4 (333-75139) on


             March 26, 1999.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of May, 1999.


                                            HAYMAKER ELECTRIC, LTD.
                                            By: General Partner, Inc., its
                                            general partner

                                            By:                 *
                                              ----------------------------------
                                                         Jim P. Wise
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 7, 1999.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                          *                            Chief Executive Officer and Chief Financial
-----------------------------------------------------    Officer (Principal Executive and Financial
                     Jim P. Wise                         Officer)

                          *                            Chief Accounting Officer (Principal Accounting
-----------------------------------------------------    Officer)
                   J. Paul Withrow

                /s/ JOHN F. WOMBWELL                   Director
-----------------------------------------------------
                  John F. Wombwell


*By:     /s/ JOHN F. WOMBWELL


     -------------------------------

            John F. Wombwell


     Pursuant to a power-of-attorney
                  filed


     with the Registration Statement
                   on


         Form S-4 (333-75139) on


             March 26, 1999.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of May, 1999.


                                            HOUSTON-STAFFORD ELECTRICAL
                                            CONTRACTORS LP
                                            By: Houston-Stafford Management LLC,
                                              its general partner

                                            By:                 *
                                              ----------------------------------
                                                         Jim P. Wise
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 7, 1999.


                      SIGNATURE                                              TITLE
                      ---------                                              -----

                          *                              Chief Executive Officer and Chief Financial
-----------------------------------------------------      Officer (Principal Executive and Financial
                     Jim P. Wise                           Officer)

                          *                              Chief Accounting Officer (Principal Accounting
-----------------------------------------------------      Officer)
                   J. Paul Withrow

                /s/ JOHN F. WOMBWELL                     Director
-----------------------------------------------------
                  John F. Wombwell


*By:     /s/ JOHN F. WOMBWELL


     -------------------------------

            John F. Wombwell


     Pursuant to a power-of-attorney
                  filed


     with the Registration Statement
                   on


         Form S-4 (333-75139) on


             March 26, 1999.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of May, 1999.


                                            ICS INTEGRATED COMMUNICATION
                                            SERVICES LP
                                            By: ICS Management LLC, its general
                                            partner

                                            By:                 *
                                              ----------------------------------
                                                         Jim P. Wise
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 7, 1999.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                          *                            Chief Executive Officer and Chief Financial
-----------------------------------------------------    Officer (Principal Executive and Financial
                     Jim P. Wise                         Officer)

                          *                            Chief Accounting Officer (Principal Accounting
-----------------------------------------------------    Officer)
                   J. Paul Withrow

                /s/ JOHN F. WOMBWELL                   Manager
-----------------------------------------------------
                  John F. Wombwell


*By:     /s/ JOHN F. WOMBWELL


     -------------------------------

            John F. Wombwell


     Pursuant to a power-of-attorney
                  filed


     with the Registration Statement
                   on


         Form S-4 (333-75139) on


             March 26, 1999.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of May, 1999.


                                            IES CONTRACTORS LP
                                            By: IES Contractors Management LLC,
                                            its
                                              general partner

                                            By:                 *
                                              ----------------------------------
                                                         Jim P. Wise
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 7, 1999.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                          *                            Chief Executive Officer and Chief Financial
-----------------------------------------------------    Officer (Principal Executive and Financial
                     Jim P. Wise                         Officer)

                          *                            Chief Accounting Officer (Principal Accounting
-----------------------------------------------------    Officer)
                   J. Paul Withrow

                /s/ JOHN F. WOMBWELL                   Manager
-----------------------------------------------------
                  John F. Wombwell


*By:     /s/ JOHN F. WOMBWELL


     -------------------------------

            John F. Wombwell


     Pursuant to a power-of-attorney
                  filed


     with the Registration Statement
                   on


         Form S-4 (333-75139) on


             March 26, 1999.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of May, 1999.


                                            IES MANAGEMENT LP
                                            By: Integrated Electrical Finance,
                                            Inc., its
                                              general partner

                                            By:                 *
                                              ----------------------------------
                                                         Jim P. Wise
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 7, 1999.


                      SIGNATURE                                             TITLE
                      ---------                                             -----

                          *                              Chief Executive Officer and Chief Financial
-----------------------------------------------------      Officer (Principal Executive and Financial
                     Jim P. Wise                           Officer)

                          *                              Chief Accounting Officer (Principal
-----------------------------------------------------      Accounting Officer)
                   J. Paul Withrow

                /s/ JOHN F. WOMBWELL                     Director
-----------------------------------------------------
                  John F. Wombwell


*By:     /s/ JOHN F. WOMBWELL


     -------------------------------

            John F. Wombwell


     Pursuant to a power-of-attorney
                  filed


     with the Registration Statement
                   on


         Form S-4 (333-75139) on


             March 26, 1999.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of May, 1999.


                                          J.W. GRAY ELECTRICAL CONTRACTORS LP
                                          By: J. W. Gray Management LLC, its
                                            general partner

                                          By:                  *

                                            ------------------------------------
                                                        Jim P. Wise
                                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 7, 1999.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                          *                            Chief Executive Officer and Chief Financial
-----------------------------------------------------    Officer (Principal Executive and Financial
                     Jim P. Wise                         Officer)

                          *                            Chief Accounting Officer (Principal Accounting
-----------------------------------------------------    Officer)
                   J. Paul Withrow

                /s/ JOHN F. WOMBWELL                   Manager
-----------------------------------------------------
                  John F. Wombwell


*By:     /s/ JOHN F. WOMBWELL


     -------------------------------

            John F. Wombwell


     Pursuant to a power-of-attorney
                  filed


     with the Registration Statement
                   on


         Form S-4 (333-75139) on


             March 26, 1999.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of May, 1999.


                                            MILLS ELECTRIC LP
                                            By: Mills Management LLC, its
                                            general partner

                                            By:                 *
                                              ----------------------------------
                                                         Jim P. Wise
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 7, 1999.


SIGNATURE                                                                  TITLE
---------                                                                  -----

                          *                            Chief Executive Officer and Chief Financial
-----------------------------------------------------    Officer (Principal Executive and Financial
                     Jim P. Wise                         Officer)

                          *                            Chief Accounting Officer (Principal Accounting
-----------------------------------------------------    Officer)
                   J. Paul Withrow

                /s/ JOHN F. WOMBWELL                   Manager
-----------------------------------------------------
                  John F. Wombwell


*By:     /s/ JOHN F. WOMBWELL


     -------------------------------

            John F. Wombwell


     Pursuant to a power-of-attorney
                  filed


     with the Registration Statement
                   on


         Form S-4 (333-75139) on


             March 26, 1999.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of May, 1999.


                                            POLLOCK SUMMIT ELECTRIC LP
                                            By: Pollock Electric Inc., its
                                            general partner

                                            By:                 *
                                              ----------------------------------
                                                         Jim P. Wise
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 7, 1999.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                          *                            Chief Executive Officer and Chief Financial
-----------------------------------------------------    Officer (Principal Executive and Financial
                     Jim P. Wise                         Officer)

                          *                            Chief Accounting Officer (Principal Accounting
-----------------------------------------------------    Officer)
                   J. Paul Withrow

                /s/ JOHN F. WOMBWELL                   Director
-----------------------------------------------------
                  John F. Wombwell


*By:     /s/ JOHN F. WOMBWELL


     -------------------------------

            John F. Wombwell


     Pursuant to a power-of-attorney
                  filed


     with the Registration Statement
                   on


         Form S-4 (333-75139) on


             March 26, 1999.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of May, 1999.


                                            RAINES ELECTRIC LP
                                            By: Raines Management LLC, its
                                            general partner

                                            By:                 *
                                              ----------------------------------
                                                         Jim P. Wise
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 7, 1999.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                          *                            Chief Executive Officer and Chief Financial
-----------------------------------------------------    Officer (Principal Executive and Financial
                     Jim P. Wise                         Officer)

                          *                            Chief Accounting Officer (Principal Accounting
-----------------------------------------------------    Officer)
                   J. Paul Withrow

                /s/ JOHN F. WOMBWELL                   Manager
-----------------------------------------------------
                  John F. Wombwell


*By:     /s/ JOHN F. WOMBWELL


     -------------------------------

            John F. Wombwell


     Pursuant to a power-of-attorney
                  filed


     with the Registration Statement
                   on


         Form S-4 (333-75139) on


             March 26, 1999.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrants set forth below have duly caused this amendment to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of May, 1999.



                                            EACH OF THE GUARANTORS


                                            NAMED ON SCHEDULE A-4


                                            HERETO (the "Guarantors")



                                            By:       /s/ JIM P. WISE

                                              ----------------------------------

                                                         Jim P. Wise


                                              Chief Executive Officer of each of
                                                         the Guarantors



                               POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Integrated Electrical Services, Inc., hereby constitutes and appoints John F. Wombwell and Jim P. Wise (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 7, 1999.



                      SIGNATURE                                            TITLE
                      ---------                                            -----

                   /s/ JIM P. WISE                     Chief Executive Officer of each of the
-----------------------------------------------------    Guarantors
                     Jim P. Wise                         (Principal Executive Officer)

               /s/ STANLEY H. FLORANCE                 Chief Financial Officer of each of the
-----------------------------------------------------    Guarantors
                 Stanley H. Florance                     (Principal Financial Officer)

                 /s/ J. PAUL WITHROW                   Chief Accounting Officer of each of the
-----------------------------------------------------    Guarantors
                   J. Paul Withrow                       (Principal Accounting Officer)

                /s/ JOHN F. WOMBWELL                   Director of each of the Guarantors
-----------------------------------------------------
                  John F. Wombwell

                                  SCHEDULE A-4



Canova Electrical Contracting, Inc.


Carroll Systems, Inc.


Intelligent Building Solutions, Inc.


Linemen, Inc.


Putzel Electrical Contractors, Inc.


Tech Datacom Systems, Inc.


Tech Electric Co., Inc.


Teknon Acquisition Corporation


Tesla Power (Nevada), Inc.


Tesla Power GP, Inc.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrants set forth below have duly caused this amendment to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of May, 1999.



                                            EACH OF THE GUARANTORS NAMED ON
                                            SCHEDULE A-5 HERETO (the
                                            "Guarantors")



                                            By:    /s/ ADRIANNE M. HORNE

                                              ----------------------------------

                                                      Adrianne M. Horne


                                            President of each of the Guarantors



                               POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Integrated Electrical Services, Inc., hereby constitutes and appoints John F. Wombwell and Jim P. Wise (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 7, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

                /s/ ADRIANNE M. HORNE                       President, Secretary, Treasurer and Manager
-----------------------------------------------------         of each of the Guarantors (Principal
                  Adrianne M. Horne                           Executive, Financial and Accounting
                                                              Officer)

                                  SCHEDULE A-5



Carroll Holdings LLC


Teknon Holdings LLC

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrants set forth below have duly caused this amendment to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of May, 1999.



                                            EACH OF THE GUARANTORS NAMED ON


                                            SCHEDULE A-6 HERETO (the
                                            "Guarantors")



                                            By:       /s/ JIM P. WISE



                                              ----------------------------------
                                                         Jim P. Wise
                                              Chief Executive Officer of each of
                                                         the Guarantors



                               POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Integrated Electrical Services, Inc., hereby constitutes and appoints John F. Wombwell and Jim P. Wise (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 7, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

                   /s/ JIM P. WISE                          Chief Executive Officer of each of the
-----------------------------------------------------         Guarantors (Principal Executive)
                     Jim P. Wise

               /s/ STANLEY H. FLORANCE                      Chief Financial Officer of each of the
-----------------------------------------------------         Guarantors (Principal Financial Officer)
                 Stanley H. Florance

                 /s/ J. PAUL WITHROW                        Chief Accounting Officer of each of the
-----------------------------------------------------         Guarantors (Principal Accounting Officer)
                   J. Paul Withrow

                /s/ JOHN F. WOMBWELL                        Manager of each of the Guarantors
-----------------------------------------------------
                  John F. Wombwell

                                  SCHEDULE A-6



Carroll Management LLC


Teknon Management LLC

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of May, 1999.



                                            CARROLL ACQUISITION LP


                                            By: Carroll Management LLC, its
                                            general partner



                                            By:      /s/ JIM P. WISE

                                             -----------------------------------

                                                         Jim P. Wise


                                                   Chief Executive Officer



                               POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Integrated Electrical Services, Inc., hereby constitutes and appoints John F. Wombwell and Jim P. Wise (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 7, 1999.



                                                                   TITLE
                                                                   -----
              /s/ JIM P. WISE                   Chief Executive Officer and Chief Financial
--------------------------------------------      Officer (Principal Executive and Financial
                Jim P. Wise                       Officer)

            /s/ J. PAUL WITHROW                 Chief Accounting Officer (Principal
--------------------------------------------      Accounting Officer)
              J. Paul Withrow

            /s/ JOHN F. WOMBWELL                Director
--------------------------------------------
              John F. Wombwell

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of May, 1999.



                                            TEKNON OF TEXAS LP


                                            By: Teknon Management LLC, its
                                            general partner



                                            By:       /s/ JIM P. WISE

                                              ----------------------------------

                                                         Jim P. Wise


                                                   Chief Executive Officer



                               POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Integrated Electrical Services, Inc., hereby constitutes and appoints John F. Wombwell and Jim P. Wise (with full power to each of them to act alone) this true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 7, 1999.



                      SIGNATURE                                             TITLE
                      ---------                                             -----

                   /s/ JIM P. WISE                       Chief Executive Officer and Chief Financial
-----------------------------------------------------      Officer (Principal Executive and Financial
                     Jim P. Wise                           Officer)

                 /s/ J. PAUL WITHROW                     Chief Accounting Officer (Principal
-----------------------------------------------------      Accounting Officer)
                   J. Paul Withrow

                /s/ JOHN F. WOMBWELL                     Director
-----------------------------------------------------
                  John F. Wombwell

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of May, 1999.



                                            TESLA POWER AND AUTOMATION, LP


                                            By: Tesla Power GP, Inc., its
                                            general partner



                                            By:       /s/ JIM P. WISE

                                              ----------------------------------

                                                         Jim P. Wise


                                                   Chief Executive Officer



                               POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Integrated Electrical Services, Inc., hereby constitutes and appoints John F. Wombwell and Jim P. Wise (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 7, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

                   /s/ JIM P. WISE                        Chief Executive Officer and Chief Financial
-----------------------------------------------------       Officer (Principal Executive and
                     Jim P. Wise                            Financial Officer)

                 /s/ J. PAUL WITHROW                      Chief Accounting Officer (Principal
-----------------------------------------------------       Accounting Officer)
                   J. Paul Withrow

                /s/ JOHN F. WOMBWELL                      Director
-----------------------------------------------------
                  John F. Wombwell

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant set forth below has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of May, 1999.



                                            TESLA POWER PROPERTIES, LP


                                            By: Tesla Power GP, Inc., its
                                            general partner



                                            By:       /s/ JIM P. WISE

                                              ----------------------------------

                                                         Jim P. Wise


                                                   Chief Executive Officer



                               POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Integrated Electrical Services, Inc., hereby constitutes and appoints John F. Wombwell and Jim P. Wise (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 7, 1999.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

                   /s/ JIM P. WISE                        Chief Executive Officer and Chief Financial
-----------------------------------------------------       Officer (Principal Executive and
                     Jim P. Wise                            Financial Officer)

                 /s/ J. PAUL WITHROW                      Chief Accounting Officer (Principal
-----------------------------------------------------       Accounting Officer)
                   J. Paul Withrow

                /s/ JOHN F. WOMBWELL                      Director
-----------------------------------------------------
                  John F. Wombwell

                                 EXHIBIT INDEX


        EXHIBIT
          NO.                                         DESCRIPTION
        -------                                       -----------
          3.1            --   Amended and Restated Certificate of Incorporation as
                              amended. (Incorporated by reference to Exhibit 3.1 to the
                              Registration Statement on Form S-1 (File No. 333-38715) of
                              the Company)
          3.2            --   Bylaws, as amended. (Incorporated by reference to Exhibit
                              3.2 to the Annual Report on Form 10-K for the year ended
                              September 30, 1998 of the Company)
          4.1            --   Indenture, dated January 28, 1999, by and among Integrated
                              Electrical Services, Inc. and the subsidiaries named therein and State Street Bank and Trust Company covering up to
                              $150,000,000 9 3/8% Senior Subordinated Notes due 2009.
                              (Incorporated by reference to Exhibit 4.2 to Post-Effective
                              Amendment No. 3 to the Registration Statement on Form S-4
                              (File No. 333-50031) of the Company)
         *4.2            --   Exchange and Registration Rights Agreement dated January 28,
                              1999 by and among Integrated Electrical Services, Inc.,
                              Merrill Lynch & Co. and Donaldson, Lufkin & Jenrette
                              Securities Corporation
          4.3            --   Form of Integrated Electrical Services, Inc. 9 3/8% Senior
                              Subordinated Note due 2009 (Included in Exhibit A to Exhibit
                              4.1)
         *5.1            --   Opinion of Andrews & Kurth L.L.P.
         10.1            --   Form of Employment Agreement (Incorporated by reference to
                              Exhibit 10.1 to the Registration Statement on Form S-1 (File
                              No. 333-38715) of the Company)
         10.2            --   Form of Officer and Director Indemnification Agreement.
                              (Incorporated by reference to Exhibit 10.2 to the
                              Registration Statement on Form S-1 (File No. 333-38715) of
                              the Company)
         10.3            --   Integrated Electrical Services, Inc. 1997 Stock Plan.
                              (Incorporated by reference to Exhibit 10.3 to the
                              Registration Statement on Form S-1 (File No. 333-38715) of
                              the Company)
         10.4            --   Integrated Electrical Services, Inc. 1997 Directors Stock
                              Plan. (Incorporated by reference to Exhibit 10.4 to the
                              Registration Statement on Form S-1 (File No. 333-38715) of
                              the Company)
         10.5            --   Credit Agreement dated July 30, 1998, among the Company, the
                              Financial Institutions named therein and NationsBank of
                              Texas, N.A., including Guaranty, Pledge Agreement, Security
                              Agreement, form of promissory note, and form of swing line note. (Incorporated by reference to Exhibit 10.5 to
                              Post-Effective Amendment No. 1 to the Registration Statement
                              on Form S-1 (File No. 333-50031) of the Company)
         10.6            --   Amendment No. 1 dated September 30, 1998, to the Credit
                              Agreement dated July 30, 1998, among the Company, the
                              Financial Institutions named therein and NationsBank of
                              Texas, N.A. (Incorporated by reference to Exhibit 10.6 to
                              the Company's Annual Report on Form 10-K/A for the year
                              ended September 30, 1998)
         10.7            --   Amendment No. 2 dated January 18, 1999, to the Credit
                              Agreement dated July 30, 1998, among the Company, the
                              Financial Institutions named therein and NationsBank of
                              Texas, N.A. (Incorporated by reference to Exhibit 10.7 to
                              Post-Effective Amendment No. 2 to the Registration Statement
                              on Form S-1 (Reg. No. 333-50031) of the Company)

        EXHIBIT
          NO.                                         DESCRIPTION
        -------                                       -----------
         10.8            --   Form of Lock-up Agreement entered into by the Company and
                              the stockholders set forth on Schedule A thereto.
                              (Incorporated by reference to 10.6 to the Registration
                              Statement on Form S-1 (File No. 333-38715) of the Company)
        *12              --   Ratio of Earnings to Fixed Charges
        +23.1            --   Consent of Andrews & Kurth L.L.P. (Included in Exhibit 5.1)
        +23.2            --   Consent of Arthur Andersen, LLP
        +23.3            --   Consent of Hertzbach & Company, P.A.
        +23.4            --   Consent of KPMG Peat Marwick LLP
        +23.5            --   Consent of Peck & Kopacek, P.C.
        +23.6            --   Consent of Arthur Andersen, LLP
        +23.7            --   Consent of Arthur Andersen, LLP
        +23.8            --   Consent of Brockman, Armour & Co., LLP
        +23.9            --   Consent of S. J. Gallina & Co., LLP
        +23.10           --   Consent of Larson, Allen, Weishair & Co., LLP
        +23.11           --   Consent of S. J. Gallina & Co., LLP
        *25.1            --   Statement of Eligibility of State Street Bank and Trust
                              Company, Trustee on Form T-1
        *99.1            --   Form of Letter of Transmittal
        *99.2            --   Form of Notice of Guaranteed Delivery
        *99.3            --   Form of Letter to Clients
        *99.4            --   Form of Letter to Nominees
        *99.5            --   Form of Instruction to Registered Holder from Beneficial
                              Owner


---------------

 + Filed herewith


 * Previously filed